UNITED STATES
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WASHINGTON, D.C. 20549
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2022 Notice of Annual Meeting of Shareholders and Proxy Statement

May 18, 2022
8:30 a.m. Eastern Time

About Anthem, Inc.
Anthem is a leading health company dedicated to improving lives and communities, and making healthcare simpler. Through its affiliated companies, Anthem serves more than 118 million people, including more than 45 million within its family of health plans. Delivering health beyond healthcare, Anthem is expanding from being a partner in health benefits to a lifetime, trusted health partner. For more information, please visit www.antheminc.com or follow @AnthemInc on Twitter.

More than 45 million total medical members in affiliated health plans*

More than 118 million total lives served*
*Q4 2021 data

BC or BCBS licensed plans (3)	14 states BC or BCBS plan (total) 25 states + Puerto Rico Medicaid presence (total) 26 states + Puerto Rico Medicare presence	Service area provided as of March 1, 2022

BC or BCBS licensed plans + Medicaid presence (11)

Medicaid presence (15)

Medicare presence (27)

Our Subsidiaries Include:

Letter from Our President
and Chief Executive Officer

April 1, 2022
Dear Fellow Shareholders,
We look forward to welcoming you to Anthem’s virtual 2022 Annual Meeting on May 18, 2022, at 8:30 a.m. Eastern Time to review our 2021 performance and learn more about our growth plans for 2022. We value your voice and encourage you to submit your vote early to ensure your shares are represented.
I am pleased to share Anthem delivered solid financial performance in 2021, accelerated growth across all businesses and made considerable progress toward our strategy to become a lifetime, trusted health partner.
Anthem’s purpose to improve the health of humanity is rooted in our fundamental belief that people are only as healthy as the communities they live in, and we recognize our important role in ensuring everyone has the opportunity to be and stay healthy. Each day, we make a meaningful impact on millions of people by connecting them to the care, support, and resources they need to lead healthy lives. We have also made progress towards being more sustainable, recently meeting our goal to power operations with 100% renewable electricity four years ahead of schedule.
Last year’s targeted investments served to enhance the customer experience, deliver innovative, customized whole health solutions and deepen digital engagement while rapidly scaling our diversified health services. Our 2021 performance demonstrates this clear focus, and our consistent strategy is helping unlock Anthem's full potential. Year-over-year ("YOY") operating revenue increased by 13% to $136.9 billion, income before income tax expense increased by 27% to $7.9 billion and operating gain increased by 18% to $7.5 billion. We ended the year with 45 million members, up 6% YOY with approximately three-quarters of those gains coming from organic growth.
As demonstrated by steps we have taken to achieve our strategy, make whole health a reality for our consumers and communities, and deliver growth for our shareholders, we are transforming as an organization. To reflect our business and the company we are today and will be tomorrow, we are proposing, and ask you to vote in favor of, changing our name to Elevance Health, Inc. This new name brings together the concepts of elevate and advance and represents our work to elevate the importance of whole health and advance health beyond healthcare.

“Anthem’s purpose to improve the health of humanity is rooted in our fundamental belief that people are only as healthy as the communities they live in, and we recognize our important role in ensuring everyone has the opportunity to be and stay healthy.”

While we are proposing a new name, our focus and commitment are unwavering. Our work is a privilege and responsibility, inspiring every one of our nearly 100,000 associates to transform our company with speed and agility and responsibly grow our business as we improve the health of humanity.
Thank you for your continued confidence and trust in Anthem.
Sincerely,
Gail K. Boudreaux
President and Chief Executive Officer

Anthem, Inc.          1

Letter from Independent
Chair of the Board

April 1, 2022
Dear Fellow Shareholders,
As your Board of Directors, we take our responsibilities very seriously and are committed to representing your interests in the long-term. We believe our shareholders are best served when the Company achieves sustainable results in a responsible manner. We are pleased to share specific actions that the Board has taken in the past year.
Purpose & Culture. As part of our strategic oversight, we ensure that the Company’s purpose of Improving the Health of Humanity, as well as its mission and values, are embedded in the Company’s strategy and business plans. Against the backdrop of the continuing COVID-19 pandemic, we oversaw the Company’s focus on whole person care and community health, as well as actions to support our associates.
The Board recognizes the importance of culture, including “tone at the top”, in achieving long-term success. We are updated regularly on initiatives in this area. We are pleased that the Company’s 2021 Associate Satisfaction Index increased by 7% over the last survey in 2019. In addition, we are proud that the Company was included in the JUST 100 for a third consecutive year and ranked first in the health care providers category.
Board Skills, Diversity & Refreshment. Board succession planning is also essential to the Company’s success. As Chair, I have the privilege to work with a highly qualified and diverse group of board colleagues who bring thought leadership, perspective and accountability to their roles in overseeing the talented executive team at Anthem. Your Board is highly diverse in terms of background, expertise, race/ethnicity, age and gender, with 70% of the directors being diverse based on gender, race and/or ethnicity. In addition, several key Board leadership positions are held by diverse directors. We believe that having leaders and decision makers who represent the breadth of our communities is important for the Company’s success.

“Against the backdrop of the continuing COVID-19 pandemic, we oversaw the Company’s focus on whole person care and community health, as well as actions to support our associates.”

Refreshing your Board with new perspectives and ideas is critical to ensuring that it remains strategic, inclusive and forward-looking. Each year, we conduct a rigorous evaluation process, including Board and individual director evaluations facilitated by an external party. Over the past three years, two new directors have joined the Board and two directors have retired. We welcomed Susan DeVore to the Board last year. Susan has extensive executive, healthcare, financial and insurance experience, including recent leadership in the healthcare industry driving innovation through collaborations with healthcare providers.
Environmental, Social & Governance ("ESG"). We believe our ESG practices promote the long-term interests of our shareholders and strengthen Board and management accountability. As overseers of risk and stewards of long-term enterprise value, we play a vital role in overseeing the ESG impacts and related risks on the Company’s operating model, long-term performance and stakeholders. The Board’s Governance Committee is responsible for establishing the Company’s corporate governance practices, as well as monitoring the Company’s social responsibility and environmental sustainability initiatives, including climate-related matters. We are proud that the Company was named to the 2021 Dow Jones Sustainability North America and World Indices for a fourth consecutive year in recognition of our ESG practices.
On behalf of the Board, thank you for investing in Anthem.
Elizabeth E. Tallett
Independent Chair of the Board

2          2022 Proxy Statement

Anthem, Inc.
Notice of Annual Meeting of Shareholders

DATE AND TIME Wednesday, May 18, 2022 8:30 a.m. Eastern Time	VIRTUAL MEETING SITE Virtual-only meeting at: https://meetnow.global/MN46ALF	RECORD DATE Shareholders of record on March 17, 2022 are entitled to vote.

Voting Items

Proposals		Board Vote Recommendation	For Further Details
1.	Election of Four Directors	“FOR” each director nominee	ä Page 13
2.	Advisory Vote to Approve the Compensation of our Named Executive Officers	“FOR”	ä Page 39
3.	Ratification of Ernst & Young LLP as Auditors for 2022	“FOR”	ä Page 68
4.	Approval of an Amendment to our Articles of Incorporation to Change our Name to Elevance Health, Inc.	“FOR”	ä Page 71
5.	Shareholder Proposal to Prohibit Political Funding, if properly presented at the Annual Meeting	“AGAINST”	ä Page 72
6.	Shareholder Proposal Requesting a Racial Impact Audit and Report, if properly presented at the Annual Meeting	“AGAINST”	ä Page 74
Shareholders will also act on other business properly presented at the Annual Meeting.
Due to the ongoing public health impact of the COVID-19 pandemic, the Annual Meeting will be held in a virtual format only, via live audio webcast, to provide a safe experience for our shareholders, associates and the community. Shareholders who participate in the virtual Annual Meeting may vote, submit questions and view the list of our shareholders of record during the Annual Meeting. Please see additional information on the Annual Meeting beginning on page 79.
It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to participate in the Annual Meeting, we urge you to vote your shares as described below and in the accompanying materials.
By Order of the Board of Directors,
Kathleen S. Kiefer
Corporate Secretary

You can vote in any of the following ways:

SMARTPHONE Scan the QR code located on your proxy card, E-Proxy Notice or voting instruction form	ONLINE Visit the website listed on your proxy card, E-Proxy Notice or voting instruction form	TELEPHONE Call the telephone number on your proxy card or voting instruction form	MAIL Sign, date and return your proxy card or voting instruction form in the envelope provided	ONLINE DURING THE ANNUAL MEETING Log in to the live audio webcast with your control number

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 18, 2022. The Notice of Annual Meeting of Shareholders, Proxy Statement and 2021 Annual Report on Form 10-K are available at: www.envisionreports.com/antm.

Anthem, Inc.          3

4          2022 Proxy Statement

Proxy Summary
This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Annual Report on Form 10-K”) are being made available to shareholders on or about April 1, 2022. The following is a summary of certain key disclosures in this proxy statement. This is only a summary, and it may not contain all of the information that is important to you. For more complete information, please review the entire proxy statement as well as our 2021 Annual Report on Form 10-K.

PROPOSAL 1 Election of Directors		The Board recommends a vote FOR each director nominee. ä Page 13

Four directors have been nominated for election to hold office for a term to expire at the 2025 annual meeting:
•Susan D. DeVore •Bahija Jallal	•Ryan M. Schneider •Elizabeth E. Tallett

PROPOSAL 2 Advisory Vote to Approve the Compensation of Our Named Executive Officers		The Board recommends a vote FOR this proposal ä Page 39

Our executive compensation program (the “Total Rewards” program) is designed to attract, engage, motivate and retain a talented team of executive officers and to appropriately reward those executive officers for their contribution to our business, our consumers and our shareholders. This proposal gives our shareholders the opportunity to express their views on the compensation of our Named Executive Officers (“Say-on-Pay”).

PROPOSAL 3 Ratification of the Appointment of Independent Registered Public Accounting Firm		The Board recommends a vote FOR this proposal ä Page 68

The Audit Committee has selected Ernst & Young LLP to continue serving as our independent registered public accounting firm for the year ending December 31, 2022.

PROPOSAL 4 Approval of an Amendment to our Articles of Incorporation to Change our Name to Elevance Health, Inc.		The Board recommends a vote FOR this proposal ä Page 71

Our Board believes that it is in the best interests of the Company and our shareholders to change our name from Anthem, Inc. to Elevance Health, Inc. This new name reflects our journey from a health benefits organization to a lifetime, trusted health partner and positions us for future growth.

PROPOSAL 5 Shareholder Proposal to Prohibit Political Funding		The Board recommends a vote AGAINST this proposal ä Page 72

The Board does not believe that this proposal is in the best interests of the Company or our shareholders. We believe a policy barring the Company from contributing to political candidates would hinder our ability to advocate public policy solutions that best serve our consumers, stakeholders, associates and communities.

PROPOSAL 6 Shareholder Proposal Requesting a Racial Impact Audit and Report		The Board recommends a vote AGAINST this proposal ä Page 74

The Board does not believe that this proposal is in the best interests of the Company or our shareholders. We believe our actions and focus in making progress on the issue of racial equity, and reporting our progress regularly, render the requested audit unnecessary.

Anthem, Inc.          5

Proxy Summary
Our Purpose, Mission, Strategy and Values

Purpose	IMPROVING THE HEALTH OF HUMANITY

Mission	IMPROVING LIVES AND COMMUNITIES. SIMPLIFYING HEALTHCARE. EXPECTING MORE.

Strategy Framework	A LIFETIME, TRUSTED HEALTH PARTNER

MAXIMIZE THE POWER OF PARTNERSHIPS

	Exceptional Experiences We put the people we serve at the center of all that we do, to exceed expectations, optimize health outcomes and advance health equity for our consumers.	Aligned Organization We bring together the right resources and the right people, wherever we are, so that we anticipate and deliver with speed and accuracy.	Digital Platform for Health We connect with consumers, care providers, and the entire health ecosystem to reinvent care delivery, operations and interactions.	Whole Health We partner to address physical, behavioral, social, and pharmacy needs to improve health, affordability, quality and access for individuals and communities.

INNOVATION TO IMPROVE HEALTH AND FUEL GROWTH

HIGH-PERFORMANCE CULTURE

Values	LEADERSHIP Redefine what’s possible	COMMUNITY Committed, connected, invested	INTEGRITY Do the right thing, with a spirit of excellence	AGILITY Deliver today — transform tomorrow	DIVERSITY Open your hearts and minds

6          2022 Proxy Statement

Proxy Summary
2021 Performance Highlights

EARNINGS PER SHARE ("EPS")	TOTAL OPERATING REVENUE ($ in millions)	MEMBERSHIP (in millions)

GAAP EPS
Adjusted EPS(1)
GAAP EPS 3-Yr CAGR(2): 20.3%
Adjusted EPS 3-Yr CAGR: 17.8%
$18.47
$19.44
$17.98
$22.48
$24.73
$25.98
2019
2020
2021

3-Yr CAGR: 14.5%
$103,141
$120,808
$136,943
2019
2020
2021

Membership
Annual Growth
3-Yr CAGR: 4.3%
41.00
42.93
45.37
2.7%
4.7%
5.7%
2019
2020
2021

TOTAL SHAREHOLDER RETURN (Annual Growth Rate)

	1 Year	3 Years	5 Years
Anthem, Inc.	46.1%	22.3%	28.1%
Peers(3)	32.7%	17.2%	17.9%
S&P 500	28.7%	26.0%	18.2%
•Income before income tax expense increased by 27.0% to $7.9 billion for 2021, as compared to $6.2 billion in 2020, while operating gain increased by 17.8% to $7.5 billion for 2021, as compared to $6.4 billion for 2020. (1)
•We rank first among our peers(3) in 5-year total shareholder return and are above the peer group average in 1-year and 3-year total shareholder return.
•Our closing stock price increased by approximately 44.4% from $321.09 on December 31, 2020 to $463.54 on December 31, 2021. In addition, we paid cash dividends totaling $4.52 per share in 2021.
•We won the City of New York Group Retiree Solutions contract, which is one of the largest public procurements for Group Medicare Advantage in at least a decade.
•We delivered Medicaid growth with a 100% request for proposal win rate, including wins in Indiana, Minnesota, Nevada, Ohio and Tennessee.
•We acquired MMM Holdings, LLC, a Puerto Rico-based integrated healthcare organization and its Medicare Advantage plan, Medicaid plan and other affiliated companies, and myNEXUS, Inc., a comprehensive home-based nursing management company.
•Sydney Health, our digital engagement platform, had an 82% increase year-over-year in members using the platform.
•We were named to the 2021 Dow Jones Sustainability North America and World Indices for the fourth consecutive year and were included on the JUST 100 list for a third consecutive year, continuing to rank first in the health care providers category.
•We continued to support our communities through the COVID-19 pandemic, providing over $45 million in active Anthem Foundation grants and sponsorships, with a focus on Maternal-child Health, Food as Medicine and Substance Use Disorder, and over 90,000 volunteer hours by our associates and $7.4 million donated through Associate Engagement Programs.
•We met our 100% renewable energy target four years ahead of schedule, producing enough electricity via solar purchase agreements to power all of our offices, data centers and clinics.

(1)Please refer to the GAAP reconciliation table in Annex A for information on operating gain and adjusted earnings per share.
(2)Compound annual growth rate.
(3)Peer Group includes: Centene Corporation ("Centene"), Cigna Corporation ("Cigna"), CVS Health Corporation ("CVS"), Humana Inc. ("Humana") and UnitedHealth Group Incorporated ("United").
Anthem, Inc.          7

Proxy Summary
Board Commitment to Diversity
Diversity is a cornerstone value and priority for our Board.

GENDER DIVERSITY OF BOARD	RACIAL/ETHNIC DIVERSITY OF BOARD

TENURE DIVERSITY OF BOARD	AGE DIVERSITY OF BOARD

FEMALE LEADERSHIP IN KEY ROLES Independent Board Chair President and CEO Governance Committee Chair	RACIALLY/ETHNICALLY DIVERSE LEADERSHIP Compensation and Talent Committee Chair Governance Committee Chair

9 OF 10 INDEPENDENT DIRECTORS including 2 added in the past 3 years	7 of 10 Directors are DIVERSE BASED ON GENDER AND/OR RACE/ETHNICITY

8          2022 Proxy Statement

Proxy Summary
Director Skills, Experiences and Attributes
The following matrix provides summary information about our directors’ skills, experiences and attributes. More detailed information is provided under “Corporate Governance — The Board of Directors — Desired Skills, Experiences and Attributes” beginning on page 15 and in each director’s biography beginning on page 16.

Skills, Experiences and Attributes	Boudreaux	Clark	DeVore	Dixon	Hay	Jallal	Neri	Peru	Schneider	Tallett
CEO
COO / Executive Leadership
Insurance Industry
Finance / Capital Markets
Healthcare Industry
Marketing / Consumer Insights
Technology
Regulatory / Public Policy
ESG
Diversity

Diversity Information	Boudreaux	Clark	DeVore	Dixon	Hay	Jallal	Neri	Peru	Schneider	Tallett
Race/Ethnicity
African American
Hispanic / Latino
North African
White / Caucasian
Gender	F	M	F	M	M	F	M	M	M	F

Anthem, Inc.          9

Proxy Summary
Corporate Governance Highlights
Our corporate governance policies and practices reflect our commitment to effective corporate governance and high ethical standards:

BOARD / COMMITTEE INDEPENDENCE	BOARD PRACTICES	ACCOUNTABILITY
•Separate CEO and Independent Board Chair •Independent Board – 9 of 10 directors •Fully independent Audit, Compensation and Talent, Finance and Governance Committees
•Annual Board, committee and individual director performance evaluations facilitated by an external party
•Independent directors hold executive sessions
•Board oversees Enterprise Risk Management activities

•Majority voting for uncontested director elections
•Proxy access for shareholder-nominated director nominees
•Commitment to declassify the Board if the Blue Cross and Blue Shield Association requirement for a classified board is no longer applicable

STOCK OWNERSHIP / COMPENSATION

•Significant director and executive stock ownership requirements and holding restrictions
•Clawback policy for executive officers’ incentive compensation, including for reputational harm
•Policy against short sales, hedging and pledging stock for directors and all associates, including our executive officers
•Rigorous establishment and oversight of incentive measures, goals and pay / performance relationship
•Say-on-Pay advisory vote conducted annually
•Pre-established grant dates for equity awards to executive officers

•Limited executive perquisites
•Double-trigger change-in-control provisions
•No re-pricing of stock options or stock appreciation rights without shareholder approval
•No change-in-control excise tax gross-ups
•No guaranteed annual salary increases or bonuses
•No compensation plans which encourage excessive risk taking
•Independent compensation consultant

10          2022 Proxy Statement

Proxy Summary
Corporate Responsibility Highlights
We are committed to the health and well-being of the world around us and are proud of our many corporate responsibility initiatives and recognitions. Our Governance Committee monitors our corporate social responsibility and environmental sustainability initiatives and performance. Areas of focus include our consumers, our communities, our associates and our environment, as briefly described below.
More information about our sustainability practices is in our Corporate Responsibility Report and our upcoming Annual Impact Report, both of which are prepared in accordance with the Global Reporting Initiative (“GRI”) Core Reporting Guidelines and include Sustainability Accounting Standards Board (“SASB”) aspects. These reports are available at https://www.anthemcorporateresponsibility.com/gri-index and https://ir.antheminc.com/financial-information/annual-reports.

OUR CONSUMERS	OUR COMMUNITIES	OUR ASSOCIATES	OUR ENVIRONMENT

Improving quality of care: 60% of our healthcare spending in 2021 was in value-based care models
Focused on integrated, whole person multi-site care: in 2021 we acquired myNEXUS, a comprehensive home-based nursing management company
Improving access to care: 82% increase year-over-year in members using Sydney Health, our digital engagement platform

Over $45 million in active Anthem Foundation grants and sponsorships, with a focus on Maternal-child Health, Food as Medicine and Substance Use Disorder
Over 90,000 volunteer hours by our associates and $7.4 million donated through Associate Engagement Programs in 2021
Over $120 million committed to affordable housing projects in 2021 to improve housing security

Anthem's 2021 Associate Satisfaction Index increased by 7% over the last survey in 2019
Our managers are diverse, with 65% being women and 35% being racially or ethnically diverse in the U.S.
Our Business Resource Groups engage nearly 20% of our U.S. workforce

Meeting our 100% renewable energy target early, we produced enough electricity via solar purchase agreements to power all Anthem offices
We formally launched a campaign to engage with suppliers on setting their own science-based greenhouse gas reduction targets
Over 50% of our real estate is certified under third party sustainability programs

Corporate Responsibility Recognition
We are proud to have been recognized for our corporate responsibility efforts. We have included some examples below, and you can find additional information on the inside back cover of this proxy statement.

Anthem was named to the 2021 Dow Jones Sustainability North America and World Indices ("DJSI"). This marks the fourth consecutive year Anthem has been recognized by the DJSI for leadership in sustainability.

Anthem has been named a 2022 ESG Industry Top-Rated Company by Sustainalytics. In addition, Anthem is ranked first in the managed healthcare subindustry for lowest ESG risk and third out of over 600 global companies in the healthcare industry (as of February 2022).

Anthem has a perfect 1/1/1 QualityScore from Institutional Shareholder Services ("ISS"), ranking first in the managed healthcare sector (as of February 2022).	Anthem was included in the JUST 100 list for a third consecutive year, continuing to rank first in the health care providers category.
Anthem, Inc.          11

Proxy Summary
Compensation Highlights
Pay-for-performance - Our Total Rewards program emphasizes performance-based compensation in the form of our Annual Incentive Plan (“AIP”) and annual grants of long-term, equity-based incentives under the shareholder-approved 2017 Anthem Incentive Compensation Plan (the “Long-Term Incentive Plan” or “LTIP”). As such, our pay-for-performance philosophy seeks to align the interests and rewards of our named executive officers ("NEOs") with the long-term interests of our shareholders and drives the achievement of our purpose, mission and strategy, while operating within our values.
Balanced mix of financial and operational measures - The Compensation and Talent Committee used a balanced scorecard for the AIP for our executive officers with a 50% weighting for Adjusted Net Income, a 20% weighting for Operating Revenue and a total of 30% weightings for operational performance measures, namely, Improving the Health of Humanity (10%), Star Ratings (10%), Provider Collaboration (5%) and Consumer Effort (5%). Our performance stock units ("PSUs") granted under the Long-Term Incentive Plan in 2021 use Operating Revenue and Adjusted Net Income as performance measures. Please refer to the GAAP reconciliation table in Annex A for information on Adjusted Net Income.
Reward long-term growth and sustained success - The majority of our executive officers’ compensation is in equity awards, which encourages long-term growth and sustained success.
Primary Components of 2021 Target Compensation
The pay mix for our CEO and our other NEOs during 2021 reflects our executive compensation philosophy that emphasizes performance-based compensation over fixed compensation. As reflected in the charts below, the mix of total target compensation granted in 2021 to our NEOs was heavily weighted toward performance-based and long-term incentive compensation, with long-term incentive awards making up approximately 73% of 2021 total target compensation for our CEO and an average of 65% of 2021 total target compensation for our other NEOs.

CEO	OTHER NEOS

12          2022 Proxy Statement

Corporate Governance

PROPOSAL 1

Election of Directors

We are asking our shareholders to elect Susan D. DeVore, Bahija Jallal, Ryan M. Schneider and Elizabeth E. Tallett to the Board, each for a three-year term to expire at our 2025 annual meeting. Each of the nominees for director is presently a director, and each has consented to being named as a nominee in this proxy statement and has indicated a willingness to serve if elected. As more fully described in the following pages, we believe each nominee is qualified with unique skills, experiences and attributes that are beneficial to our Company.
The Board currently consists of ten directors divided into three classes. Our Amended and Restated Articles of Incorporation (our “Articles of Incorporation”) provide that the total number of directors should be divided into three classes with each class containing approximately one-third of the total directors. Currently, the class of 2022 contains four directors, and the classes of 2023 and 2024 contain three directors each. This classified Board structure is one of the specific requirements imposed by the Blue Cross and Blue Shield Association (“BCBSA”) in license agreements with all Blue Cross Blue Shield licensees, including us. However, our Articles of Incorporation provide that we will declassify the Board if the BCBSA requirement for a classified board is no longer applicable to us. The term of one class of directors expires each year. Generally, each director serves until the annual meeting of shareholders held in the year that is three years after such director’s election and until such director’s successor is elected and has qualified. In addition, a director nominee is not eligible for election if he or she has reached the age of 73 as of the March 1st immediately prior to the annual meeting of shareholders at which his or her nomination will be submitted for shareholder approval.

The Board of Directors unanimously recommends a vote FOR Proposal 1, the election as directors of Susan D. DeVore, Bahija Jallal, Ryan M. Schneider and Elizabeth E. Tallett.

Anthem, Inc.          13

Corporate Governance
The Board of Directors
Identifying and Evaluating Nominees for Directors
The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Governance Committee assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance Committee considers, subject to the restrictions in our Bylaws, whether the vacancy should be filled and if so, various potential candidates for director. Candidates may come to the attention of the Governance Committee through current Board members, management, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Governance Committee and may be considered at any point during the year.
Shareholder Recommendations of Director Candidates
The Governance Committee considers and recommends candidates for the Board. It reviews all nominations submitted to the Company as described above under “Identifying and Evaluating Nominees for Directors,” including individuals nominated by shareholders to be included in our proxy statement. In evaluating such nominations, the Governance Committee seeks to achieve a balance of skills, experiences, qualifications and attributes on the Board and to address the membership criteria set forth below under “Director Qualifications.” Any shareholder recommendations proposed for consideration by the Governance Committee must include the nominee’s name and qualifications for Board membership and must be addressed to our Secretary at Anthem, Inc., 220 Virginia Avenue, Mail No. IN0204-A381, Indianapolis, Indiana 46204. Following verification that the persons recommending director candidates are shareholders and verification that any other required information has been properly submitted by such persons, recommendations are aggregated and considered by the Governance Committee at a regularly scheduled meeting. If any materials are provided by shareholders in connection with the recommendation of a director candidate, such materials are forwarded to the Governance Committee.
In addition, any shareholder who wishes to nominate a director candidate at our annual meeting or for inclusion in our proxy statement may do so by following the procedures and providing the information set forth in “Information on Voting and the Annual Meeting — Shareholder Proposals and Nominations for Next Year’s Annual Meeting” on page 83 and in Sections 1.5, 1.6 and 1.16 of our Bylaws. Our Bylaws are available on our website at https://ir.antheminc.com/governance-corporate-documents.
Director Qualifications
The Governance Committee periodically evaluates the size and composition of the Board to assess the skills, experiences and attributes of Board members, and compares them with those skills, experiences and attributes that might prove valuable in the future, considering the circumstances of the Company and the then-current Board membership. On an ongoing basis, the Governance Committee will evaluate candidates who meet our strategic needs and have diverse experiences in key business, financial and other challenges that face a publicly-held health company. We believe that an effective board consists of a diverse group of individuals who bring a variety of complementary skills and a range of tenures.
The Governance Committee developed and maintains a skills matrix to assist it in considering the characteristics required of each director along with the appropriate balance of skills, experiences and attributes that should be represented on the Board as a whole.
Required Characteristics
The following are the required characteristics that should be satisfied by each director or nominee:

•Integrity and Accountability •Financial Literacy	•Informed Judgment •Risk Oversight Ability	•Mature Confidence •High Performance Standards
14          2022 Proxy Statement

Corporate Governance
Desired Skills, Experiences and Attributes
The following matrix summarizes the desired skills, experiences and attributes to be represented collectively on the Board and the most significant skills, experiences and attributes that each director possesses. Additional information is provided in each director’s biography beginning on page 16.

CEO	Contributes to the Board’s understanding of complex operations, business strategy and risk management and demonstrated leadership ability at the highest level

COO / Executive Leadership	Contributes to the Board’s understanding of complex operations, business strategy and risk management and demonstrated leadership ability

Insurance Industry	Contributes to the Board’s understanding of insurance operations and the industry’s complex regulatory requirements, as well as the competitive environment

Finance / Capital Markets	Valuable for evaluating our financial reporting process, financial management and capital allocations (dividends/share repurchases/financings)

Healthcare Industry	Contributes to the Board’s understanding of the providers of healthcare services and products and issues related to simplifying healthcare

Marketing / Consumer Insights	Contributes to the Board’s understanding of changing market conditions and consumer trends and expectations

Technology	Contributes to the Board’s understanding of technology, including the use of new technologies in providing our products and services, as well as cybersecurity risks

Regulatory / Public Policy	Contributes to the Board’s understanding of complex regulatory and public policy issues facing us as a highly-regulated entity

ESG	Contributes to the Board’s understanding of leading corporate governance practices and environmental and social sustainability initiatives

Diversity	Gender and racial/ethnic diversity provide different perspectives to the Board to foster innovation and inclusion

Skills, Experiences and Attributes	Boudreaux	Clark	DeVore	Dixon	Hay	Jallal	Neri	Peru	Schneider	Tallett
CEO
COO / Executive Leadership
Insurance Industry
Finance / Capital Markets
Healthcare Industry
Marketing / Consumer Insights
Technology
Regulatory / Public Policy
ESG
Diversity

Diversity Information	Boudreaux	Clark	DeVore	Dixon	Hay	Jallal	Neri	Peru	Schneider	Tallett
Race / Ethnicity
African American
Hispanic / Latino
North African
White / Caucasian
Gender	F	M	F	M	M	F	M	M	M	F

Anthem, Inc.          15

Corporate Governance
Our Corporate Governance Guidelines provide that our Governance Committee is to take into account the overall diversity of the Board when identifying possible nominees for director, including gender, race or ethnicity, age, tenure and geographic location. The Governance Committee implements that policy, and assesses its effectiveness, by examining the diversity of all of the directors on the Board when it selects nominees for directors. Currently, the Board has four women directors and four racially or ethnically diverse directors, with 70% of our directors being diverse based on gender and/or race/ethnicity. In addition, the diverse directors currently hold key leadership positions with each of the Chair of the Board, the Chair of the Governance Committee and the President and CEO being a woman, and the Chairs of the Compensation and Talent and Governance Committees being racially or ethnically diverse.

GENDER DIVERSITY OF BOARD	RACIAL/ETHNIC DIVERSITY OF BOARD

TENURE DIVERSITY OF BOARD	AGE DIVERSITY OF BOARD

The Governance Committee, in recommending the nominees for election as directors and in concluding that the continuing directors should serve as directors, considered the items set forth above. The Governance Committee believes that each director and director nominee satisfies the criteria indicated for such director in the skills matrix and brings his or her own particular skills, experiences and attributes, giving the Board, as a whole, competence and experience in a wide variety of areas. Additional biographical and other information concerning the qualifications, skills and experience of the directors and nominees for director can be found below under “Biographical Information on Director Nominees and Continuing Directors.”
Biographical Information on Director Nominees and
Continuing Directors
The biographies of each of the nominees and continuing directors contain information regarding the person’s service as a director, business experience, director positions at publicly-held corporations or investment companies registered under the Investment Company Act of 1940 held currently or at any time during the last five years, and the skills, experiences, qualifications and attributes that caused the Governance Committee and the Board to recommend each of the director nominees and to conclude that the continuing directors should serve as members of our Board. Unless otherwise indicated, the principal occupation of each director or nominee has been the same for the last five years. There is no family relationship between any of our directors or executive officers. The ages listed for each director or nominee are as of April 1, 2022.
16          2022 Proxy Statement

Corporate Governance
Nominees for Director
THREE-YEAR TERM TO EXPIRE AT THE 2025 ANNUAL MEETING OF SHAREHOLDERS

Director Qualifications
Ms. DeVore brings extensive healthcare industry, CEO and executive leadership experience to the Board gained through her past President and CEO positions at a healthcare improvement company that serves thousands of hospitals and other healthcare providers. She also gained technology experience in connection with her oversight of the healthcare improvement company’s technology/services segment and regulatory experience due to its highly-regulated nature. In addition, Ms. DeVore has finance experience as a former partner and region and sector leader at Ernst & Young LLP. Ms. DeVore qualifies as an "audit committee financial expert" under the rules of the Securities and Exchange Commission ("SEC").
Professional and Other Experience
•Premier, Inc., a healthcare improvement company, various roles from 2003 until June 2021, with the most recent as CEO (2019-May 2021) and President (2013-2019)
•Premier Healthcare Solutions, Inc. (subsidiary of Premier, Inc.), President and CEO (2009-2019) and Director (2009-May 2021)
•AdventHealth, a healthcare system, Director (since 2020)
•Cap Gemini/Ernst & Young LLP, a management consulting company, various roles from 1988 until 2002, including VP and Sector Leader, Manufacturing/High Tech & Media/Entertainment Units (2001-2002) and Sector Leader, High Growth Middle Market Division, North America (2000-2001)
Other Public Board Service
•Unum Group, a financial protection benefits company, Director (since 2018)
•Premier, Inc., Director (2013-May 2021)
Education M.M., McGill University; B.A., University of North Carolina at Charlotte

Susan D. DeVore
Age: 63
Director Since: 2021
Committees:
Audit
Finance
Skills, Experiences
and Attributes
•CEO
•COO / Executive Leadership
•Insurance Industry
•Finance / Capital Markets
•Healthcare Industry
•Technology
•Regulatory / Public Policy
•Diversity

Director Qualifications
Ms. Jallal brings extensive healthcare industry experience to the Board gained through her several leadership positions at biopharmaceutical companies that provide new medicines to patients, including her current position of CEO at a multinational biotechnology company. In addition, Ms. Jallal has CEO and finance experience through her current position and her former position of President at a biologic research and development subsidiary of a large public company.
Professional and Other Experience
•Immunocore Limited, a T-cell receptor biotechnology company, CEO (since January 2019)
•AstraZeneca PLC (“AstraZeneca”), a pharmaceutical and biopharmaceutical business, Executive Vice President (2013-2019)
•MedImmune, a biotechnology business and a subsidiary of AstraZeneca, President (2013-2019), Executive Vice President, Research and Development (2010-2013) and various other research and development positions (2006-2010)
Other Public Board Service
•Immunocore Limited, Director (since 2019)
•Guardant Health, Inc., a precision oncology company, Director (since 2019)
Education M.S. and Ph.D., I’Universite’ De Paris VI; Fellow, Max Planck Institute of Biochemistry

Bahija Jallal
Age: 60
Director Since: 2018
Committees:
Compensation and Talent
Governance (Chair)
Skills, Experiences
and Attributes
•CEO
•COO / Executive Leadership
•Finance / Capital Markets
•Healthcare Industry
•Diversity

Anthem, Inc.          17

Corporate Governance

Director Qualifications
Mr. Schneider brings significant CEO, COO, finance, marketing and consumer insights and technology experience to the Board from his current CEO position at a real estate services company. In addition, Mr. Schneider has finance experience through his past leadership positions at a financial services organization. These positions also provided him with regulatory and public policy experience through his oversight of compliance with consumer and safety regulations, and due to the highly-regulated nature of the banking industry. He also gained insurance industry experience when he was employed as a consultant by multiple insurance companies while at McKinsey & Company.
Professional and Other Experience
•Realogy Holdings Corp. (“Realogy”), a residential real estate services company, CEO and President (since December 2017), President and Chief Operating Officer (October 2017-December 2017)
•McKinsey & Company, an international consulting firm, Senior Advisor (2017)
•Capital One Financial Corporation, a financial services company, various positions (2001-2017), including Senior Advisor (2016-2017) and President, Card Business (2007-2016)
•Capital One Bank (USA) N.A., Director (2007-2016)
Other Public Board Service
•Realogy, Director (since 2017)
Education Ph.D., Yale University; B.A., Williams College

Ryan M. Schneider
Age: 52
Director Since: 2019
Committees:
Compensation and Talent Governance
Skills, Experiences
and Attributes
•CEO
•COO / Executive Leadership
•Insurance Industry
•Finance / Capital Markets
•Marketing / Consumer Insights
•Technology
•Regulatory / Public Policy

Director Qualifications
Ms. Tallett brings significant CEO, finance, healthcare industry, insurance industry and marketing and consumer insights experience to the Board from her chief executive, other management and board positions in several healthcare, insurance and pharmaceutical organizations. These positions also provided her with regulatory and public policy experience due to the highly-regulated nature of these organizations. She also has ESG experience, having served as a lead director and as a member of the governance committees of several public companies.
Professional and Other Experience
•Independent consultant to healthcare companies (2015-present)
•Hunter Partners, LLC, a healthcare consulting company, principal (2002-2015)
•Transcell Technologies, Inc., a specialty pharmaceuticals company, President and CEO (1992-1996)
•Centocor Pharmaceuticals, a biotechnology company, President (1987-1992)
•Parke-Davis, a pharmaceuticals company, various roles including Member of the Executive Committee (1973-1987)
Other Public Board Service
•Moderna, Inc., a biotechnology company, Director (since 2020)
•Qiagen, N.V., a molecular diagnostics and life sciences company, Supervisory Director (since 2011)
•Meredith Corporation, a media company, Director (2008-December 2021)
•Principal Financial Group, Inc., a financial services company, Director (1992-May 2021; as lead director from 2007-2019)
•Coventry Health Care, Inc., a health insurance company, Director (1998-2013, including serving as lead director)
Education B.S., University of Nottingham

Elizabeth E. Tallett
Age: 72
Director Since: 2013
Independent Chair of the Board Since: 2018
Committees:
Compensation and Talent
Governance
Skills, Experiences
and Attributes
•CEO
•COO / Executive Leadership
•Insurance Industry
•Finance / Capital Markets
•Healthcare Industry
•Marketing / Consumer Insights
•Regulatory / Public Policy
•ESG
•Diversity

18          2022 Proxy Statement

Corporate Governance
Directors Continuing in Office
TERMS EXPIRING AT THE 2023 ANNUAL MEETING OF SHAREHOLDERS

Director Qualifications
Ms. Boudreaux brings significant CEO, healthcare industry, insurance, finance, technology and ESG experience to the Board from her chief executive and other executive positions with several healthcare and insurance organizations and participation in numerous associations in the healthcare industry. Ms. Boudreaux’s positions also provided her with regulatory and public policy experience due to the highly-regulated nature of these organizations. She also gained financial and technology experience through her service as a director and as a member of the audit committee and technology operations committee of several public companies, including a medical device company and a biotechnology company.
Professional and Other Experience
•Anthem, Inc., President and CEO (since 2017)
•GKB Global Health, LLC, a healthcare consulting firm, Founder and CEO (2015-2017)
•UnitedHealth Group Incorporated, a diversified healthcare company, Executive Vice President (2008-2015), and President (2008-2011) and CEO (2011-2014) of its subsidiary United HealthCare
•Health Care Services Corporation, a health insurance company, Executive Vice President of External Operations (2005-2008) and President of Blue Cross and Blue Shield of Illinois (2002-2005)
•Aetna Inc., a managed healthcare company, various leadership positions (1983-2002)
•Director of the BCBSA, the National Institute for Health Care Management, Health Services Foundation and the Central Indiana Corporate Partnership, and member of The Business Roundtable
Other Public Board Service
•Target Corporation, a general merchandise retailer, Director (since September 2021)
•Zimmer Biomet Holdings, Inc., a medical device company, Director (2012-May 2021)
•Xcel Energy, Inc., a utility holding company, Director (2012-2017)
•Novavax, Inc., a biotechnology company, Director (2015-2017)
Education M.B.A., Columbia Business School; B.A., Dartmouth College

Gail K. Boudreaux
Age: 61
Director Since: 2017
Committees: None
Skills, Experiences
and Attributes
•CEO
•COO / Executive Leadership
•Insurance Industry
•Finance / Capital Markets
•Healthcare Industry
•Technology
•Regulatory / Public Policy
•ESG
•Diversity

Director Qualifications
Mr. Clark brings to the Board extensive CEO, healthcare industry, marketing and consumer insights, and finance experience through his positions as Chairman and CEO of a major healthcare services organization, and as a senior executive at an international consumer products company, where he served in several positions involving marketing, advertising and product development of healthcare and other consumer products. Also, he has healthcare experience through his service on a hospital’s board of directors and ESG experience through his roles as lead director and chair of the governance committee of a public company. Mr. Clark qualifies as an “audit committee financial expert” under the SEC’s rules.
Professional and Other Experience
•Cardinal Health, Inc., a healthcare products and services company, Chairman and CEO (2007-2009) and President and CEO (2006-2007)
•The Procter & Gamble Company ("Procter & Gamble"), a consumer products company, various positions (1974-2006) including Vice Chairman, Global Health, Baby & Family Care (2004-2006) and Vice Chairman & President, Global Market Development (2002-2004)
•The Christ Hospital in Cincinnati, Ohio, Director (since 2009)
Other Public Board Service
•General Mills, Inc., a consumer food products company, Director (since 2009)
•Textron, Inc., an aircraft, defense and industrial products company, Director (since 2003)
•Avnet, Inc., an industrial distributor of electronic components, enterprise computer and storage products, Director (2012-2019)
Education B.A., Queens University

R. Kerry Clark
Age: 69
Director Since: 2014
Committees:
Audit
Finance (Chair)
Skills, Experiences
and Attributes
•CEO
•COO / Executive Leadership
•Finance / Capital Markets
•Healthcare Industry
•Marketing / Consumer Insights
•ESG

Anthem, Inc.          19

Corporate Governance

Director Qualifications
Mr. Dixon has extensive technology experience through his position as Global Chief Information Officer of a large public company, his ownership of a digital and information technology consulting business, and his service on the CIO advisory board for another large public company. He also has significant marketing and consumer insights experience through his senior positions at two large public companies, both of which have global retail consumer product focus. Mr. Dixon has ESG experience through his role as chair of the governance committee of a public company, as well as his several executive and academic board positions.
Professional and Other Experience
•RD Factor, Inc., a digital and information technology consulting business, owner (since 2016)
•PepsiCo, Inc., a food and beverages company, Senior Vice President (2016) and Senior Vice President and Global Chief Information Officer (2007-2016)
•Procter & Gamble, various positions (1977-2007), including Vice President of Global Business Services (2005-2007)
•International Business Machines Corporation, a technology and consulting company, CIO Advisory Board (2011-2017)
•Georgia Institute of Technology, President's Advisory Board (since 2017), the College of Computing Advisory Board (since 2019) and Trustee of the Foundation (since 2017)
Other Public Board Service
•Build-A-Bear Workshop, Inc., a specialty retailer, Director (since 2018)
•Okta, Inc., an identity management platform, Director (since 2019)
Education B.S., Georgia Institute of Technology

Robert L. Dixon, Jr. Age: 66 Director Since: 2011 Committees: Audit Finance Skills, Experiences and Attributes •COO / Executive Leadership •Marketing / Consumer Insights •Technology •ESG •Diversity

TERMS EXPIRING AT THE 2024 ANNUAL MEETING OF SHAREHOLDERS

Director Qualifications
Mr. Hay brings extensive CEO, finance and regulatory and public policy experience to the Board through his positions as CEO, Chairman and CFO of a large utility company which was subject to significant regulation and oversight. He also has ESG experience with his management of the utility’s expansion of renewable energy sources. In addition, Mr. Hay has marketing and consumer insights experience from his service as an officer of a large utility company and a director of a financial services company, and technology experience from his service as a director of an information technology company. Mr. Hay qualifies as an “audit committee financial expert” under the SEC's rules.
Professional and Other Experience
•Clayton, Dubilier & Rice, LLC, a private equity investment firm, operating advisor (since 2014)
•NextEra Energy, Inc. (“NextEra Energy”), an electricity-related services and renewable energy generator company, Executive Chairman (2012-2013), CEO (2001-2012), Chairman (2002-2012) and President (2001-2006)
•Artera Services, LLC, a provider of integrated infrastructure services to natural gas and electric industries, Director (since 2018 including for its predecessor company, PowerTeam Services, LLC)
Other Public Board Service
•L3Harris Technologies, Inc., a global aerospace and defense technology firm, Director (since 2019 and 2002-2019 for its predecessor company, Harris Corporation)
•Capital One Financial Corporation, a financial services company, Director (2003-2019)
•NextEra Energy, Director (2001-2013)
Education M.S., Carnegie Mellon University; B.S., Lehigh University

Lewis Hay, III
Age: 66
Director Since: 2013
Committees:
Audit (Chair)
Finance
Skills, Experiences
and Attributes
•CEO
•COO / Executive Leadership
•Finance / Capital Markets
•Marketing / Consumer Insights
•Technology
•Regulatory / Public Policy
•ESG

20          2022 Proxy Statement

Corporate Governance

Director Qualifications
Mr. Neri brings CEO and significant technology experience to the Board gained through his current position of President and CEO at a large, multinational enterprise information technology company and from holding several leadership positions at firms that provide technology solutions to the business and public sectors. Mr. Neri also gained finance and marketing and consumer insights experience from past positions where he was responsible for determining consumer needs, overseeing product and promotional campaigns and promoting, selling and distributing products. Mr. Neri qualifies as an “audit committee financial expert” under the SEC’s rules.
Professional and Other Experience
•Hewlett Packard Enterprise Company (“Hewlett Packard Enterprise”), a technology company, President and CEO (since 2018), President (2017-2018) and Executive Vice President and General Manager, Enterprise Group (2015-2017)
•HP Inc., a technology company, various positions (1995-2015) including Senior Vice President and General Manager, Enterprise Group (2014-2015), Senior Vice President and General Manager, HP Networking Business Units (2014), Senior Vice President and General Manager, HP Servers (2013-2014) and Senior Vice President and General Manager, HP Technology Services (2011-2013)
Other Public Board Service
•Hewlett Packard Enterprise, Director (since 2018)
•H3C Technologies Co., LTD, an information technology company, Director (2016-2017)
Education Bachillerato en Electronica, Escuela Nacional de Educacion Tecnica

Antonio F. Neri
Age: 54
Director Since: 2017
Committees:
Audit
Governance
Skills, Experiences
and Attributes
•CEO
•COO / Executive Leadership
•Finance / Capital Markets
•Marketing / Consumer Insights
•Technology
•Diversity

Director Qualifications
Mr. Peru brings significant executive leadership and finance experience to the Board as a former chief financial officer of two public companies. Mr. Peru’s positions also included technology experience as Senior Vice President at a mining and manufacturing company, with responsibility for managing both information systems and technology and human resources. In addition, he has technology experience through his service on the board of directors of an oil and gas exploration and production company.
Professional and Other Experience
•Swift Corporation, a transportation company, Executive Vice President and CFO (June-December 2007)
•Phelps Dodge Corporation (“Phelps Dodge”), a mining and manufacturing company, various finance and accounting positions with Phelps Dodge and its affiliates (1979-2007) including Executive Vice President and CFO (1999-2007)
•UNS Energy Corporation ("UNS Energy"), an electric and gas utility holding company and a subsidiary of Fortis Inc., a utility holding company, Director (since 2007)
•Bluemedia, Inc., a large format printer, Director (since 2018)
Other Public Board Service
•SM Energy Company, an oil and gas exploration and production company, Director (since 2014)
•UNS Energy (publicly traded until August 2014), Director (2007-2014)
•WellPoint Health Networks, Inc., Director (2003-2004)
Education B.S., University of Arizona

Ramiro G. Peru Age: 66 Director Since: 2004 Committees: Compensation and Talent (Chair) Finance Skills, Experiences and Attributes •COO / Executive Leadership •Finance / Capital Markets •Technology •Diversity

Anthem, Inc.          21

Corporate Governance
The Board’s Role and Responsibilities
Our business is managed under the direction of the Board. The Board has responsibility for establishing broad corporate policies and for our overall performance. We believe the only results worth achieving are those achieved with integrity and a commitment to excellence. Accordingly, we have long recognized the importance of, and have placed a high priority upon, having good corporate governance measures in place.
Board Role in Risk Oversight
Our management is responsible for the day-to-day management of the risks facing the Company, and the Board as a whole has responsibility for risk oversight. We have an Enterprise Risk Council to oversee our enterprise risk management program execution and activities. The Enterprise Risk Council is comprised of members of our leadership team and the Chief Risk Officer, who serves as the head of the internal enterprise risk management function and reports to the Audit Committee of the Board, with annual updates to the full Board.

BOARD

•Oversees management’s processes by which they identify, assess, monitor and manage the Company’s exposure to major risks to determine whether these processes are functioning as intended and are consistent with our business objectives and strategies and comply with applicable laws, regulations, contractual requirements and policies.
•Reviews certain risk tolerance levels and action plans regarding major risks.
•Reviews the Own Risk and Solvency Assessment Summary Report, which is filed annually with state insurance departments.
•Receives periodic reports from management on various risks, including risks facing our businesses or developments that could affect our risk profile.
•Delegates to each committee responsibility for assisting in the oversight of categories of risk relevant to its function.

AUDIT COMMITTEE	COMPENSATION AND TALENT COMMITTEE	GOVERNANCE COMMITTEE	FINANCE COMMITTEE

•Receives quarterly reports from our Chief Risk Officer and reviews and discusses our enterprise risk management framework, processes and governance structure.
•Reviews and approves our annual internal audit plan.
•Reviews and discusses with management and the independent auditor our accounting, financial reporting, financial statements, internal controls and procedures and the independent audit thereof.
•Oversees our compliance activities and receives quarterly reports from our Chief Compliance Officer.
•Reviews and discusses our major risks associated with our financials, strategy, information technology and security, compliance, privacy, ethics, litigation and reputation and other operational risks.

•Oversees the risks associated with our compensation policies, practices and plans.
•Reviews and discusses performance evaluations of the CEO and other executive officers.
•Reviews and discusses talent acquisition and talent retention, including our inclusion and diversity efforts.

•Oversees Board processes and corporate governance-related risks.
•Monitors our corporate social responsibility and environmental sustainability initiatives and performance.
•Reviews, at least annually, our political strategy, contributions and activities, and oversees compliance with our policies and procedures regarding political contributions and activities.

•Oversees the risks associated with our capital structure, financial policies, financing strategies and financial condition.
•Reviews the issuance and retirement of debt and other securities and our credit facilities.
•Monitors investment and financial risk management strategies, including the use of derivatives.
•Reviews proposed material mergers, acquisitions and divestitures.
•Reviews our external insurance risk management program and insurance coverage.

MANAGEMENT
•Management, including the Enterprise Risk Council, designs and implements processes by which they identify, assess, monitor and manage the Company’s exposure to major risks.

For those areas for which committees have risk oversight responsibilities, the chairs of the committees regularly report to the full Board regarding the significant risks facing the Company, as identified by management, and the measures undertaken by management to monitor, control and mitigate those risks. A description of the enterprise risks facing us is included in Part I, Item 1A “Risk Factors” in our 2021 Annual Report on Form 10-K.
22          2022 Proxy Statement

Corporate Governance

Assessment of Compensation-Related Risks
Annually, members of our management team conduct an assessment of the risks related to or arising from our compensation policies and practices. The management team reviews and discusses the design of various incentives, plan governance, performance measures and approval mechanisms of all Total Rewards programs for all associates.
In February 2022, the Compensation and Talent Committee reviewed and discussed the management team’s comprehensive assessment of the potential risks related to or arising from our Company-wide compensation programs, policies and practices. As part of its review, the Compensation and Talent Committee also noted the following factors that reduce the likelihood of excessive risk-taking:
•Our overall compensation levels are competitive with the market and structured to deliver a balanced mix of both fixed and variable forms of compensation and long-term and short-term plans.
•Annual and long-term performance measures used to determine performance-based payouts are directly linked to the financial and non-financial performance of the Company and aligned with the long-term interests of our shareholders.
•Awards under our AIP and PSUs are capped and are paid on a sliding scale, with the amount earned interpolated for results between threshold and target, and target and maximum. The Compensation and Talent Committee has discretion to adjust performance-based awards when it determines that such adjustments would be appropriate based on our interests and the interests of our shareholders. Additionally, the Board maintains a recoupment policy for the clawback of both cash and equity-based incentives in the event of misconduct.
•Executive officers are subject to significant stock ownership guidelines and holding requirements and are prohibited from hedging and pledging stock and short sales.
Based on its review and discussion of the assessment, the Compensation and Talent Committee has concluded that our compensation programs do not create risks that would be reasonably likely to have a material adverse effect on the Company.
Oversight of Cybersecurity and Data Privacy
Information security and privacy are of significant importance to our stakeholders. We operate in a highly-regulated industry. Federal, state and international laws and contractual commitments regulate our collection, use and disclosure of confidential information such as protected health information and personally identifiable information. Our success depends on maintaining a high level of trust among consumers, clients, providers, regulators and our associates. Protecting this information is crucial and is reflected in our Code of Conduct and privacy policies.
Our Board monitors cybersecurity risk along with system migrations, conversions and development. Our Board receives a report at least quarterly from our Chief Information Security Officer regarding our Information Security Program, including cybersecurity risks. Also, the Board periodically receives third-party assessments of our information security. In addition, the Audit Committee receives regular updates on both information security and data privacy, and oversees data privacy, integrity, incident and breach risks.
In addition to Board and committee oversight and management assessment and monitoring of these risks, we make it a priority to equip associates with the tools and skills needed to support our Information Security Program. We provide annual security-awareness training, which covers timely and relevant topics, including social engineering, phishing, password protection, confidential data protection, acceptable asset use and mobile security. Our comprehensive privacy-incident response and prevention program educates associates on the importance of reporting all incidents immediately. Each incident is reviewed and action is taken to address issues identified, mitigate any potential impact and assess our obligations to notify consumers, clients, regulators, the media and others.
Detailed information regarding how we implement our Privacy Policy, including our Personal Information Privacy Protection Policy, HIPAA Notice of Privacy Practices and Web Privacy Statement are available at www.anthem.com/privacy.

Anthem, Inc.          23

Corporate Governance
Corporate Responsibility
Our purpose is to improve the health of humanity. Our focus on community health and environmental sustainability is demonstrated by our ability to make a positive difference in the health and well-being of our consumers, the communities we serve, our associates and the environment around us.

OUR CONSUMERS	OUR COMMUNITIES	OUR ASSOCIATES	OUR ENVIRONMENT

Focus on care that delivers better health outcomes	Focus on closing healthcare gaps in the diverse communities we serve	Foster an inclusive and trusting environment where all associates have the opportunity to succeed	Focus on the future well-being of the world around us

UN Global Compact
Anthem is a signatory to the United Nations Global Compact ("UNGC"), the world’s largest corporate sustainability initiative and a call to companies to align with universal principles on human rights, labor, environment and anti-corruption, and take actions that advance societal roles. As part of our commitment to the UNGC, we have identified the seven United Nations Sustainable Development Goals that offer us the greatest opportunity for impact given their relevance to our business. Our corporate responsibility strategy is focused on advancing the following goals: No Poverty, Zero Hunger, Good Health and Wellbeing, Gender Equality, Reduced Inequalities, Sustainable Cities and Communities and Climate Action.
Annual Impact Report
Our Corporate Responsibility Report and our upcoming Annual Impact Report provide information on our ESG practices and performance related to governance, our workplace, community health and the environment. These reports are prepared in accordance with the GRI Core Reporting Guidelines and include SASB aspects and are available at https://www.anthemcorporateresponsibility.com/gri-index and https://ir.antheminc.com/financial-information/annual-reports. Our Governance Committee monitors our corporate social responsibility and environmental sustainability initiatives and performance.

Our Consumers
We are focused on whole person care and are committed to creating a simpler, more accessible and more affordable healthcare experience for our consumers. We advance innovative solutions that improve the everyday lives of our diverse consumer population.

60% of our healthcare spending in 2021 was in value-based care models	Acquired myNEXUS, a comprehensive home-based nursing management company, in 2021	Sydney Health, Anthem's digital engagement platform, had an 82% increase year-over-year in members using the platform

•Improve Quality
We are partnering with healthcare providers to improve the quality and affordability of healthcare through value-based care models, with 60% of our 2021 healthcare spend being in value-based arrangements. We increased the amount we paid healthcare providers through value-based payments by over 20% in 2021 to reward them for reducing the cost of care and improving healthcare outcomes for our consumers. We are also focused on increasing the percentage of our consumers seeing a high-performing primary care provider to ensure strong cost and quality performance. At the end of 2021, we saw a 180 basis point improvement year-over-year in consumers attributed to high-performing providers.
•Drive Whole Person Care
In 2021, we acquired myNEXUS, Inc., a comprehensive home-based nursing management company. myNEXUS delivers integrated clinical support services to approximately 1.7 million Medicare Advantage members across 20 states. This acquisition is key to our strategy to manage integrated, whole person multi-site care and support, by providing national, large-scale expertise to manage nursing services in the home and facilitate transitions of care.
24          2022 Proxy Statement

Corporate Governance
•Improve Accessibility
In 2021, Sydney Health, Anthem's digital engagement platform for health plan members, had more than 53 million digital visits, a 24% increase from the previous year. Much of this increase was driven by an 82% increase in members using the Sydney Health platform year-over-year. We now have over 10 million members registered on our Sydney Health platform. Sydney Health gives members access to personalized health and wellness resources; medical, pharmacy, dental, vision, life, and disability benefits details; as well as virtual care services—all in one place.
•Address Drivers of Health
We are working to address the social drivers of health for our members and associates. For example, in our Medicare business, we offer members a choice of value-added benefits that suit their individual needs, such as healthy food delivery, transportation, over-the-counter benefits and assistive devices. In our Medicaid business, for example, we are partnering with ride-sharing organizations to provide our members transportation for doctor visits and vaccines. In 2021, we helped enable 60 million rides to and from COVID-19 vaccination sites for low-income, uninsured and at-risk communities through a partnership with Lyft.

Our Communities
We are committed to improving lives and communities. Anthem and its nearly 100,000 associates have deep roots in the communities where we live and work. Through strategic partnerships and programs, we are addressing health inequities and social injustice in the diverse communities we serve. The Anthem Foundation (“our Foundation”) assists in carrying out several of these initiatives.

Over $45 million in active Anthem Foundation grants and sponsorships, with a focus on Maternal-child Health, Food as Medicine and Substance Use Disorder	Over 90,000 volunteer hours by our associates and $7.4 million donated through Associate Engagement Programs in 2021	Over $120 million committed to affordable housing projects in 2021 to improve housing security for traditionally underserved populations

Our Foundation
Our Foundation has over $45 million in active grants and sponsorships supporting nonprofit organizations. In 2021, our Foundation refreshed its strategic plan with a vision of improving the health of the socially vulnerable through partnerships and programs. Through a Foundation investment of up to $90 million over the next three years and our associates’ volunteer efforts, we are accelerating our community health impact in the areas of Maternal-child Health, Food as Medicine, Substance Use Disorder and Disaster/Personal Tragedy.
•Maternal-child Health
Our Foundation plans to invest up to $30 million over the next three years to support programs that help women and their babies achieve optimal health and well-being. In December 2021, nearly $15 million of this commitment was awarded to 18 nonprofit organizations. Anchoring this work is our $7 million award to Creating Healthier Communities. To combat racial disparities in maternal healthcare, this grant aims to bring to market a novel point-of-care tool developed to screen pregnant Black women for stress and social drivers of health that are predictors of preterm birth. This tool will be adapted to support maternal healthcare and for use with electronic medical records. A study will also be conducted to determine the tool’s efficacy by assessing changes in preterm birth rates among pregnant women screened by the tool who are engaged in programming to support health-related social needs.
•Food as Medicine
We believe food and nutrition are critical to reach full potential for health. In 2021, a $1 million grant provided to Feeding America, the nation’s largest domestic hunger-relief organization, expanded the ‘Food is Medicine’ program—an effort in which healthcare staff conduct universal food insecurity screenings and partner with food banks to implement interventions. The program supported 14 Feeding America member food banks as they collaborated with healthcare partners to screen 100,000 patients for food insecurity in 2021.
Building on this work, over the next three years, our Foundation plans to invest up to $30 million to support programs that address food insecurity by helping individuals reach optimal health through good nutrition. In September 2021, our Foundation issued a request for proposals to address food insecurity, to which over 130 nonprofit organizations responded.
Anthem, Inc.          25

Corporate Governance
•Substance Use Disorder
We support the mental health and well-being of our communities. As such, our Foundation plans to invest up to $30 million over the next three years to support programs that address mental health, with an emphasis on Substance Use Disorder. We are focusing on programs that work to address an array of care and service options, including prevention and early intervention, crisis response and intervention, long-term intervention, and community resources and recovery supports. In addition, our partners will address racial disparities and biases, promote whole person care, focus on the needs of local communities, and drive specific, measurable outcomes. Our Foundation issued a request for proposals to address Substance Use Disorder to nonprofits in January 2022.
•Disaster / Personal Tragedy
Anthem and our nearly 100,000 associates have deep roots in the communities where we live and work, and together since the earliest days of the pandemic, we have been standing with and supporting our communities and helping those affected by COVID-19 and its lasting implications. Through relationships with nonprofit organizations addressing not only the physical and mental challenges of the pandemic, but also helping eliminate health disparities, economic insecurity and racial inequity, our Foundation directed more than $50 million to nonprofit organizations on the forefront of prevention, treatment and recovery efforts in the country’s most impacted areas.
In addition to fulfilling our COVID-19 response pledge, when it comes to disaster-relief efforts, we believe that the best approach is proactive. That’s why in 2021 our Foundation renewed its Annual Disaster Giving Program ("ADGP") partnership with the American Red Cross. As a $1 million–level partner, Anthem joins fellow ADGP members to help provide a reliable funding base for disaster-relief services. These funds enable the Red Cross to respond immediately to disasters anywhere in the United States.
Affordable Housing Investments
As part of our focus to address unmet social needs, we committed over $120 million to affordable housing projects in 2021. Anthem's commitments over the past year will lead to the construction of more than 500 affordable housing units for families in Tennessee, Florida and Texas. Since 2006, we have invested over $500 million in affordable housing.

Our Associates
We are committed to fostering an inclusive and trusting environment where all associates have the opportunity to succeed. We believe the highest level of performance is achieved when strategy and culture are aligned. Therefore, shaping culture is a foundational element of our long-term strategy.

Anthem’s 2021 Associate Satisfaction Index increased by 7% over the last survey in 2019	Our managers are diverse, with 65% being women and 35% being racially or ethnically diverse in the U.S.	Our Business Resource Groups engage nearly 20% of our U.S. workforce

•Great Place to Work®
Anthem was first certified as a Great Place to Work® at the end of 2020, based on feedback and input from a representative sampling of our associates about their work experiences at Anthem. Building on that momentum, Anthem was also recognized by Fortune as a Fortune 100 Best Companies to Work For™, as well as one of the 2021 Best Workplaces in Financial Services and Insurance™. In 2021, for the second year in a row, Anthem earned its Great Place to Work® certification.
•Diversity, Equity and Inclusion
Our commitment to a diverse workforce begins with our Board of Directors. Our Board is diverse in both gender and race/ethnicity, as 40% of our directors are women and 40% are racially or ethnically diverse. Across our U.S. workforce, 77% of our associates are women and 50% are racially or ethnically diverse, while 65% of our managers are women and 35% are racially or ethnically diverse. Our associates’ diversity provides valuable cultural insights, perspectives and experiences that help us as we seek to ensure access to high-quality, affordable healthcare for those we serve.
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Corporate Governance

GENDER DIVERSITY OF WORKFORCE*	RACIAL / ETHNIC DIVERSITY OF WORKFORCE*

GENDER DIVERSITY OF MANAGEMENT*	RACIAL / ETHNIC DIVERSITY OF MANAGEMENT*

*     Information based on EEO-1 Report data as of December 31, 2021 and includes Anthem associates in the U.S. only.
•Pay Equity
We are committed to pay equity for all associates. In 2021, Fair Pay Workplace named us to their inaugural list of certified Fair Pay Workplaces after completing a strenuous and detailed evaluation process. This certification is the first step in an ongoing, comprehensive process based on detailed third-party statistical measures designed to measure, evaluate, and sustain fair pay practices across gender, race and ethnicity at Anthem.
In 2020, we partnered with a third party to conduct a complex gender and race pay equity analysis, which confirmed that the roles our associates play and their performance, experience and geographic location are the main predictors of pay. After accounting for factors such as age, performance rating and level of education, the analysis found that base pay for females and people of color is within one percentage point of their male and white counterparts. To prevent unexplained pay gaps and ensure that we remain a champion of pay equity for all associates, we will continue to monitor our pay practices and diligently address cases that cannot be explained by objective factors.
•Development and Engagement
From an associate development perspective, we offer a robust catalog of career and leadership development opportunities, enabling the improvement of current skills and/or the development of new skills in preparation of future opportunities. In 2021, we invested a significant amount in human capital development, averaging 26 hours of training and development per associate. Nearly 20% of our U.S. workforce participated in our nine business resource groups, which provide associates meaningful opportunities to connect, collaborate and grow. We also saw a 7% increase on our 2021 Associate Satisfaction Index compared to the last survey in 2019. The total Associate Satisfaction Index score for 2021 was 87%.
Our sustained commitment to these values has garnered external recognition that highlights our accomplishments in such areas as employment of veterans and people with disabilities, inclusive environments for LGBTQ+ associates and advancement opportunities for women and people of color.

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Corporate Governance

Our Environment
As a health company, we recognize the link between environmental health and the health of our consumers and communities. We are committed to continually improving the environmental sustainability of our operations and business activities and are focused on the future well-being of the world around us.

Producing 100% renewable electricity via solar purchase agreements - enough to power all Anthem offices	A commitment to engage with suppliers on setting their own science-based greenhouse gas reduction targets	Over 50% of our real estate is certified under third party sustainability programs

•Renewable Energy
We are the first U.S. health benefits company to join RE100, committing to 100% renewable electricity. In 2021, we produced enough renewable electricity via offsite utility scale solar power purchase agreements to power all of our offices and data centers. We are proud to have met our 100% renewable energy target and commitment to RE100 four years ahead of schedule. Through renewable energy procurement and demand side efficiency strategies, we decreased our combined scope 1 and 2 greenhouse gas emissions by nearly 90% compared to baseline year 2019. This is in alignment with a pathway to limit global warming to 1.5 degrees Celsius.
•Supplier Engagement
In 2021, we established a target to engage with 70% of our indirect spend supply chain on setting their own science-based greenhouse gas emissions reduction goals by year-end 2023. In 2021, approximately 23% of our in-scope supplier spend had established reduction goals. Throughout 2022, we will be leveraging the CDP (formally known as the Carbon Disclosure Project) tool to further engage with suppliers on setting targets as well as assessing value chain, climate-related risks and opportunities.
•Sustainable Workplace
We leverage LEED, Fitwel and Energy Star certification programs to ensure our offices and data centers have reduced environmental impacts while improving occupant health. Over 50% of our real estate portfolio is LEED, Energy Star or Fitwel certified, and our Indianapolis headquarters is one of the largest LEED Gold certified buildings in Indiana. We are also proud to have been recognized as a Fitwel Best in Building Health winner.
Code of Conduct
We have adopted a Code of Conduct (the “Code”) for our directors, executive officers and other associates. The purpose of the Code is to focus on areas of ethical risk, provide guidance in recognizing and dealing with ethical issues, provide mechanisms to report unethical conduct and help foster a culture of honesty and integrity. By understanding and following the Code, our associates help safeguard our integrity and reputation as an ethical, caring company. The Code is posted on our website at https://ir.antheminc.com/governance-corporate-documents.
Everyone is required to act in accordance with the requirements of the Code. Waivers of the Code for any director, our Chair, our President and CEO, our Chief Financial Officer and our other executive officers may only be made by the Board or by a Board committee composed of independent directors. Any such waiver and any amendment to the Code will be posted on our website at https://ir.antheminc.com/governance-corporate-documents. During 2021, there were no waivers of the Code for any of our directors, our Chair, our President and CEO, our Chief Financial Officer or any of our other executive officers.
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Corporate Governance
Shareholder Engagement
Building positive relationships with our shareholders is critical to our long-term success. For this reason, we spend significant time meeting with our shareholders, listening to their concerns and responding to their feedback. As described below, we engaged with our largest shareholders, representing a majority of our outstanding shares of common stock in the aggregate, through our robust outreach and engagement program in 2021.

SUMMER	FALL
•Review voting results of our most recent Annual Meeting of Shareholders. •Evaluate proxy season trends, corporate governance leading practices and peer company practices.
•Active outreach with our largest shareholders to discuss corporate governance, executive compensation, environmental and social matters and other areas of interest.
•Shareholder feedback is shared with the Board and Board committees.

SPRING	WINTER
•Publish annual proxy statement.
•Active outreach with our largest shareholders to discuss important items to be considered at our Annual Meeting of Shareholders.
•Shareholder feedback is shared with the Board and Board committees.
•Hold our Annual Meeting of Shareholders.

•Board uses the feedback from our engagement meetings in its review of governance and compensation practices for the coming year.
•Begin drafting the proxy statement and consider disclosure improvements based on engagement feedback.

In addition, our management team regularly meets with shareholders to discuss our strategic plan, consolidated business results and capital structure, and other topics of interest to shareholders. We also participate in numerous investor conferences throughout the year and host a biennial investor day. We value our relationship with our shareholders and believe that we strengthen our ability to lead the Company by constructively discussing our business and strategy.
We were pleased that our shareholders overwhelmingly approved the non-binding advisory vote on our executive compensation in 2021, as approximately 94% of votes cast were voted in favor of the proposal. Nevertheless, we continue to examine our executive compensation program to ensure alignment between the interests of our executive officers and our shareholders.
Communications with the Board
Individuals may communicate with the Board by submitting an email to our Board at this address: boardofdirectors@anthem.com. Communications that are intended specifically for non-management directors or any individual director should be sent to the email address above to the attention of the Board Chair. Individuals may also communicate with the Board by submitting a letter to our Secretary at Anthem, Inc., 220 Virginia Avenue, Indianapolis, Indiana 46204, Mail No. IN0204-A381.
The process for collecting and organizing communications, as well as similar or related activities, has been approved by our independent directors. Communications are distributed to the Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board has requested that certain items which are unrelated to the duties and responsibilities of the Board should be excluded, such as spam, junk mail and mass mailings, medical claims inquiries, new product suggestions, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any such unsuitable communication is made available to any director upon request.
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Corporate Governance
Board Structure
Board Leadership Structure
Elizabeth E. Tallett currently serves as the independent Chair of the Board and has held that position since 2018. The Board has the flexibility to establish a leadership structure that works best for the Company at a particular time and reviews that structure periodically. Currently, the positions of Chair of the Board and CEO are held by two different people. Our Corporate Governance Guidelines require that our independent directors elect a Lead Director annually when the positions of Chair and CEO are filled by the same person or when the Chair is not an independent director. There is currently no Lead Director because we have an independent Chair. The Board also recognizes the important leadership roles played by the Chair of each of the committees of the Board. The Board evaluates its leadership structure from time to time and changes it as circumstances warrant.
Director Independence
Our Board has adopted standards to assist it in making determinations of independence and determining whether or not a director or director nominee has a material relationship with us. These standards are available on our website at https://ir.antheminc.com/governance-corporate-documents. Our Board has determined that all of our directors and director nominees, other than Ms. Boudreaux, meet these standards, have no material relationship with us and are “independent” as defined by the New York Stock Exchange (“NYSE”) listing standards and the rules of the SEC.
Board Meetings, Executive Sessions and Attendance
During 2021, the Board held seven meetings. The independent directors generally meet in an executive session at both the beginning and end of each regularly scheduled Board meeting, with the Chair of the Board presiding over the sessions. Our Board committees also conduct executive sessions that are presided over by the Chair of the respective committee. Each director attended at least 75% of the total meetings of the Board and each committee on which he or she served that were held when he or she was a director or committee member.
Our policy is that Board members are expected to attend each annual meeting of shareholders. All members of the Board then in office attended our 2021 annual meeting of shareholders.
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Corporate Governance
Standing Committees of the Board
There are four standing committees of the Board. From time to time, the Board, in its discretion, may form other committees. The following table provides membership information for each of the Board standing committees as of April 1, 2022, including each independent Chair.

Directors	Audit Committee	Compensation and Talent Committee	Governance Committee	Finance Committee
Gail K. Boudreaux
R. Kerry Clark				Chair
Susan D. DeVore
Robert L. Dixon, Jr.
Lewis Hay, III	Chair
Bahija Jallal			Chair
Antonio F. Neri
Ramiro G. Peru		Chair
Ryan M. Schneider
Elizabeth E. Tallett
Set forth below are the primary responsibilities of each of the standing committees as described more fully in their charters, which are available on our website at https://ir.antheminc.com/governance-corporate-documents.

Audit Committee

Principal Responsibilities:
•The Audit Committee represents and assists the Board in its oversight of our accounting, financial reporting and internal controls over financial reporting.
•In its oversight of our financial statements and the independent audit thereof, the Audit Committee is responsible for the selection, evaluation and, where deemed appropriate, replacement of the independent registered public accounting firm, and for the evaluation of the independence of the independent registered public accounting firm.
•The Audit Committee is directly involved in the selection of the auditor’s lead engagement partner.
•The Audit Committee is also responsible for the oversight of our ethics and compliance program and Code of Conduct, as well as assisting the Board in overseeing the processes by which we identify, assess, monitor and manage our exposure to major risks. The Chief Compliance Officer facilitates our compliance program and reports independently to the Audit Committee. The Audit Committee regularly receives a detailed report from the Chief Compliance Officer regarding our compliance program activities.
See “Audit Committee Matters — Audit Committee Report” and “Corporate Governance — The Board’s Role and Responsibilities — Board Role in Risk Oversight.”
The Audit Committee met separately at several meetings during 2021 with executive management (including the Chief Financial Officer and the Chief Legal Officer), the Chief Accounting Officer, the Chief Internal Audit Executive, the Chief Risk Officer, the Chief Compliance Officer and the independent registered public accounting firm.
The Board has determined that each of the members of the Audit Committee is “independent” as defined by the rules of the SEC and the NYSE listing standards. The Board has determined that, with the exception of Mr. Dixon, each of the Audit Committee members is an “audit committee financial expert” as defined by the SEC’s rules.

Lewis Hay, III – Chair Members: R. Kerry Clark Susan D. DeVore Robert L. Dixon, Jr. Antonio F. Neri Meetings in 2021: 8

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Corporate Governance

Compensation and Talent Committee

Principal Responsibilities:
•The Compensation and Talent Committee assists the Board in discharging its responsibilities relating to compensation and benefits provided to our executive officers (which are determined by the Compensation and Talent Committee in its sole discretion), including overseeing an assessment of the risks related to our compensation policies and practices. See “Corporate Governance — The Board’s Role and Responsibilities — Board Role in Risk Oversight — Assessment of Compensation-Related Risks.”
•The Compensation and Talent Committee sets the compensation level of our CEO and other executive officers based on an evaluation of the executive’s performance in light of our goals and objectives.
•The Compensation and Talent Committee may take into consideration when setting the compensation levels of the executive officers (other than the CEO) any recommendations of the CEO with respect to the other executive officers.
•In addition, the Compensation and Talent Committee has directly engaged Willis Towers Watson US LLC (“WTW”), an outside compensation consultant, to assist in the evaluation of CEO and executive officer compensation, as authorized under its charter. WTW reports directly to the Compensation and Talent Committee, participates regularly in Compensation and Talent Committee meetings and advises the Compensation and Talent Committee with respect to compensation trends and best practices, plan design and the reasonableness of individual compensation awards. In 2021, WTW replaced Semler Brossy Consulting Group LLC ("Semler Brossy"), who had been the committee's independent compensation consultant since 2010. Prior to engaging WTW, the Compensation and Talent Committee assessed the independence of WTW pursuant to, and based on the factors set forth in, the SEC's and NYSE's rules and concluded that no conflict of interest exists that would prevent WTW from independently advising the Compensation and Talent Committee.
•The Compensation and Talent Committee reviews and discusses talent acquisition and talent retention, and also monitors our programs and practices related to workforce diversity and inclusion.
Compensation Committee Interlocks and Insider Participation:
All members of the Compensation and Talent Committee are “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and “independent” within the meaning of the NYSE listing standards. None of the Compensation and Talent Committee members is or has been an officer or employee of the Company. During 2021, none of our executive officers served as a member of the board of directors or compensation committee of any other company that had an executive officer serving on our Board or our Compensation and Talent Committee or was involved in a related person transaction requiring disclosure under Item 404 of Regulation S-K.

Ramiro G. Peru – Chair Members: Bahija Jallal Ryan M. Schneider Elizabeth E. Tallett Meetings in 2021: 7

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Corporate Governance

Governance Committee

Principal Responsibilities:
•The Governance Committee assists the Board in discharging its responsibilities relating to Board composition and evaluations, non-employee director compensation and corporate governance by identifying and recommending individuals for nomination as members of the Board, recommending to the Board the overall non-employee director compensation policy and developing and recommending to the Board a set of corporate governance guidelines.
•The Governance Committee also is responsible for reviewing, at least annually, our political strategy, contributions and activities, including our Political Contributions & Related Activity Report, and overseeing compliance with our policies and procedures regarding political contributions and activities.
•In addition, the Governance Committee monitors our corporate social responsibility and environmental sustainability initiatives (including climate-related matters) as set forth in our Corporate Responsibility Report and upcoming Annual Impact Report, both of which are prepared in accordance with the GRI Core Reporting Guidelines and include SASB aspects.
•The Governance Committee has directly engaged Compensation Advisory Partners LLC (“CAP”), an outside compensation consultant, to assist in the evaluation of director compensation, as authorized under its charter. CAP reports directly to the Governance Committee. During 2021, CAP advised the Governance Committee with respect to director compensation trends and leading practices, plan design and the reasonableness of director compensation. CAP does not provide any other services to the Company. The Governance Committee assessed the independence of CAP pursuant to, and based on the factors set forth in, the SEC’s and NYSE’s rules and concluded that no conflict of interest exists that would prevent CAP from independently advising the Governance Committee.
The Board has determined that each of the members of the Governance Committee is “independent” as defined by the NYSE listing standards.

Bahija Jallal – Chair Members: Antonio F. Neri Ryan M. Schneider Elizabeth E. Tallett Meetings in 2021: 4

Finance Committee

Principal Responsibilities:
•The Finance Committee assists the Board in fulfilling its responsibilities related to our capital structure, financial policies, financing strategies and financial condition.
•The Finance Committee is responsible for approving our annual capital plan and reviewing the issuance and retirement of debt and other securities and our credit facilities, as well as reviewing investment and financial risk management strategies.
•The Finance Committee provides guidance to the Board on significant policies and matters of financial corporate governance, including our use of capital, dividend policy, share repurchase program and credit ratings.
•The Finance Committee reviews our external insurance risk management program and insurance coverage.
•The Finance Committee also reviews proposed material mergers, acquisitions and divestitures, approving certain of these transactions subject to Board delegation, and reviews the performance of completed material mergers, acquisitions and divestitures.
The Board has determined that each of the members of the Finance Committee is “independent” as defined by the NYSE listing standards.

R. Kerry Clark – Chair Members: Susan D. DeVore Robert L. Dixon, Jr. Lewis Hay, III Ramiro G. Peru Meetings in 2021: 7

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Corporate Governance
Board Practices, Processes and Policies
Corporate Governance Policies and Practices
Our corporate governance policies reflect our goal of adopting leading governance practices to promote a high level of performance from the Board and management. We believe our corporate governance practices promote the long-term interests of our shareholders and strengthen Board and management accountability.
Among the practices we adhere to are the following:

Board Independence	•Independent Chair of the Board •Nine out of ten directors are independent •Only independent directors serve on the Audit, Compensation and Talent, Governance and Finance Committees

Board Diversity
•Four out of ten directors are women
•Four out of ten directors are racially or ethnically diverse
•Balanced director tenure, with the average tenure being approximately 6.9 years
•Board composition is also diverse in age, geographic location, skills and experiences

Shareholder Rights
•Proxy access for shareholder-nominated director nominees
•Majority voting for uncontested director elections, with directors who fail to receive a majority vote required to tender their resignation for consideration by the Board
•No supermajority voting requirements in our Articles of Incorporation
•Opted out of the Indiana Control Share Acquisition Statute
•Shareholders have the right to call a special meeting of shareholders
•Shareholders can amend our Bylaws, except for those provisions required by our licenses with the BCBSA
•Long-standing practice of shareholder engagement on governance, compensation and sustainability issues

Other Leading Governance Practices
•Annual Board, committee and individual director performance evaluations, including evaluations led by an external party
•Board oversees director refreshment and succession planning and executive officer succession planning, addressing both emergency and long-term succession
•Directors nominees are not eligible for election if 73 years of age or older as of the March 1st immediately prior to the annual meeting of shareholders at which his or her nomination will be submitted for shareholder approval
•Directors may not serve on more than three other public company boards
•Our CEO may serve on no more than one other public company board
•Rotation of lead partner of our independent registered public accounting firm at least every five years
•The Board and its committees have the authority to engage consultants and advisors at our expense
•Executive sessions of independent directors are generally held at each regularly scheduled Board meeting
•Strong compensation governance practices as discussed in the Compensation Discussion & Analysis
•Board and committee oversight of risk, including risks relating to financial reporting, compensation practices and cybersecurity
•The Board encourages directors to participate in continuing education programs and reimburses directors for the expense of such participation
•Several avenues for shareholders to communicate with the Board and management, including periodic investor days, earnings release conference calls and a dedicated email address for the Board

Due to our existing contractual obligations with the BCBSA, we are required to maintain a classified board structure. Our Articles of Incorporation provide that we will declassify the Board if the BCBSA requirement for a classified board is no longer applicable to us.
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Corporate Governance
Current versions of the following documents are available on our website at https://ir.antheminc.com/ governance-corporate-documents and www.antheminc.com/AboutAnthemInc/PublicAffairs/PoliticalContributions/index.htm.

Governance Documents at www.antheminc.com
•Articles of Incorporation
•Bylaws
•Corporate Governance Guidelines
•Standards of Director Independence
•Code of Conduct
•Insider Trading Policy
•Board Committee Charters
•Political Contributions & Related Activity Report

We will continue to assess and refine our corporate governance practices and share them with you.
Director Evaluation Process
Board, committee and individual director evaluations play a critical role in ensuring the effective functioning of our Board. Each year our Board conducts a rigorous evaluation process, including an evaluation of the full Board, committee evaluations, director self-evaluations and peer evaluations. The evaluation process is multi-faceted and can be summarized as follows:

Solicitation
Board, committee and individual director performance evaluations:
•Board evaluation is facilitated by the Chair of the Governance Committee and an external party
•Individual director assessments are facilitated by an external party
•Committee evaluations are conducted for each of the committees upon which directors serve

Evaluation and Assessment
Directors provide feedback regarding the Board, committees and peers:
•Evaluation of Board membership
•Exploration of Board member behaviors as compared to those of effective boards
•Assessment of meetings, materials and Board deliberations
•Examinations of key functions, including those that maximize shareholder value

Board Review
•Summary of Board and committee evaluations, in addition to individual director feedback, provided to the Board
•Chairs of each of the committees lead a discussion of committee evaluation results
•External party communicates the results of the individual director assessments to the Board, as well as the individual directors

Incorporation of Feedback	•Follow-up items are addressed at subsequent Board or committee meetings •As appropriate, Board and committee action plans are prepared to address any issues
Director Orientation and Continuing Education
All new directors on our Board receive an orientation to the Company and training that is individually tailored, taking into account the director’s experience, background, education and committee assignments. Our new director orientation program is led by members of senior management, in consultation with the Chair of our Board, and covers a review of our business segments, strategic plans, financial statements and policies, risk management framework, regulatory matters, our internal and external auditors, corporate governance and key policies and practices (including our Code of Conduct), as well as the roles and responsibilities of our directors.
Continuing education occurs at Board and committee meetings, with specific topics of interest covered by management or outside experts. Information on director education programs that might be of interest on developments in our industry, corporate governance, regulatory requirements, the economic environment, and other matters relevant to their duties as a director of our Company are made available to directors. The Board encourages directors to participate in continuing education programs and reimburses directors for the expense of such participation.
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Corporate Governance
Review and Approval of Transactions with Related Persons
Policy
The Board has adopted a written policy and procedures for the review, approval and monitoring of transactions involving us and “related persons” (directors and executive officers, shareholders owning five percent or greater of our outstanding common stock, or their immediate family members). The policy covers any transaction in which we are a participant that involves amounts exceeding $120,000 in any calendar year and in which a related person has or will have a direct or indirect interest (other than solely as a result of being a director or a less than ten percent beneficial owner of another entity), and provides that the Governance Committee shall prohibit any such transaction if it determines it to be inconsistent with the interests of the Company and our shareholders.
Related person transactions must be approved or ratified by the Governance Committee of the Board. In considering the transaction, the Governance Committee will take into account, among other factors it deems appropriate, whether the terms of the transaction are no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The policy includes several categories of standing pre-approved transactions, including, but not limited to, transactions involving competitive bids, certain banking-related services, certain transactions involving amounts not in excess of the greater of $1 million or 2% of the other company’s total annual gross revenues and ordinary course transactions under $500,000. The Governance Committee periodically reviews and assesses ongoing transactions to confirm that the transactions comply with the Governance Committee’s guidelines and remain appropriate.
Current Transactions
In the ordinary course of business, we may, from time to time, engage in transactions with other companies whose officers or directors are also our directors or are immediate family members of our directors. Transactions with such companies are conducted on an arm’s length basis, and in 2021, all of these transactions came within the pre-approval procedures of the Governance Committee consistent with the above policy or the Governance Committee determined that the director did not have a material direct or indirect interest in the transaction.
Compensation of Non-Employee Directors
Process
The compensation of our non-employee directors is paid in the form of annual retainers for Board members and committee chairs and annual stock awards. An annual retainer is also paid when the Chair of the Board is not an employee or there is a Lead Director. In addition, pro-rata stock awards are granted to non-employee directors who join the Board mid-year. Our 2021 compensation for non-employee directors was as follows:

Compensation Element	2021
Annual Retainer – Cash Portion	$125,000
Annual Retainer – Company Stock Portion	$195,000
Annual Committee Chair Retainers
•Audit Committee	$30,000
•Compensation and Talent, Governance and Finance Committees	$20,000
Annual Retainer for Non-Executive Chair of the Board, if any	$240,000
Annual Retainer for Lead Director, if any	$35,000
Ms. Boudreaux, as an employee director, does not receive any compensation for her service as a director. Ms. Boudreaux’s 2021 compensation is shown in the Summary Compensation Table.
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Directors’ Compensation Table
The compensation actually paid to our non-employee directors for service during 2021 was as follows:

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
R. Kerry Clark	$145,319		$194,681	$10,000	$350,000
Susan D. DeVore	$51,712		$153,662	$—	$205,374
Robert L. Dixon, Jr.	$125,319		$194,681	$30,640	$350,640
Lewis Hay, III	$155,319		$194,681	$4,705	$354,705
Julie A. Hill	$58,558		$—	$856,767	$915,325
Bahija Jallal	$137,208	(4)	$194,681	$10,000	$341,889
Antonio F. Neri	$125,319		$194,681	$—	$320,000
Ramiro G. Peru	$145,319		$194,681	$20,640	$360,640
Ryan M. Schneider	$125,319		$194,681	$—	$320,000
Elizabeth E. Tallett	$365,319	(4)	$194,681	$10,000	$570,000
(1)In addition to annual Board and committee retainer fees, amounts include $319.23 paid in cash to each non-employee director then serving or elected at the 2021 annual meeting of shareholders, which represents cash payments in lieu of issuing fractional shares in connection with the annual grant of phantom shares of our common stock received on the date of our annual meeting of shareholders.
(2)The amounts in this column reflect the grant date fair value of stock awards issued to each non-employee director during the year ended December 31, 2021, in accordance with Accounting Standards Codification Topic 718, “Compensation — Stock Compensation” (“ASC Topic 718”). Each non‑employee director then in office received 493 deferred shares of our common stock for the annual retainer grant of shares of our common stock on the date of our annual meeting of shareholders (May 26, 2021). Amounts also include $153,662 for Ms. DeVore, in connection with her pro-rata annual stock grant received upon joining the Board. The deferred shares will be converted into common stock upon the lapse of the deferral period. See also “— Board Equity Compensation and Stock Ownership Guidelines.” The grant date fair value for the 2021 stock awards is calculated by multiplying the closing price of our common stock on the NYSE on the date of grant by the number of shares in the stock award. As of December 31, 2021, each non-employee director had the following number of deferred shares under our Board of Directors’ Deferred Compensation Plan (“Board Deferred Compensation Plan”) for all years of service as a director:

Director	Deferred Shares (as of 12/31/21)
R. Kerry Clark	7,754
Susan D. DeVore	416
Robert L. Dixon, Jr.	3,688
Lewis Hay, III	9,621
Julie A. Hill	—
Bahija Jallal	2,902
Antonio F. Neri	3,039
Ramiro G. Peru	3,688
Ryan M. Schneider	1,714
Elizabeth E. Tallett	9,006
No non-employee directors currently have any stock options outstanding. The deferred shares for each director are included in the Security Ownership of Certain Beneficial Owners and Management — Stock Held by Directors, Nominees and Executive Officers table on page 78.
(3)Includes: (i) matching charitable contributions made by our Foundation on behalf of Messrs. Clark, Dixon and Hay and Mses. Hill, Jallal and Tallett (see “— Matching Gift Program”); (ii) dividend equivalents paid on directors’ deferred shares that vested in 2021 of $20,640 each to Messrs. Dixon and Peru and Ms. Hill; and (iii) dividend equivalents of $826,127 paid to Ms. Hill upon her retirement from the Board. This column does not include perquisites received by a director to the extent the amount of all such perquisites received by such director was less than $10,000.
(4)All of Ms. Jallal’s and 60% of Ms. Tallett’s 2021 cash compensation was deferred by each pursuant to the Board Deferred Compensation Plan, other than amounts paid in cash in lieu of a fractional share.
Anthem, Inc.          37

Corporate Governance
Anthem Board of Directors’ Deferred Compensation Plan
Cash fees paid to directors may be deferred under the Board Deferred Compensation Plan, which provides a method of deferring payment until a date selected by the director. Deferred cash fees accrue interest at a declared interest rate, which is determined on January 1 of each year and is the average of the 10-year U.S. Treasury Note monthly average rates for the 12-month period ending on September 30 of the previous year, plus 150 basis points, but not to exceed 120% of the applicable federal long-term rate, with compounding. Fees paid to non-employee directors in our common stock may also be deferred under the Board Deferred Compensation Plan for a period longer than the minimum deferral period discussed below, with the cash dividends accruing during the deferral period and paid in cash at the end of the deferral period. Fees paid in stock and deferred under the Board Deferred Compensation Plan are distributed in stock pursuant to their election under the Plan.
Matching Gift Program
Directors are eligible to participate in our Foundation matching gift program. Under this program, our Foundation matches 100% of charitable donations to qualified entities up to a maximum of $10,000 per year for each director.
Board Equity Compensation and Stock Ownership Guidelines
For 2021, each non-employee director then in office received, subject to the deferral described below, an annual grant, on the date of our annual meeting of shareholders, of the number of shares of our common stock equal to $195,000, with the amount of any fractional share paid in cash. In 2021, each such non-employee director received 493 deferred shares based on the market price of $394.89 per share pursuant to this grant. In connection with her appointment as director, Ms. DeVore received a pro-rata grant of 416 deferred shares based on the market price of $369.38 on the date of grant. Each grant of common stock is deferred for a minimum of five years from the date of grant (or in the case of grants made after the annual meeting of shareholders, five years from the date of the annual meeting of shareholders that immediately precedes the date of grant). The shares of common stock, along with the cash dividends accrued thereon, will not be distributed until the earlier of the expiration of such deferral period or the date on which a director ceases to be a member of the Board.
In addition, each non-employee director has an obligation to own at least $625,000 of our common stock by no later than the fifth anniversary of the date such director became a member of the Board. For the purpose of this requirement, all shares directly owned and deferred shares are included in the calculation. Each of our non-employee directors owned sufficient shares to either meet, or be on track to meet, his or her ownership requirement as required under the guidelines, based on the average closing price of $376.75 during 2021.
38          2022 Proxy Statement

Executive Compensation

PROPOSAL 2

Advisory Vote to Approve the Compensation of Our Named Executive Officers

We are asking our shareholders to indicate their support for our NEOs’ compensation as described in this proxy statement and in compliance with Section 14A of the Exchange Act.
Our executive compensation program is designed to attract, engage, motivate and retain a talented team of executive officers and to appropriately reward those executive officers for their contributions to our business, our consumers and our shareholders. Our Total Rewards program emphasizes performance-based compensation, and the majority of our CEO’s and other NEOs’ compensation is variable based on overall long-term Company performance. Our Total Rewards program contains financial and strategic goals, and the value of equity-based awards will depend on our long-term stock price performance. In considering your vote, we invite you to read the “Compensation Discussion & Analysis,” along with the tables and narrative discussion, beginning on page 40 for additional details about our executive compensation program, including information about the fiscal year 2021 compensation of our NEOs.
This proposal gives our shareholders the opportunity to express their views on our NEOs’ compensation (“Say-on-Pay”). The Say-on-Pay vote is not intended to approve any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, we recommend that our shareholders vote “for” the following resolution at the annual meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, the compensation tables and the other related disclosures.”
The Say-on-Pay vote is advisory, and therefore not binding on the Company, our Compensation and Talent Committee or our Board. Our Board and our Compensation and Talent Committee value the opinions of our shareholders, and to the extent that there is any significant vote against the NEOs’ compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and our Compensation and Talent Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors unanimously recommends a vote FOR Proposal 2, the advisory vote to approve the compensation of our Named Executive Officers.

Anthem, Inc.          39

Executive Compensation
Compensation Discussion & Analysis
This Compensation Discussion & Analysis (“CD&A”) describes our executive compensation program, our pay-for-performance compensation philosophy, the emphasis on creating long-term shareholder value and the methodology and governance process the Compensation and Talent Committee (the “Committee”) used to align compensation-related actions to Company performance in 2021. Also included are highlights of changes we have made to select programs in 2022 that are consistent with our philosophy and executive compensation objectives.
The CD&A focuses on our CEO, our CFO and the three other most highly compensated executive officers for 2021 (our “NEOs”), who are:

Gail K. Boudreaux President and Chief Executive Officer (CEO)	John E. Gallina Executive Vice President and Chief Financial Officer (CFO)	Peter D. Haytaian Executive Vice President and President of Diversified Business Group and IngenioRx	Gloria M. McCarthy Executive Vice President and Chief Administrative Officer	Felicia F. Norwood Executive Vice President and President of Government Business Division
Executive Summary
Executive Compensation Philosophy and Program Objectives
The Committee oversees the compensation program for our executive officers, including our NEOs, and determines their compensation. Our executive compensation program, which we refer to as Total Rewards, is designed to:
•Attract, engage, motivate, retain and appropriately reward executives for their contributions to our business, our consumers, our associates and our shareholders
•Closely align executive interests and rewards with the interests of our shareholders
•Recognize the need for a balance between executive rewards and the expectations of our stakeholders (consumers, shareholders, providers and associates)
•Drive the achievement of the Company’s purpose, mission, values and strategy
•Deliver compensation that is commensurate with Company and individual performance within the context of the external market

Our Total Rewards program is intended to be generally consistent in design and in aggregate size with market and good corporate governance practices	We consider both external competitiveness and internal equity in the operation and administration of our program	These objectives are extended beyond the executive ranks to include all associates and are intended to promote the Company’s culture, as well as enhance teamwork and equitable treatment

40          2022 Proxy Statement

Executive Compensation
A foundation of our strategy is to deliver on our commitments to those we serve as we strive to become a lifetime, trusted health partner. It is important that pay for our most senior leaders reflects their performance in delivering on those commitments.
In order to achieve these objectives, we structure our Total Rewards program in a manner that emphasizes the long-term performance of the Company by focusing on our purpose, our mission, our strategy and our values:

Purpose	IMPROVING THE HEALTH OF HUMANITY

Mission	IMPROVING LIVES AND COMMUNITIES. SIMPLIFYING HEALTHCARE. EXPECTING MORE.

Strategy Framework	A LIFETIME, TRUSTED HEALTH PARTNER

MAXIMIZE THE POWER OF PARTNERSHIPS

	Exceptional Experiences We put the people we serve at the center of all that we do, to exceed expectations, optimize health outcomes and advance health equity for our consumers.	Aligned Organization We bring together the right resources and the right people, wherever we are, so that we anticipate and deliver with speed and accuracy.	Digital Platform for Health We connect with consumers, care providers and the entire health ecosystem to reinvent care delivery, operations and interactions.	Whole Health We partner to address physical, behavioral, social and pharmacy needs to improve health, affordability, quality and access for individuals and communities.

INNOVATION TO IMPROVE HEALTH AND FUEL GROWTH

HIGH-PERFORMANCE CULTURE

Values	LEADERSHIP Redefine what’s possible	COMMUNITY Committed, connected, invested	INTEGRITY Do the right thing, with a spirit of excellence	AGILITY Deliver today — transform tomorrow	DIVERSITY Open your hearts and minds

Anthem, Inc.          41

Executive Compensation
2021 Performance Highlights

EARNINGS PER SHARE	TOTAL OPERATING REVENUE ($ in millions)	MEMBERSHIP (in millions)

3-Yr CAGR: 14.5%
$103,141
$120,808
$136,943
2019
2020
2021

TOTAL SHAREHOLDER RETURN (Annual Growth Rate)

	1 Year	3 Years	5 Years
Anthem, Inc.	46.1%	22.3%	28.1%
Peers(3)	32.7%	17.2%	17.9%
S&P 500	28.7%	26.0%	18.2%
•Income before income tax expense increased by 27.0% to $7.9 billion for 2021, as compared to $6.2 billion in 2020, while operating gain increased by 17.8% to $7.5 billion for 2021, as compared to $6.4 billion for 2020. (1)
•We rank first among our peers(3) in 5-year total shareholder return and are above the peer group average in 1-year and 3-year total shareholder return.
•Our closing stock price increased by approximately 44.4% from $321.09 on December 31, 2020 to $463.54 on December 31, 2021. In addition, we paid cash dividends totaling $4.52 per share in 2021.
•We won the City of New York Group Retiree Solutions contract, which is one of the largest public procurements for Group Medicare Advantage in at least a decade.
•We delivered Medicaid growth with a 100% request for proposal win rate, including wins in Indiana, Minnesota, Nevada, Ohio and Tennessee.
•We acquired MMM Holdings, LLC, a Puerto Rico-based integrated healthcare organization and its Medicare Advantage plan, Medicaid plan and other affiliated companies, and myNEXUS, Inc., a comprehensive home-based nursing management company.
•Sydney Health, our digital engagement platform, had an 82% increase year-over-year in members using the platform.
•We were named to the 2021 Dow Jones Sustainability North America and World Indices for the fourth consecutive year and were included on the JUST 100 list for a third consecutive year, continuing to rank first in the health care providers category.
•We continued to support our communities through the COVID-19 pandemic, providing over $45 million in active Anthem Foundation grants and sponsorships, with a focus on Maternal-child Health, Food as Medicine and Substance Use Disorder, and over 90,000 volunteer hours by our associates and $7.4 million donated through Associate Engagement Programs.
•We met our 100% renewable energy target four years ahead of schedule, producing enough electricity via solar purchase agreements to power all of our offices, data centers and clinics.

(1)Please refer to the GAAP reconciliation table in Annex A for information on operating gain and adjusted earnings per share.
(2)Compound annual growth rate.
(3)Peer Group includes: Centene, Cigna, CVS, Humana and United.
42          2022 Proxy Statement

Executive Compensation
Compensation Governance Practices
The Committee maintains what it believes are leading practices for executive compensation, each of which reinforces the Company’s compensation philosophy and objectives. Below is a summary of these practices:

WHAT WE DO	WHAT WE DO NOT DO

   Rigorous establishment and oversight of incentive measures, goals and pay/performance relationship
   Align executive compensation with shareholder returns through a mix of variable and fixed compensation that is heavily weighted toward variable, long-term performance-based compensation, with caps on AIP and PSU payouts
   Significant director and executive stock ownership requirements and holding restrictions
   Clawback policy for executive officers’ incentive compensation, including for reputational harm
   Double-trigger change-in-control provisions
   No dividends paid on stock units until they vest
   Limited executive perquisites

    No backdating, re-pricing, discounting, reloading or replacing of stock options or stock appreciation rights without shareholder approval
    No change-in-control excise tax gross-ups
    No short sales, hedging or pledging of our stock is permitted by any director or associate, including our executive officers
    No compensation plans which encourage excessive risk taking

Shareholder Engagement and Recent Say-on-Pay Results
We have a longstanding practice of engaging with our shareholders on executive compensation matters. During 2021, our management engaged with our largest shareholders, representing a majority of our outstanding shares of common stock, and offered to discuss a broad range of topics, including executive compensation. The Committee considers comments and input provided by shareholders when determining the compensation of our NEOs.

At the 2021 annual meeting of shareholders, approximately 94% of votes cast were voted in favor of the proposal on the advisory vote on the compensation of our NEOs, commonly referred to as the “Say-on-Pay” vote.

In addition, the Committee annually reviews reports from our independent compensation consultant regarding:
•market trends relating to the design of our Total Rewards program;
•outcomes from the recent Say-on-Pay voting results and proxy advisor policy changes; and
•other market factors impacting executive compensation.
As a result of this ongoing practice, the Committee approved the following changes to our Total Rewards program in an effort to continue to promote the performance-based and long-term shareholder value creation elements of our incentive plans and the adoption of good governance policies.
Anthem, Inc.          43

Executive Compensation
Key Changes Made to Our 2021 Compensation Programs

Annual Incentive Plan
•Introduced a new ESG measure made up of several metrics that focus on health and inclusion, which are issues important to our strategy. The ESG measure, which is titled "Improving the Health of Humanity," is focused on improving the health of both internal (associate) and external (member and community) constituencies.
ä See page 50

CEO Compensation
•Made the first change to Ms. Boudreaux's base salary since her appointment in November 2017 and increased her base salary from $1,400,000 to $1,600,000, an annualized increase of approximately 4.5%. In addition, her AIP target was increased to 200% and her 2021 LTIP was increased to approximately $13,200,000. These changes took into account Ms. Boudreaux's strong performance since her appointment and a desire to ensure that her total compensation more closely reflects our philosophy of positioning pay around the median of our comparator groups.
ä See page 48

Compensation Decision Making Process

COMPENSATION DECISION MAKING PROCESS AND KEY CONSIDERATIONS

A UNIFIED APPROACH TO BRING TOGETHER BOTH EXTERNAL AND INTERNAL RESOURCES TO MAKE WELL-INFORMED COMPENSATION DECISIONS

THE ROLE OF THE COMMITTEE	SHAREHOLDER OUTREACH AND SAY-ON-PAY VOTES	THE ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT	MARKET ASSESSMENT AND PEER PRACTICES	INTERNAL COMPARISONS AND THE USE OF TALLY SHEETS	THE ROLE OF MANAGEMENT

The Role of the Committee
The Committee reviews and approves all elements of Total Rewards for our executive officers, including the NEOs, including base salary levels and merit increases, annual short-term and equity-based long-term incentive plan design, performance measures and payouts, executive perquisites, stock ownership guidelines and other compensation-related governance policies. With respect to the CEO’s compensation, the Committee and the independent members of the Board evaluate the CEO’s performance against pre-established enterprise goals and her own personal goals, including leadership qualities. The Committee then determines the CEO’s pay. Compensation decisions for all NEOs are made as part of a unified process so that all components of pay are reviewed in concert with each other. This is intended to ensure that the Total Rewards package for the NEOs fits with our compensation philosophy and Company values and aligns with the interests of our shareholders.
44          2022 Proxy Statement

Executive Compensation
Shareholder Outreach and Say-on-Pay Votes
As previously discussed on page 43, we regularly engage with our shareholders to discuss a broad range of topics, including executive compensation. Additionally, the Committee reviews the results of our annual Say-on-Pay vote. These dialogues and Say-on-Pay votes provide valuable insight into understanding the interests and viewpoints of our shareholders, which are key considerations in the design and governance of our pay programs.
The Role of the Independent Compensation Consultant
The Committee believes that it is good governance to periodically review the engagement of its independent compensation consultant. During the spring of 2021, the Committee conducted a request-for-proposal with multiple firms to select its independent compensation consultant. The Committee, along with representatives from management, conducted interviews with the finalist firms before ultimately retaining Willis Towers Watson US LLC ("WTW") effective June 2021. WTW replaced Semler Brossy Consulting Group LLC ("Semler Brossy"), which had been the Committee’s independent compensation consultant since 2010. Semler Brossy did not provide any other services to the Company.
Fees paid to WTW for executive compensation consulting services in 2021 totaled $147,779. In addition, our management purchased compensation surveys from WTW that management used to evaluate executive and non-executive jobs for a total purchase price of $41,376 in 2021. Also, our management has retained WTW and its subsidiaries to provide non-executive compensation consulting services consisting of insurance brokering and marketing services for many years. We paid WTW and/or its subsidiaries non-consulting fees and commissions totaling $119,806,353 in 2021 related to the growth in sales of our insurance products through brokers, which were earned when customers of WTW and/or its subsidiaries chose our insurance products. The representatives of WTW who provide executive compensation consulting services to the Committee have no involvement in the planning or delivery to the Company of any of the services unrelated to executive compensation. As reported by WTW to the Committee, the total payments from the Company to WTW and/or its subsidiaries in 2021 represented less than 2% of WTW’s parent company’s annual revenue. Prior to engaging WTW, the Committee assessed WTW’s independence pursuant to applicable SEC and NYSE rules and concluded that no conflict of interest exists with respect to the work WTW performs for the Committee.
At the Committee’s direction, the independent compensation consultant:
•Attends all regularly scheduled Committee meetings, including, when invited, executive sessions;
•Reviews the Company’s executive compensation strategy and programs to ensure appropriateness and market-competitiveness;
•Provides research, data analyses, survey information and design expertise in developing compensation programs for executives;
•Regularly updates the Committee on market trends, changing practices and legislation pertaining to executive compensation and benefits; and
•Advises the Committee on the appropriate comparator group for compensation and benefits.
Market Assessment and Peer Practices
The Committee has designed our executive compensation program to target total compensation (salary plus target AIP award plus long-term equity grant fair value on the date of grant) at the median for comparable positions in our comparator groups, and it believes that total compensation for our NEOs is generally aligned with our comparator groups.
In setting compensation for the NEOs, the Committee reviews executive compensation levels and prevailing practices within two distinct comparator groups. Each year, the Committee reviews the composition of the two comparator groups and determines which companies should be in the comparator groups with the assistance of the independent compensation consultant. The first group includes our four largest direct managed care competitors. The second group represents a sample of similarly-sized companies from various industries (the “General Industry Group”). The Committee uses these two comparator groups, as there are a limited number of direct industry competitors. For 2021, 52 companies were selected for inclusion in the General Industry Group based on earnings before interest and taxes with a filter for market capitalization. The year-over-year decrease in the number of companies in the General Industry Group was due to our growing earnings before interest and taxes and flat market capitalization relative to the general industry.

Anthem, Inc.          45

Executive Compensation
For 2021, the Committee approved the following comparator groups, with additions and deletions as follows:
2021 COMPENSATION COMPARATOR GROUPS

Our Four Largest Managed Care Peers Centene Corporation Cigna Corporation Humana Inc. UnitedHealth Group Incorporated

General Industry Group	General Industry Group Additions
3M Company
AbbVie Inc.
Accenture plc
Altria Group, Inc.
American Express Company
Amgen Inc.
Biogen Inc.
BlackRock, Inc.
Booking Holdings Inc.
Bristol-Myers Squibb Company
Capital One Financial Corporation
Caterpillar Inc.
Charter Communications, Inc.
Citigroup Inc.
Cigna Corporation
ConocoPhilips
Costco Wholesale Corporation
CSX Corporation
CVS Health Corporation
Duke Energy Corporation
Eli Lilly and Company
Exelon Corporation
General Motors Company
Gilead Sciences, Inc.
HCA Healthcare, Inc.

Honeywell International Inc.
International Business Machines Corporation
Lockheed Martin Corporation
Lowe’s Companies, Inc.
McDonald’s Corporation
Medtronic plc
MetLife, Inc.
Micron Technology, Inc.
Morgan Stanley
NextEra Energy, Inc.
Philip Morris International Inc.
QUALCOMM Incorporated
Raytheon Technologies Corporation
T-Mobile US, Inc.
Target Corporation
Texas Instruments Incorporated
The Bank of New York Mellon Corporation
The Goldman Sachs Group, Inc.
The Kraft Heinz Company
The PNC Financial Services Group, Inc.
The Southern Company
Truist Financial Corporation
Union Pacific Corporation
United Parcel Service, Inc.
U.S. Bancorp
Walgreens Boots Alliance, Inc.
Wells Fargo & Company
Citigroup Inc. Raytheon Technologies Corporation Wells Fargo & Company

 General Industry Group Deletions
Companies deleted due to not meeting comparator group selection criteria and/or acquisition or divestiture activity:
Abbott Laboratories
Aflac Incorporated
Applied Materials, Inc.
Broadcom Inc.
Celgene Corporation
Chubb Limited
Colgate-Palmolive Company
Delta Air Lines, Inc.
Dominion Energy, Inc.
Dow Inc.
DuPont de Nemours, Inc.
FedEx Corporation
Ford Motor Company
General Dynamics Corporation
General Electric Company
Kinder Morgan, Inc.
Marathon Petroleum Corporation
Mondelez International, Inc.
NIKE, Inc.
Norfolk Southern Corporation
Northrop Grumman Corporation
Prudential Financial, Inc.
Starbucks Corporation
The Charles Schwab Corporation
The TJX Companies, Inc.
United Technologies Corporation
Valero Energy Corporation

Based on information provided by Semler Brossy, the median statistics of the General Industry Group when the Committee approved the revised group in September 2020 were ($ in millions):

Measure	Median of General Industry Group	Anthem	Percent of Median
3-Year Average EBIT (Earnings Before Interest and Taxes)	$6,732	$6,712	100%
Market Capitalization	$80,807	$67,019	83%
For 2022, the Committee changed the criteria for the General Industry Group to be all publicly held companies in the Fortune 50, excluding Anthem. By using a revenue-based index of companies as our General Industry Group, we remove the subjectivity in the peer group selection process, maintain a similarly-sized comparator group and stabilize the peer group. The Committee also added CVS to the managed care comparator group for 2022 because of CVS' acquisition of Aetna and its pharmacy benefit management business.
46          2022 Proxy Statement

Executive Compensation
Comparisons and the Use of Tally Sheets
When setting compensation for 2021, the Committee reviewed prior year compensation and compensation actions to compare year-over-year pay actions relative to year-over-year performance and internal equity factors (how the compensation of the particular executive relates to the other executives).
As additional context, when making pay decisions in early 2021, the Committee also reviewed comprehensive tally sheets for each NEO, which provided an overview of the last five years of compensation actions, realized equity and outstanding equity holdings (vested and unvested). Although tally sheets provide good background information for the Committee, the Committee did not base any specific awards for 2021, or any modifications to our compensation program, on them.
The Role of Management
Our CEO and our other executive officers, including the NEOs, do not set their own compensation nor are they present when the Committee sets their specific individual compensation. The CEO provides input regarding the duties and responsibilities of her direct reports and the results of her evaluations of their annual performance. The CEO, in conjunction with the Chief Human Resources Officer, reviews recommendations with the Committee’s independent compensation consultant and then provides the recommendations to the Committee regarding the compensation of the CEO’s executive officer direct reports and the rationale for these proposals. Management also recommends to the Committee appropriate enterprise-wide financial and non-financial performance goals for use in our annual and long-term incentive plans.
Elements of Total Rewards
The following chart shows the primary components of our Total Rewards program for our executives, including our NEOs.
Additional detail on each of these Total Rewards components can be found under the respective headings in this CD&A.

Primary Components	Strategic Purpose
Base Salary	•Fixed annual compensation designed to attract and retain key talent •Set with reference to scope of responsibility, experience, individual performance and the competitive market ä Page 48
Annual Incentive Plan
•Performance-based and therefore variable cash compensation designed to reward achievement of short-term business objectives
•Measures align to interests of shareholders to optimize profitability and include both financial and non-financial performance measures
•Awards may be adjusted, either up or down, to reflect individual performance
ä Page 49

Long-Term Incentive Plan Awards
•PSUs, which are performance-based and are earned over a three-year performance period
•Stock options that provide value with sustained stock price appreciation over the grant term
•Restricted stock units (“RSUs”) that time vest and provide both retention and stock price appreciation incentives
ä Page 52

Broad-Based Benefits
•Participation in the same basic health and welfare benefits as other associates, although more highly paid associates, including NEOs, have a higher associate contribution (i.e., they pay more for their medical benefits than lower paid associates)
•Benefits are focused on promoting the health, well-being and financial security of all associates, including the NEOs
ä Page 55

Executive Benefits and Perquisites	•Limited perquisites and executive benefits that are market competitive •Designed to attract and retain key talent ä Page 55
Anthem, Inc.          47

Executive Compensation
The pay mix for our CEO and our other NEOs during 2021 reflects our executive compensation philosophy that emphasizes performance-based compensation over fixed compensation. As reflected in the following charts, the mix of total target compensation granted in 2021 to our NEOs was heavily weighted toward performance-based and other long-term incentive compensation, with long-term incentive awards making up approximately 73% of 2021 total target compensation for our CEO and an average of 65% of 2021 total target compensation for our other NEOs.
PRIMARY COMPONENTS OF 2021 TARGET COMPENSATION

CEO	OTHER NEOS

2021 Compensation Decisions
Base Salary
Base salary levels are set with reference to both comparator group market data and individual performance. Base salaries are reviewed annually by the Committee and may be adjusted as a result of updated comparator group market information and the CEO’s assessment of an executive’s role and performance contributions, including the executive’s demonstration of the Company’s core values.
In February 2021, the Committee approved a base salary increase of 14.3% for Ms. Boudreaux based on her strong performance and proven contributions since joining Anthem. This increase brought her 2021 base to $1,600,000 to align her total target compensation near the median of the comparator group market data. This was the first base salary adjustment for Ms. Boudreaux since her hire date in November 2017 and equates to an annualized increase of approximately 4.5%.
A 5.9% increase was made to the base salary for each of Messrs. Gallina and Haytaian and Ms. McCarthy for 2021 based on their individual performance in 2020 and to better align their total target compensation with the comparator group market data. As part of a multi-year plan approved in February 2020 to align Ms. Norwood's target compensation to her peers, the Committee approved a 12.5% base salary increase for her for 2021. All increases were effective March 2021.

Name	2020 Base Salary	2021 Base Salary	% of Increase
Gail K. Boudreaux	$1,400,000	$1,600,000	14.3%
John E. Gallina	$850,000	$900,000	5.9%
Peter D. Haytaian	$850,000	$900,000	5.9%
Gloria M. McCarthy	$850,000	$900,000	5.9%
Felicia F. Norwood	$800,000	$900,000	12.5%

48          2022 Proxy Statement

Executive Compensation
Annual Incentive Plan
2021 PLAN DESIGN, PERFORMANCE MEASURES AND SETTING NEO TARGET AIP AWARDS
Our AIP is designed to recognize and reward NEOs for performance and results when the Company meets or exceeds annual performance goals established by the Committee. The 2021 AIP supports our focus on enhancing performance in support of our goals to directly influence the affordability of healthcare in America and improve the health of the diverse communities we serve. We have historically included ESG measures tied to the health of our members via the provider collaboration goal and the quality of our services via the Star rating and consumer effort goals. In 2021, to support our purpose—Improving the Health of Humanity—we have expanded our ESG measures and added a goal focused on items important to the health of our members, associates and the communities we serve.
•Our NEOs are provided with a shared set of goals based on our financial performance, as well as our achievement of other strategic measures.
•We continue to include Adjusted Net Income and Operating Revenue as our financial metrics to maintain a focus on our core operating results and top-line growth that is balanced against non-financial measures to ensure appropriate focus on our strategic goals.
•Additionally, how our growth compares to our peers is important. To ensure we focus on this, our AIP includes a modifier for relative performance that is applied based on our Adjusted Net Income growth and Total Revenue growth compared to our four largest managed care peers and CVS, a managed care peer after its acquisition of Aetna (collectively with us, our "Peer Modifier Group").
•The Committee believes these measures strengthen our focus on financial results and align with our business strategy.
•Finally, while the Company uses defined performance measures and weightings to determine an overall funding level for the Company’s AIP bonus pool, individual AIP awards are not purely formulaic. In determining the amount of the actual AIP award to be paid to each NEO, the Committee considers the CEO’s recommendations for the NEO and the NEO’s individual contribution toward reaching our pre-determined enterprise goals.
ANNUAL INCENTIVE AWARD CALCULATION
The annual incentive award is calculated as follows for all NEOs.

Base Salary (Eligible Earnings)	×	Target Incentive Percent	×	Enterprise Performance Dashboard Results as a % of Target	×	Relative Peer Modifier

+/–

Individual Performance Modifier

In the first quarter of each year, the Committee approves for each NEO an AIP target award expressed as a percentage of base salary paid during the year. In setting the target award percentages for the NEOs, the Committee considers several factors, including comparator group market data, individual performance evaluations and internal equity. To more closely align with the comparator group market data, the Committee approved the following increases to the 2021 AIP target awards:

Name	2020 AIP Target	2021 AIP Target
Gail K. Boudreaux	186%	200%
John E. Gallina	100%	120%
Peter D. Haytaian	100%	120%
Gloria M. McCarthy	100%	110%
Felicia F. Norwood	100%	120%
The total potential payment under the AIP ranges from 30% to 200% of target assuming threshold performance is met. Each performance measure has specific quantifiable objectives aligned to a threshold payout of 30%, a target payout of 100% and a maximum payout of 200%.
Anthem, Inc.          49

Executive Compensation
DETERMINATION OF AIP AWARDS
ENTERPRISE PERFORMANCE DASHBOARD

Performance Measure	Weighting	Criteria and Strategic Importance
Adjusted Net Income Our primary profitability metric with focus on Company financial performance
•Adjusted Net Income is used by management to evaluate our core operating results and is reported to our shareholders on a quarterly basis so they can understand and analyze our core operating results and compare them among performance periods
•Adjusted Net Income incorporates certain non-operating revenue and expenses, including net income from investments, interest on debt and state and federal taxes, while excluding the impact of share count, which the Committee believes provides a more accurate measure of Company earnings against which to measure our growth for incentive purposes
•Target based on 5.9% growth across our business

Operating Revenue Our primary financial growth metric
•Operating Revenue is a key measure used by management to evaluate growth in each of our reporting segments and is reported to our shareholders on a quarterly basis so they can understand and analyze our core operating results and compare them among performance periods
•Successful top-line growth is a key component of our long-term growth plan
•Target based on 11.8% growth across our business

Improving the Health of Humanity ESG measure focused on health and inclusion issues important to fulfilling our purpose to Improve the Health of Humanity
•Addresses how we fulfill our purpose to Improve the Health of Humanity through better health outcomes, and our commitment and accountability to addressing health disparities and diversity, which we believe will drive better business and community results
•This measure consists of the following metrics:
•Improve black maternity outcomes in Indiana as measured through percentage reduction of preterm births and improvement in timeliness of prenatal and postpartum care—Target is improvement over 2020
•Improve the percentage of associates involved in giving time or money to support community health activities—Target is a 6 percentage point improvement over 2020
•Exceed the expected percentage of associates utilizing 50% or more of their Life Essential kit (a program for certain associates designed to help address the social determinants of health challenges they face with nutrition, childcare or transportation)—Target is exceeding expected participation in this new benefit by 10 percentage points
•The Committee reviewed the overall achievement of these metrics in determining qualitatively how we improved the health of our associates, members and community and assigned a final payout based on its assessment of actual results and the quality of those results

Star Ratings ESG measure focused on achieving Medicare goals that most significantly improve clinical outcomes
•Increase the percentage of Medicare members in 4-STAR or better plans, which will have a direct impact on Medicare revenue in 2023
•Target represents substantially meaningful improvement over prior year performance

Provider Collaboration ESG measure focused on our relationship with providers
•Increase the percentage of members with affinity to a high-performing primary care provider to ensure strong cost and quality performance by providers
•Target based on a 150 basis point increase year-over-year in the percentage of membership tied to high-performing providers

Consumer Effort ESG measure focused on the Consumer Experience		•Measures the overall sentiment of our members about how easy their health insurance company is to do business with •Target represents substantially meaningful improvement over prior year performance
Total	100%
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2021 AIP RESULTS

Performance Measure	Target Performance	Actual 2021 Performance

Adjusted Net Income	$6,051.5 million	Exceeded Target $6,300 million(1)
Operating Revenue	$135,100 million	Missed Target $134,800 million(1)
Improving the Health of Humanity		Exceeded Target
Black maternal health	Improvement over 2020	Exceeded 2020 performance
Associate support of community health activities	6 percentage point improvement over 2020	11.6 percentage point improvement over 2020 actual
Eligible associates utilization of Life Essential Kits	Exceeding expected participation in this new benefit by 10 percentage points	Exceeded expected participation in this new benefit by 38.0 percentage points
Star Ratings	Substantially meaningful improvement over 2020 performance	Missed Target
Provider Collaboration	31.2%	Exceeded Target 31.5%
Consumer Effort	Substantially meaningful improvement over 2020 performance	Missed Threshold
(1)The AIP allows for adjustments to our results as reported to our shareholders for items that the Committee believes distort views of management performance and items that, if not adjusted, might misalign management incentives. The Committee reviews each potential adjustment to determine whether to include or exclude. These adjustments include, but are not limited to, the cumulative effect of unplanned changes in accounting principles, extraordinary items and unusual or non-recurring gains or losses, changes in tax law or rate, and results of, and costs of, significant future acquisitions and dispositions. In determining the payout under the AIP for 2021, the Committee approved a $2,183.2 million decrease to our reported Operating Revenue and a $111 million net decrease to our reported Adjusted Net Income to reflect the exclusion of 2021 acquisition revenue and other non-material administrative adjustments.
RELATIVE PEER MODIFIER
In 2021, we also measured our Adjusted Net Income growth and Total Revenue growth as compared to our Peer Modifier Group. Based on this relative performance, the Committee had the ability to adjust overall AIP funding by multiplying the calculated funding amount by 80% to 120%. The calculation of our relative Adjusted Net Income growth and Total Revenue growth is based on actual results for the first three quarters and analysts’ consensus for the fourth quarter of the year, adjusted for the impact of significant mergers and acquisitions.
We ended the year with strong relative Adjusted Net Income growth (we ranked 1st out of the 6 companies in the Peer Modifier Group) and Total Revenue growth (we ranked 1st out of those same 6 companies). Based on our leading relative performance on both measures, the Committee set the modifier at 120%.
INDIVIDUAL PERFORMANCE MODIFIER
As discussed earlier, in determining the amount of the actual AIP award to be paid to each NEO, the Committee considers the CEO’s recommendations for the NEO and the NEO’s contribution toward reaching our pre-determined enterprise goals. The Committee may adjust the AIP award paid to a NEO upward or downward based on the above considerations. However, the overall funding pool for the AIP cannot be exceeded.
Based on the Committee’s assessment of each NEO’s contributions toward reaching our enterprise goals, there were no individual adjustments made for 2021.
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FINAL 2021 AIP PAYOUT FOR NEOs
After setting the total AIP funding pool based on the factors described above and considering each NEO's contributions toward reaching our enterprise goals as described above, the Committee approved the following 2021 AIP awards as shown in the Summary Compensation Table on page 57:

Name	Target AIP %	Target Award	Final Award	Final Payout as % of Target
Gail K. Boudreaux	200%	$3,123,076	$4,019,399	128.7%
John E. Gallina	120%	$1,068,462	$1,375,111	128.7%
Peter D. Haytaian	120%	$1,068,462	$1,375,111	128.7%
Gloria M. McCarthy	110%	$979,424	$1,260,519	128.7%
Felicia F. Norwood	120%	$1,056,923	$1,360,260	128.7%
2022 AIP
For the 2022 AIP, the Committee will maintain the current financial measures and our Star Rating metric, along with the modifier for relative peer performance, and will streamline three of the strategic measures by combining our Provider Collaboration and Consumer Effort measures into our Improving the Health of Humanity measure.
Long-Term Incentive Plan Awards
The Committee makes annual grants of long-term, equity-based incentives to focus executives on the Company’s longer-term financial and strategic objectives and to align the interests of executives with those of our shareholders. These awards are made under the terms and conditions of the Long-Term Incentive Plan. With the assistance of its independent compensation consultant, the Committee establishes the LTIP target opportunity and allocation among the different types of LTIP awards for each NEO based on such factors as competitive practice at companies in our comparator groups, the NEO’s position and scope of responsibility, the importance of retaining the services of the NEO, internal equity and the NEO’s opportunity to drive Company performance and contribute to the long-term success of the Company.
Our 2021 LTIP awards consist of a combination of PSUs, stock options and RSUs, as described below:

Award Type	Weighting	Key Features and Performance Measures
Performance Stock Units Focus on sustained performance and profitable growth
•Opportunity to earn from 0% to 200% of target PSUs based on achievement of pre-established three-year (2021-2023) cumulative Adjusted Net Income (weighted 60%) and cumulative Operating Revenue (weighted 40%)
•Threshold, target and maximum performance goals are anchored on the Company’s long-term strategic plan and are critically important for driving long-term success by rewarding both top-line and bottom-line growth
•Cash dividend equivalents accrue during the vesting period but are only paid when the underlying PSUs vest and are distributed. Dividend equivalents are cancelled if the underlying units do not vest
•Actual payout level to be determined by the Committee following completion of the 2021-2023 performance period. Any shares earned vest on the third anniversary of the grant date

Stock Options Focus on sustained stock price appreciation
•Provide value only when our stock price increases over the exercise price (closing price of our common stock on pre-established grant date)
•Have a term of 10 years
•Vest in three equal annual installments, beginning on the first anniversary of the grant date

Restricted Stock Units Focus on stock value and executive retention
•Enables executive to build levels of stock ownership
•Vest in three equal annual installments, beginning on the first anniversary of the grant date
•Cash dividend equivalents accrue during the vesting period but are only paid when the underlying RSUs vest and are distributed. Dividend equivalents are cancelled if the underlying units do not vest

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Generally, the Committee grants LTIP awards to associates, including the NEOs, on the first business day of March, which occurs after the release of our final earnings for the prior year. This permits material information regarding the Company’s performance for the prior fiscal year to have been disclosed to the public before equity-based awards are granted and provides a pre-established grant date each year.
In addition to the annual grant made in March, the Committee approved a grant for Mr. Haytaian in November 2021 in recognition of his new role leading the Diversified Business Group and IngenioRx and to ensure an appropriate level of retentive compensation. This grant was made utilizing the same mix of PSUs, RSUs and stock options as the March annual grant.
The total grant date fair value of LTIP awards granted in 2021 to each NEO is shown in the following table:

Name	2021-2023 PSU Target Award Grant Date Fair Value	Annual Stock Options Grant Date Fair Value	Annual RSU Grant Date Fair Value	November 2021 Grant		Total 2021 LTIP Granted
Gail K. Boudreaux	$6,599,950	$3,299,986	$3,300,131	$	_	$13,200,067
John E. Gallina	$1,875,110	$937,402	$937,555	$	_	$3,750,067
Peter D. Haytaian	$1,749,895	$874,893	$875,259		$2,000,000	$5,500,047
Gloria M. McCarthy	$1,749,895	$874,893	$875,259	$	_	$3,500,047
Felicia F. Norwood	$1,749,895	$874,893	$875,259	$	_	$3,500,047
A CLOSER LOOK AT PERFORMANCE STOCK UNITS
The following summarizes the PSU awards granted in 2021 and the prior two years, each of which are described in more detail below, including the earned performance for the completed 2019-2021 performance period.

Performance Period	2019	2020	2021	2022	2023
Performance Measures and Award Opportunity	2019-2021 50% of LTIP Award •Opportunity to earn from 0% to 200% of target award based on three-year cumulative Adjusted Net Income (75% weighting) and Operating Revenue (25% weighting)

2020-2022
50% of LTIP Award
•Opportunity to earn from 0% to 200% of target award based on three-year cumulative Adjusted Net Income (60% weighting) and Operating Revenue (40% weighting)
•Increased the weighting of Operating Revenue as a measurement to ensure appropriate focus on our top-line growth

			2021-2023 50% of LTIP Award •Opportunity to earn from 0% to 200% of target award based on three-year cumulative Adjusted Net Income (60% weighting) and Operating Revenue (40% weighting)
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2019-2021 LTIP PSU AWARDS AND PAYOUTS
In February 2022, the Committee approved a payout of 156.2% of target based on the following results of the 2019-2021 performance period:

Performance Measure	Weighting	Threshold (0% Payout)	Target (100% Payout)	Maximum (200% Payout)	Total Payout
2019–2021 Cumulative Adjusted Net Income (in millions)	75%				106.2%
2019-2021 Cumulative Operating Revenue (in billions)	25%				50%
	2019-2021 Calculated PSU Payout (% of Target)				156.2%
(1)See the GAAP Reconciliation table in Annex A for information on Adjusted Net Income for the years ended December 31, 2021, 2020 and 2019. The PSU award agreements provide that the Committee, in its discretion, may adjust our results as reported to our shareholders for items that it believes distort views of management performance and items that, if not adjusted, might misalign management incentives. The Committee reviews each potential adjustment to determine whether to include or exclude. These adjustments include, but are not limited to, the cumulative effect of unplanned changes in accounting principles, extraordinary items and unusual or non-recurring gains or losses, changes in tax law or rate and results of, and costs of, significant future acquisitions and dispositions. The Committee made adjustments for a portion of the voluntary actions taken by the Company in response to the COVID-19 pandemic in 2020 (as discussed in detail in our 2021 Proxy Statement) when calculating the amounts earned under the 2019-2021 PSU awards so that they more appropriately reflected management's performance for 2020. These adjustments resulted in a $267.3 million increase to our reported Adjusted Net Income for the 2020 year applicable to all of our outstanding PSUs, including the 2019 award. No adjustment was made to our reported Operating Revenue.
2020-2022 LTIP PSU AWARDS
For 2020, the Committee maintained the same performance measures as in 2019; however, weightings were adjusted to increase focus on top-line growth to support our long-term growth plan. The weighting for three-year cumulative Adjusted Net Income was reduced to 60%. The weighting for three-year cumulative Operating Revenue was increased to 40%. The PSUs granted in 2020 provide a payout opportunity of 0% to 200% of the target number of units granted.
2021-2023 LTIP PSU AWARDS
For 2021, the Committee maintained the same performance measures and weightings of three-year cumulative Adjusted Net Income (60% weighting) and three-year cumulative Operating Revenue (40%) as in 2020. The PSUs granted in 2021 continue to provide a payout opportunity of 0% to 200% of the target number of units granted. The target 2021-2023 cumulative Adjusted Net Income and 2021-2023 cumulative Operating Revenue reflect a long-term growth rate that is consistent with the goals we have previously publicly disclosed to our investors. Specific threshold, target and maximum goals are not provided at this time due to the risk of competitive harm, but will be disclosed at the completion of the performance period.

Performance Measure	Weighting	Threshold	Target	Maximum
2021–2023 Cumulative Adjusted Net Income	60%
2021–2023 Cumulative Operating Revenue	40%
2022 LTIP GRANT
For the 2022 LTIP grant, the Committee retained the same performance measures, weightings, payout percentages and equity award mix (50% PSUs, 25% stock options and 25% RSUs) as in 2021.
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Benefits and Perquisites
BROAD-BASED BENEFITS
Our executive officers, including our NEOs, generally participate in the broad-based benefit programs under the same terms and conditions as other associates. These benefit offerings include a medical plan with higher associate contributions toward premiums for the NEOs and for other more highly compensated associates. Other broad-based associate benefits include a dental and vision plan, disability benefits, wellness benefits, life and accidental death and dismemberment insurance, business travel accident insurance, the Anthem 401(k) Plan and a Deferred Compensation Plan for eligible participants. A cash balance pension plan is in place but was frozen to most participants effective December 31, 2005. Based on age and length of service, certain associates, including Ms. McCarthy, have continued to receive benefit accruals through December 31, 2018. Both Mr. Gallina and Ms. McCarthy have vested benefits in the cash balance pension plan. They are also eligible for a grandfathered retiree healthcare benefit. Like all associates, NEOs are eligible for tax equalization benefits when working outside their home state results in additional non-resident state income taxes owed.
EXECUTIVE BENEFITS AND PERQUISITES
Executive benefits and perquisites are a small part of our competitive executive compensation. The Committee believes that these programs enable our executives to focus on our business with minimal disruption. Our NEOs participate in the Executive Salary Continuation Plan, provided at no cost to the executive, which would pay a benefit equal to 100% of base salary for up to 180 days of a covered disability. In connection with a Company-required relocation, NEOs are eligible for relocation assistance benefits under our Executive Relocation Guidelines, which includes a tax gross-up for certain benefits under the program. These relocation assistance benefits are similar to the benefits provided to other associates required to relocate. We offer a limited set of perquisites to our NEOs, including comprehensive health examinations and participation in the Directed Executive Compensation Program (“DEC”), which provides a combination of cash (“Cash Credits”) and reimbursement of allowable expenses related to services such as financial planning, estate planning, tax preparation and associated legal fees (“Core Credits”) to allow executives the flexibility to tailor the DEC benefits to meet their needs. Our CEO receives a maximum amount of $54,000 annually and each other NEO receives a maximum amount of $30,000 annually in DEC benefits, allocated 50% in Cash Credits and 50% in Core Credits. In addition, beginning in 2021, the CEO may use the corporate aircraft for personal trips for up to 50 hours of flight time per calendar year; provided, however that the aggregate incremental cost to the Company of these personal trips shall not exceed $199,000. Perquisite amounts paid in 2021 are shown in footnote 5 to the Summary Compensation Table.
SEVERANCE AND CHANGE-IN-CONTROL ARRANGEMENTS
All of our executive officers, including our NEOs, are eligible for severance benefits pursuant to the Executive Agreement Plan (“EAP”) as described in footnotes 4 and 5 of the Potential Payments Upon Termination table. We believe that a severance program is necessary to attract and retain the executives we need to achieve our business goals.
To be eligible for these benefits under the EAP, NEOs agree to restrictive covenants that are in force while the NEO is employed and for 24 months after separation from employment, including non-competition and non-solicitation of associates or customers, and on-going non-disparagement and confidentiality provisions, which protect us from the competitive disadvantage that would result from losing executive talent to competitors. Additionally, in order to receive benefits, executives are generally required to release any prior claims against us.
If a NEO breaches any restrictive covenant or fails to provide the required cooperation, he or she is required to repay any severance benefits previously received, as well as an amount equal to the fair market value of RSUs and PSUs vested, and gain on stock options exercised, within the 24-month period prior to such breach. In addition, no further severance pay or benefits would be provided and all outstanding unexercised stock options and unvested restricted stock would be cancelled and forfeited.
Change-in-control severance benefits are subject to a double-trigger, which means that to receive such benefits there must be both: (1) a qualifying termination of employment and (2) a termination occurring when a change of control is imminent or has occurred. The EAP does not provide for tax gross-up of any regular or excise taxes imposed on severance payments in connection with a change-in-control.
Compensation Policies and Practices
Recoupment Policy
We operate under a clawback/recoupment policy for incentive compensation. This policy, as amended effective March 2019, provides that our executive officers, including our NEOs, must repay any bonus or other incentive-based or equity-based compensation received and any profits realized from the sale of stock generally within applicable periods upon:
•the requirement to restate our financial statements as a result of material noncompliance with a financial reporting requirement due to misconduct;
•the violation of a restrictive covenant (e.g., confidentiality, non-competition, non-solicitation and/or non-disparagement); or
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•misconduct, including intentional actions or a gross dereliction of the duty to reasonably monitor, supervise and/or manage the applicable conduct and risks that the Board determines has resulted in significant financial or reputational harm to the Company’s commercial interests and/or its market valuation.
The Board of Directors will determine, on a case-by-case basis, if it is in the best interest of the Company and our shareholders to pursue recoupment in individual cases.
Hedging and Pledging Restrictions and Trading Windows
We have a written policy which prohibits all associates, including our NEOs, and directors from conducting any transactions that would permit such individuals to continue to own our common stock without the full risks and rewards of ownership. Prohibited transactions include short sales, publicly traded options transactions, hedging transactions, including zero cost collars and prepaid forward contracts, and margin accounts and pledges involving our common stock. Designated associates, including all NEOs and our directors, are also prohibited from engaging in transactions in our common stock during the quarterly period commencing on the fifteenth day of the last month of each calendar quarter and ending one full business day after the release of quarterly earnings.
Stock Ownership Guidelines and Holding Requirements
We have stock ownership guidelines for all executive officers, including the NEOs, which are a multiple of the executive’s base salary. An executive officer has five years to meet the guidelines, and the sale of our common stock is restricted for executives who have not met their ownership requirements. All covered participants must hold 100% of their profit shares (after-tax gain) from stock units vesting until his or her ownership requirement is met.

Level	Multiple of Salary
Chief Executive Officer	6.0
Executive Vice Presidents	3.0
For purposes of this program, all shares directly owned, shares in the Anthem 401(k) Plan and unvested RSUs are included in the calculation. Unexercised stock options and unvested PSUs are not included in the calculation. The Committee reviews the extent to which our executive officers have complied with the guidelines on an annual basis.
Each of our NEOs owned sufficient shares to meet his or her ownership requirement as required under the guidelines, based on our average closing stock price of $376.75 during 2021.
See “Corporate Governance — Board Practices, Processes and Policies — Board Equity Compensation and Stock Ownership Guidelines” on page 38 for a discussion of our directors’ stock ownership requirements.
Compensation and Talent Committee Report
The Compensation and Talent Committee has reviewed and discussed the Compensation Discussion & Analysis required by Item 402(b) of Regulation S-K with management. Based on the review and discussions with management, the Compensation and Talent Committee has recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
Compensation and Talent Committee
Ramiro G. Peru, Chair
Bahija Jallal
Ryan M. Schneider
Elizabeth E. Tallett

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Compensation Tables
Summary Compensation Table
The following table sets forth the compensation paid to or earned by each of our NEOs for the years ended December 31, 2021, December 31, 2020 and December 31, 2019.

Name & Principal Position	Year	Salary	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value & Non-qualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Gail K. Boudreaux President and Chief Executive Officer (CEO)	2021	$1,561,538	$9,900,081	$3,299,986	$4,019,399	—	$567,237	$19,348,241
	2020	$1,400,000	$9,000,196	$2,999,847	$3,270,800	—	$439,109	$17,109,952
	2019	$1,400,000	$8,362,743	$2,787,303	$2,695,000	—	$228,093	$15,473,139
John E. Gallina EVP and Chief Financial Officer (CFO)	2021	$890,385	$2,812,665	$937,402	$1,375,111	$2,402	$123,315	$6,141,280
	2020	$845,192	$2,437,632	$812,385	$1,183,269	$13,484	$109,773	$5,401,735
	2019	$820,192	$2,437,749	$812,264	$902,211	$17,683	$118,954	$5,109,053
Peter D. Haytaian EVP and President, Diversified Business Group and IngenioRx	2021	$890,385	$4,125,385	$1,374,662	$1,375,111	—	$123,315	$7,888,858
	2020	$845,192	$2,437,632	$812,385	$1,183,269	—	$108,633	$5,387,111
	2019	$820,192	$2,437,749	$812,264	$902,211	—	$104,550	$5,076,966
Gloria M. McCarthy EVP and Chief Administrative Officer	2021	$890,385	$2,625,154	$874,893	$1,260,519	$148,868	$123,315	$5,923,134
	2020	$845,192	$2,437,632	$812,385	$1,183,269	$143,312	$108,871	$5,530,661
	2019	$825,000	$2,437,749	$812,264	$907,500	$137,889	$126,724	$5,247,126
Felicia F. Norwood EVP and President, Government Business Division	2021	$880,769	$2,625,154	$874,893	$1,360,260	—	$92,861	$5,833,937
	2020	$785,577	$2,437,632	$812,385	$1,099,808	—	$101,001	$5,236,403
	2019	$720,192	$5,662,903	$687,361	$792,211	—	$60,088	$7,922,755
(1)The amounts in this column reflect the grant date fair value of stock awards issued during the respective fiscal years pursuant to our Long-Term Incentive Plan in accordance with ASC 718. The grant date fair value of any performance-based awards was computed based on the level of performance that was deemed probable on the grant date and is equal to target performance.
The amounts in the “Stock Awards” column include the grant date fair values for time-based RSUs and PSUs. The grant date fair value for the PSUs was computed based on the target level of performance being achieved. The table below sets forth the grant date fair value of the RSUs granted in 2021 and the PSUs granted in 2021 at the target level of performance and the maximum level of performance.

Name	Restricted Stock Units Granted	Performance Stock Units
		Target	Maximum
Gail K. Boudreaux	$3,300,131	$6,599,950	$13,199,899
John E. Gallina	$937,555	$1,875,110	$3,750,219
Peter D. Haytaian	$1,375,622	$2,749,763	$5,499,526
Gloria M. McCarthy	$875,259	$1,749,895	$3,499,789
Felicia F. Norwood	$875,259	$1,749,895	$3,499,789
(2)The amounts in the “Option Awards” column reflect the grant date fair value of stock option awards issued during the respective fiscal years pursuant to our Long-Term Incentive Plan in accordance with ASC 718.
The assumptions used in the calculation of the grant date fair value of the stock options are included in Note 15 to our audited consolidated financial statements included in Part II, Item 8 of our 2021 Annual Report on Form 10-K filed with the SEC on February 16, 2022.
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(3)The amounts in the “Non-Equity Incentive Plan Compensation” column represent cash AIP awards earned during the reported year but paid in the following year. Based on Company performance, the awards earned as a percentage of their respective target awards for 2021 (and paid in 2022) were 128.7% for Mses. Boudreaux, McCarthy and Norwood and Messrs. Gallina and Haytaian.
(4)The amounts in the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column reflect the increase in the actuarial present value of the NEOs’ benefits under all pension plans established by us between such pension plans’ applicable measurement dates used for financial statement reporting purposes with respect to our audited financial statements. These amounts were determined using a discount rate and a cash balance crediting rate consistent with those used in our financial statements. We do not provide any above market returns on deferred compensation, so no deferred compensation earnings are included.
(5)The amounts in the “All Other Compensation” column for 2021 include:

Name	Tax Equalization(a)	Corporate Aircraft Usage(b)	DEC Cash Credits(c)	DEC Core Credits(d)	401(k) Plan Match	Deferred Compensation Plan Match	Total All Other Compensation
Gail K. Boudreaux	$220,559	$75,223	$27,000	$27,000	$13,050	$204,405	$567,237
John E. Gallina	$—	$—	$15,000	$15,000	$13,050	$80,265	$123,315
Peter D. Haytaian	$—	$—	$15,000	$15,000	$13,050	$80,265	$123,315
Gloria M. McCarthy	$—	$—	$15,000	$15,000	$13,050	$80,265	$123,315
Felicia F. Norwood	$—	$—	$15,000	$15,000	$13,050	$49,811	$92,861
(a)Tax equalization payments reimburse the NEO for the additional non-resident state income taxes owed from working outside his or her home state and offset the increased tax liability as a result of the state income tax reimbursements.
(b)Beginning in 2021, the Committee approved the CEO's use of corporate aircraft for personal trips for up to 50 hours of flight time per calendar year; provided, however, that the aggregate incremental cost to the Company of these flights shall not exceed $199,000. In 2021, the aggregate incremental cost to the Company for these flights was $75,223. Infrequently, other NEOs may have family members accompany him or her on business travel on the corporate aircraft at no incremental cost to us. The incremental cost for the use of corporate aircraft is calculated based on the variable operating costs, including cost per flight hour, fuel charges, catering and landing fees, and does not include fixed operating costs such as management and lease fees.
(c)Cash provided to the NEOs under the DEC as described on page 55.
(d)Reimbursement of services such as financial planning, estate planning, tax preparation and associated legal fees under the DEC as described on page 55.
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Grants of Plan-Based Awards
The following table provides information about AIP targets for 2021 and equity awards granted under the Long-Term Incentive Plan. The disclosed dollar and share amounts do not necessarily reflect the actual amounts that will be paid or issued to the NEOs. These amounts will be known only if and when the awards vest or become payable.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Share)(2)	Grant Date Fair Value of Stock and Option Awards(3)
Name	Grant Date		Threshold	Target	Maximum	Threshold	Target	Maximum
Gail K. Boudreaux			$936,923	$3,123,076	$6,246,152
	3/1/2021	(4)				0	21,189	42,378				$6,599,950
	3/1/2021	(5)							10,595			$3,300,131
	3/1/2021	(6)								43,501	$311.48	$3,299,986
John E. Gallina			$320,539	$1,068,462	$2,136,924
	3/1/2021	(4)				0	6,020	12,040				$1,875,110
	3/1/2021	(5)							3,010			$937,555
	3/1/2021	(6)								12,357	$311.48	$937,402
Peter D. Haytaian			$320,539	$1,068,462	$2,136,924
	3/1/2021	(4)				0	5,618	11,236				$1,749,895
	3/1/2021	(5)							2,810			$875,259
	3/1/2021	(6)								11,533	$311.48	$874,893
	11/1/2021	(4)				0	2,332	4,664				$999,868
	11/1/2021	(5)							1,167			$500,363
	11/1/2021	(6)								4,786	$428.76	$499,769
Gloria M. McCarthy			$293,827	$979,424	$1,958,848
	3/1/2021	(4)				0	5,618	11,236				$1,749,895
	3/1/2021	(5)							2,810			$875,259
	3/1/2021	(6)								11,533	$311.48	$874,893
Felicia F. Norwood			$317,077	$1,056,923	$2,113,846
	3/1/2021	(4)				0	5,618	11,236				$1,749,895
	3/1/2021	(5)							2,810			$875,259
	3/1/2021	(6)								11,533	$311.48	$874,893
(1)These columns show the range of payouts targeted for 2021 performance under the AIP. The cash payouts for 2021 performance were made in March 2022 and are shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.” The plan is funded based on the following performance measures, which each have a different weight and an independent threshold, target, and maximum performance level: Adjusted Net Income is weighted at 50%, Operating Revenue is weighted at 20%, Improving the Health of Humanity and Star Ratings are each weighted at 10% and Provider Collaboration and Consumer Effort are each weighted at 5%. Each measure is funded from 30% to 100% for performance between the threshold and target level and up to 200% for maximum performance. The Committee can adjust the overall AIP funding with a potential modifier of 80% to 120% of the calculated award based on our Adjusted Net Income and Total Revenue growth against our Peer Modifier Group. An individual's maximum total payment is 200% of target.
(2)All options were granted at an exercise price equal to the fair market value based on the closing market value of our common stock on the NYSE on the date of grant.
(3)The grant date fair value of these awards was calculated in accordance with ASC 718. There is no assurance that the value realized by an executive, if any, will be at or near the amounts shown in this column.
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(4)Represents the PSUs granted to each NEO under the Long-Term Incentive Plan. The final number of shares received depends on our performance versus our 3-year performance goals, as detailed in the CD&A beginning on page 40. The final number of shares received will be from 0% to 100% of target for performance between the threshold and target level and up to 200% of target for maximum performance. The shares granted to all NEOs on March 1, 2021 vest on March 1, 2024, while the shares granted to Mr. Haytaian on November 1, 2021 will vest on November 1, 2024. The Compensation and Talent Committee will determine the payout, based on our performance against the performance goals, after the end of the 2021-2023 performance period.
(5)Represents the number of RSUs granted to each NEO as an annual grant under the Long-Term Incentive Plan. The shares will vest in equal installments on the first three anniversaries of the grant date.
(6)Represents the number of stock options granted to each NEO as an annual grant under the Long-Term Incentive Plan. These stock options will vest in equal installments on the first three anniversaries of the grant date.
Outstanding Equity Awards at Fiscal Year-End
The following table lists outstanding equity grants for each NEO as of December 31, 2021. The table includes outstanding equity grants from past years, as well as the current year.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($/Share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Gail K. Boudreaux					49,292	$22,848,814	43,307	$20,074,527
	46,554	—	$232.04	3/1/28
	27,880	13,940	$307.68	3/1/29
	19,603	39,206	$271.27	3/2/30
	—	43,501	$311.48	3/1/31
John E. Gallina					14,139	$6,553,992	12,010	$5,567,115
	8,124	4,063	$307.68	3/1/29
	5,308	10,618	$271.27	3/2/30
	—	12,357	$311.48	3/1/31
Peter D. Haytaian					15,106	$7,002,235	13,940	$6,461,748
	1,848	—	$131.80	3/1/26
	19,908	—	$166.97	3/1/27
	14,761	—	$232.04	3/1/28
	8,124	4,063	$307.68	3/1/29
	5,308	10,618	$271.27	3/2/30
	—	11,533	$311.48	3/1/31
	—	4,786	$428.76	11/1/31
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Executive Compensation

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($/Share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Gloria M. McCarthy					13,939	$6,461,284	11,608	$5,380,772
	2,175	—	$122.90	10/3/26
	15,314	—	$166.97	3/1/27
	4,606	—	$166.49	4/3/27
	14,761	—	$232.04	3/1/28
	8,124	4,063	$307.68	3/1/29
	5,308	10,618	$271.27	3/2/30
	—	11,533	$311.48	3/1/31
Felicia F. Norwood					16,465	$7,632,186	11,608	$5,380,772
	7,516	—	$238.27	7/2/28
	6,875	3,438	$307.68	3/1/29
	5,308	10,618	$271.27	3/2/30
	—	11,533	$311.48	3/1/31
(1)The vesting schedule is shown below based on the expiration dates of the above grants that remain unexercisable:

Option Expiration Date	Vesting Schedule
3/1/29	All shares vested on March 1, 2022
3/2/30	Vests in equal installments on March 2, 2022 and March 2, 2023
3/1/31	Vests in equal installments on March 1, 2022, March 1, 2023 and March 1, 2024
11/1/31	Vests in equal installments on November 1, 2022, November 1, 2023 and November 1, 2024
(2)The amounts in the “Number of Shares or Units of Stock That Have Not Vested” column represent the number of shares of common stock underlying unvested RSUs granted in 2019, 2020 and 2021 and the number of shares vesting in 2022 for the 2019-2021 PSU performance period at their actual payout amount. As of December 31, 2021, the relevant performance conditions had been satisfied, but the awards were not vested until March 1, 2022.
The amounts in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column represent the target number of PSUs granted to our NEOs in 2020 and 2021. The final number of shares earned will depend on our performance versus our performance goals over a three-year period, as detailed in the CD&A beginning on page 40.
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These unvested equity grants are detailed by vesting date in the table below.

Name	Vesting Date	Restricted Stock Units	Performance Stock Units Granted in 2019 (i)	Performance Stock Units Granted in 2020	Performance Stock Units Granted in 2021
Gail K. Boudreaux	3/1/2022	6,551	28,303	—	—
	3/2/2022	3,687	—	—	—
	3/1/2023	3,532	—	—	—
	3/2/2023	3,687	—	22,118	—
	3/1/2024	3,532	—	—	21,189
John E. Gallina	3/1/2022	1,884	8,250	—	—
	3/2/2022	999	—	—	—
	3/1/2023	1,003	—	—	—
	3/2/2023	999	—	5,990	—
	3/1/2024	1,004	—	—	6,020
Peter D. Haytaian	3/1/2022	1,817	8,250	—	—
	3/2/2022	999	—	—	—
	11/1/2022	389	—	—	—
	3/1/2023	937	—	—	—
	3/2/2023	999	—	5,990	—
	11/1/2023	389	—	—	—
	3/1/2024	937	—	—	5,618
	11/1/2024	389	—	—	2,332
Gloria M. McCarthy	3/1/2022	1,817	8,250	—	—
	3/2/2022	999	—	—	—
	3/1/2023	937	—	—	—
	3/2/2023	999	—	5,990	—
	3/1/2024	937	—	—	5,618
Felicia F. Norwood	3/1/2022	1,681	6,981	—	—
	3/2/2022	999	—	—	—
	12/30/2022	3,931	—	—	—
	3/1/2023	937	—	—	—
	3/2/2023	999	—	5,990	—
	3/1/2024	937	—	—	5,618
(i)    This column includes the unvested PSUs granted for the 2019-2021 performance period. The number of PSUs reported in this column reflects the number of shares earned for the 2019-2021 performance period, but the awards did not fully vest until March 1, 2022.
(3)These amounts are calculated by multiplying $463.54, the closing price of our common stock on December 31, 2021, by the applicable number of shares.
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Executive Compensation
Option Exercises and Stock Vested
The following table provides information on the stock option exercises by, and shares acquired upon the vesting of PSUs and RSUs held by, our NEOs in 2021. Options exercised or vested PSUs and RSUs may or may not have been sold by a particular NEO, and the inclusion in this table of such information should not be understood to imply the actual receipt of money.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)(2)
Gail K. Boudreaux	—	—	83,628	$26,853,480
John E. Gallina	46,444	$9,949,201	26,268	$8,435,989
Peter D. Haytaian	38,093	$8,045,499	30,578	$9,821,567
Gloria M. McCarthy	—	—	26,268	$8,435,989
Felicia F. Norwood	—	—	18,100	$7,366,220
(1)The table includes the following shares:
•Shares that vested pursuant to the 2018 annual grant: Ms. Boudreaux — 3,682 RSUs and 73,240 PSUs; Mr. Gallina — 1,168 RSUs and 23,222 PSUs; Mr. Haytaian — 1,168 RSUs and 23,222 PSUs; Ms. McCarthy — 1,168 RSUs and 23,222 PSUs.
•Shares that vested pursuant to the 2019 annual grant: Ms. Boudreaux — 3,020 RSUs; Mr. Gallina — 880 RSUs; Mr. Haytaian — 880 RSUs; Ms. McCarthy — 880 RSUs; Ms. Norwood — 745 RSUs.
•Shares that vested pursuant to the 2020 annual grant: Ms. Boudreaux — 3,686 RSUs; Mr. Gallina — 998 RSUs; Mr. Haytaian — 998 RSUs; Ms. McCarthy — 998 RSUs; Ms. Norwood — 998 RSUs.
•Ms. Norwood had 595 RSUs and 11,831 PSUs vest pursuant to a 2018 new hire stock grant.
•Ms. Norwood had 3,931 RSUs vest pursuant to a 2019 retention stock grant.
•Mr. Haytaian had 4,310 RSUs vest pursuant to a 2018 retention stock grant.
(2)Amounts are calculated by multiplying the number of shares vesting by the market value of our common stock on the vesting date. The amounts also include dividend equivalents, if any, paid upon vesting.
Pension Benefits
The table below shows the present value of accumulated benefits payable to each of our NEOs, including the number of years of service credited to each such NEO, under each of the specified plans, computed as of December 31, 2021. As noted below, these plans have been frozen and the plans only apply to participants who were active associates as of the date each plan was frozen. Only Mr. Gallina and Ms. McCarthy were participants at the time the respective plans were frozen.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During the Last Fiscal Year ($)
Gail K. Boudreaux	N/A	—	—	—
John E. Gallina	Anthem Cash Balance Plan A	11.58	$221,392	—
	Total		$221,392	—
Peter D. Haytaian	N/A	—	—	—
Gloria M. McCarthy	Anthem Cash Balance Plan B	44.58	$1,484,705	—
	Empire Blue Cross and Blue Shield Supplemental Cash Balance Pension Plan	44.58	$2,476,522	—
	Total		$3,961,227	—
Felicia F. Norwood	N/A	—	—	—
(1)The NEO’s years of actual service are greater than the credited service because the plans are frozen.
(2)Assumptions used in the calculation of the amounts in this column are included in Note 11 to our audited consolidated financial statements for the year ended December 31, 2021, included in Part II, Item 8 of our 2021 Annual Report on Form 10-K filed with the SEC on February 16, 2022.

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Executive Compensation
Anthem Cash Balance Plan A and B
On January 1, 1997, we converted the Anthem Cash Balance Plan (“Pension Plan”), a non-contributory pension plan for certain associates, from a final average compensation pension plan into a cash balance pension plan. The Pension Plan covered substantially all full-time, part-time and temporary associates, including NEOs, and provides a monthly benefit at age 65, the normal retirement age under the Pension Plan. Effective January 1, 2006, participation was frozen, and the plan was renamed the WellPoint Cash Balance Pension Plan. The Pension Plan applies only to participants who were active as of that date. Active participants whose sum of age (in complete years) and years of service as defined by the Pension Plan (in complete years) equaled or exceeded 65 (“Rule of 65 Participants”), including executives, were eligible to continue to accrue benefits under the Pension Plan formula through December 31, 2018. None of the NEOs is a Rule of 65 Participant, except for Ms. McCarthy. Effective January 1, 2011, we spun out the Rule of 65 Participants into a new plan, the WellPoint Cash Balance Pension Plan B, which was renamed the Anthem Cash Balance Plan B effective December 2, 2014. Effective January 1, 2012, the Pension Plan was renamed the WellPoint Cash Balance Plan A and later was renamed the Anthem Cash Balance Plan A effective December 2, 2014. Effective December 31, 2018, all benefit accruals under the Pension Plan were frozen. Interest is still credited on existing account balances. With the exception of Ms. McCarthy and Mr. Gallina, none of the NEOs are eligible for either of these plans.
Empire Blue Cross and Blue Shield Supplemental Cash Balance Pension Plan
Effective December 31, 2006, the Empire Supplemental Pension Plan was frozen. Interest is still credited on existing account balances. The Empire Supplemental Pension Plan is not tax-qualified. The purpose of this plan was to replace pension benefits which were lost through the Empire Pension Plan because of the limitations on benefits or includible compensation imposed for highly-compensated associates by the Internal Revenue Code of 1986, as amended (the “Tax Code”). The supplemental retirement benefit paid to each participant in the Empire Supplemental Pension Plan was equal to the difference between the participant’s benefit under the Empire Pension Plan and what the participant’s benefit under that plan would have been if there were no limitations under the Tax Code on benefits or compensation. The supplemental retirement benefit is calculated pursuant to the provisions of the Empire Supplemental Pension Plan and paid in a single sum. With the exception of Ms. McCarthy, none of the NEOs are eligible for this plan.
Non-Qualified Deferred Compensation
All NEOs are eligible to participate in the Anthem, Inc. Comprehensive Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”) once he or she reaches the maximum contribution amount for the Anthem 401(k) Plan (the “401(k) Plan”). The following table shows the non-qualified deferred compensation contributions and year-end balances for our NEOs for fiscal year 2021.

Name	Executive Contributions in Last Fiscal Year(1)	Anthem Contributions in Last Fiscal Year(2)	Aggregated Earnings in Last Fiscal Year	Aggregated Withdrawals / Distributions	Aggregated Balance at Last Fiscal Year End(3)
Gail K. Boudreaux	$273,787	$204,405	$418,454	—	$2,467,707
John E. Gallina	$191,019	$80,265	$325,216	—	$3,926,706
Peter D. Haytaian	$114,611	$80,265	$87,635	—	$954,006
Gloria M. McCarthy	$114,611	$80,265	$1,110,321	—	$10,935,657
Felicia F. Norwood	$43,615	$49,811	$24,050	—	$385,602
(1)These amounts are also included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table. A NEO may defer up to 60% of his or her eligible base earnings and up to 80% of his or her AIP award into the Deferred Compensation Plan.
(2)These amounts are also included in the “All Other Compensation” column of the Summary Compensation Table. Those contributions are matched by the Company at the same rate as they would have been under the 401(k) Plan, which is a match of 100% on the first 3% deferred and a match of 50% on the next 3% deferred for a maximum match of 4.5% of salary and AIP award. Investment options for the Deferred Compensation Plan mirror those for the 401(k) Plan, except that our common stock and the Fidelity BrokerageLink® option are not available as options under the Deferred Compensation Plan. In 2022, the match for the 401(k) and Deferred Compensation Plan increased to a match of 100% on the first 4% deferred and a match of 50% on the next 2% deferred for a maximum match of 5.0% of salary and AIP award. Additionally, starting in 2022, the 401(k) Plan and the Deferred Compensation Plan have been amended to allow salary deferrals up to 80%.
(3)Amounts in this column reflect all non-qualified deferred compensation for each NEO. Portions of such amounts are included in the “Salary,” “Non-Equity Incentive Plan Compensation” and “All Other Compensation” columns of the Summary Compensation Table for all applicable years for each NEO. Account balances in the Deferred Compensation Plan are payable at the election of the participant in a single lump sum or installments.

64          2022 Proxy Statement

Executive Compensation
Potential Payments Upon Termination
The following table describes the potential additional payments and benefits to which the NEOs would be entitled upon termination of their employment under various scenarios under existing plans, agreements and arrangements. The amounts shown are estimates and are based on numerous assumptions, including that employment terminated on December 31, 2021.

	Cash Severance	AIP Award for Year of Termination	Acceleration or Continuation of Equity Awards(1)	Continuation of Executive Benefits	Continuation of Health & Life Insurance Coverage(2)	Post Termination Benefits(3)	Total Post Termination Payment & Benefit Value
Gail K. Boudreaux
Termination without Cause or for Good Reason following a change- in-control(4)	$15,120,000	$4,019,399	$54,528,701	$162,000	$35,367	$7,750	$73,873,217
Termination without Cause or for Good Reason(5)	$9,600,000	$4,019,399	$45,441,964	$108,000	$23,578	$7,750	$59,200,691
Retirement(6)	—	—	—	—	—	—	—
Resignation(7)	—	—	—	—	—	—	—
Death	—	$4,019,399	$54,528,701	—	—	—	$58,548,100
Long-Term Disability	—	$4,019,399	$54,528,701	—	—	—	$58,548,100
For Cause	—	—	—	—	—	—	—
John E. Gallina
Termination without Cause or for Good Reason following a change- in-control(4)	$6,237,000	$1,375,111	$15,299,108	$90,000	$35,367	$7,750	$23,044,336
Termination without Cause or for Good Reason(5)	$3,960,000	$1,375,111	$13,889,483	$60,000	$23,578	$7,750	$19,315,922
Retirement(6)	—	$1,375,111	$13,889,483	—	—	—	$15,264,594
Resignation(7)	—	$1,375,111	$13,889,483	—	—	—	$15,264,594
Death	—	$1,375,111	$15,299,108	—	—	—	$16,674,219
Long-Term Disability	—	$1,375,111	$15,299,108	—	—	—	$16,674,219
For Cause	—	—	—	—	—	—	—
Peter D. Haytaian
Termination without Cause or for Good Reason following a change- in-control(4)	$6,237,000	$1,375,111	$16,683,143	$90,000	$35,367	$7,750	$24,428,371
Termination without Cause or for Good Reason(5)	$3,960,000	$1,375,111	$13,422,572	$60,000	$23,578	$7,750	$18,849,011
Retirement(6)	—	—	—	—	—	—	—
Resignation(7)	—	—	—	—	—	—	—
Death	—	$1,375,111	$16,683,143	—	—	—	$18,058,254
Long-Term Disability	—	$1,375,111	$16,683,143	—	—	—	$18,058,254
For Cause	—	—	—	—	—	—	—
Gloria M. McCarthy
Termination without Cause or for Good Reason following a change- in-control(4)	$5,953,500	$1,260,519	$14,894,760	$90,000	$35,367	$7,750	$22,241,896
Termination without Cause or for Good Reason(5)	$3,780,000	$1,260,519	$13,609,363	$60,000	$23,578	$7,750	$18,741,210
Retirement(6)	—	$1,260,519	$13,609,363	—	—	—	$14,869,882
Resignation(7)	—	$1,260,519	$13,609,363	—	—	—	$14,869,882
Death	—	$1,260,519	$14,894,760	—	—	—	$16,155,279
Long-Term Disability	—	$1,260,519	$14,894,760	—	—	—	$16,155,279
For Cause	—	—	—	—	—	—	—

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	Cash Severance	AIP Award for Year of Termination	Acceleration or Continuation of Equity Awards(1)	Continuation of Executive Benefits	Continuation of Health & Life Insurance Coverage(2)	Post Termination Benefits(3)	Total Post Termination Payment & Benefit Value
Felicia F. Norwood
Termination without Cause or for Good Reason following a change- in-control(4)	$4,158,000	$1,360,260	$16,179,623	—	$23,578	$7,750	$21,729,211
Termination without Cause or for Good Reason(5)	$3,960,000	$1,360,260	$13,663,845	—	$23,578	$7,750	$19,015,433
Retirement(6)	—	—	—	—	—	—	—
Resignation(7)	—	—	—	—	—	—	—
Death	—	$1,360,260	$16,179,623	—	—	—	$17,539,883
Long-Term Disability	—	$1,360,260	$16,179,623	—	—	—	$17,539,883
For Cause	—	—	—	—	—	—	—
(1)For all NEOs, all unvested equity awards vest immediately upon termination following a change-in-control as defined in the EAP or due to death or long-term disability, with payout amounts under the PSU awards determined in accordance with the terms of the applicable award agreement. Upon an eligible retirement, unvested equity awards generally continue to vest on the existing vesting schedule with the exception of PSU awards of which a pro rata portion will vest on the original vesting date based on actual performance. Upon a resignation, all unvested equity awards are forfeited unless the NEO is retirement eligible. Mr. Gallina and Ms. McCarthy are currently retirement eligible under the Long-Term Incentive Plan.
Upon a Company initiated termination without Cause or for Good Reason by the employee (as those terms are defined in our EAP), each NEO is eligible for pro rata vesting of his or her PSU awards based on actual performance over the period specified in the award agreement. The NEOs are also eligible for continued vesting of the unvested options and RSUs granted through the 24-month severance period described below. The amounts in this column represent (1) for stock option awards, the amount that could be realized from the exercise of all unvested stock options held by the NEO that would immediately vest or continue to vest upon the indicated termination, which is calculated by subtracting the exercise price of the option from the market price of a share of our common stock on December 31, 2021 ($463.54) and multiplying the result by the total number of shares that could be acquired on exercise at that exercise price, and (2) for RSUs and PSUs, the value of the unvested RSUs and PSUs held by the NEO that would immediately vest or continue to vest upon the indicated termination, which is calculated by multiplying the number of such units by $463.54, the market price of a share of our common stock on December 31, 2021.
(2)Estimate based on the average Company cost per associate for these coverages.
(3)Represents outplacement services available under our policy.
(4)These amounts apply to a termination following a change-in-control that is a Company initiated termination not for Cause, or a Good Reason termination by the associate, as defined in our EAP. All NEOs participate in our EAP, which provides the following benefits to Ms. Boudreaux, Mr. Gallina, Mr. Haytaian and Ms. McCarthy for this termination event: (1) a cash severance benefit of 300% of the sum of annual base salary plus target AIP award, (2) a payment equal to 5.0% of this amount to cover the value of the Company match under the 401(k) Plan and the Deferred Compensation Plan, (3) an annual AIP award equal to the greater of the annual target AIP award or AIP award earned under the normal terms of the AIP for the year of termination, (4) a payment equal to 300% of the annual value of the DEC as described on page 55 and (5) a three-year continuation of health and life insurance coverage. Ms. Norwood is eligible for the following benefits for this termination event: (1) a cash severance benefit of 200% of the sum of annual base salary plus target AIP award, (2) a payment equal to 5.0% of this amount to cover the value of the Company match under the 401(k) Plan and the Deferred Compensation Plan, (3) an annual AIP award equal to the greater of the annual target AIP award or AIP award earned under the normal terms of the AIP for the year of termination and (4) a two-year continuation of health and life insurance coverage.
(5)All NEOs participate in our EAP, which provides the following benefits for this termination event: (1) a cash severance benefit of 200% of the sum of annual base salary plus target AIP award, (2) a two-year continuation of health and life insurance coverage and (3) for Ms. Boudreaux, Mr. Gallina, Mr. Haytaian and Ms. McCarthy, a payment equal to 200% of the annual value of the DEC. In addition to the benefits provided under the EAP, all NEOs are eligible for an annual AIP award earned under the normal terms of the AIP in the year of termination in the event of a Company initiated (not for Cause) or Good Reason termination after October 1 of the plan year.
(6)Only Mr. Gallina and Ms. McCarthy are eligible for retirement treatment under the AIP and Long-Term Incentive Plan.
(7)Participants in the AIP are eligible for a bonus payment only if they remain employed through the date of the AIP payout, with certain exceptions. If the executive resigns after December 31, 2021 but prior to the payout, they will not be eligible to receive the payout unless they meet retirement eligibility criteria. Since this table assumes a resignation on December 31, 2021, a full AIP payout would be earned only by Mr. Gallina and Ms. McCarthy, who are retirement eligible under the AIP.
The NEOs would also be entitled to the vested benefits included in the Outstanding Equity Awards at Fiscal Year-End table, the Non‑Qualified Deferred Compensation table and the Pension Benefits table. In addition, the amounts shown in the Potential Payments Upon Termination table do not include payments and benefits to the extent they are provided on a non-discriminatory basis to other associates generally upon termination of employment. These include accrued salary, health benefits and distribution of account balances under the 401(k) Plan.
66          2022 Proxy Statement

Executive Compensation
CEO Pay Ratio
The ratio of our CEO’s total annual compensation to our median employee’s total annual compensation (the “CEO Pay Ratio”) is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
For 2021:
•The annual total compensation of the median employee of our Company, as described below, was $51,005.
•The annual total compensation of our CEO as reported in the Summary Compensation Table included on page 57 of this proxy statement was $19,348,241.
•Based on this information for 2021, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 379:1.
As of December 31, 2021, our employee population, including all full-time, part-time and temporary workers, consisted of approximately 98,238 individuals. We elected to exclude all of our employees in Ireland (155 employees) and Israel (36 employees) from our determination of the median employee. The median employee was selected from an adjusted employee population of 98,046 employees, consisting of 75,412 employees in the United States (excluding our CEO), 14,981 employees in India and 7,653 employees in the Philippines, who, in each case, were employed on December 31, 2021.
To identify the median employee, we used the following methodology and consistently applied material assumptions, adjustments and estimates:
•We identified the median compensated employee based on payroll data as of December 31, 2021.
•We compared the payroll data for the 98,046 employees described above using a compensation measure consisting of total base pay-related wages paid during 2021. Base pay-related wages include the amount of base salary the employee received during the year and all other pay elements related to base pay including, but not limited to, holiday pay, paid time off, overtime and shift differentials. We did not include cash bonuses, commissions, equity grants or any adjustment for the value of benefits provided.
•Based on the total base pay-related wages of each employee, we identified a cohort of 101 employees consisting of the median employee and the 50 employees above and the 50 employees below the median base pay value. After evaluating the pay characteristics of each employee in the cohort, we removed employees who appeared to have anomalous pay characteristics (such as a hire date during the year, grandfathered in a pension benefit not offered to new hires or recipient of a one-time bonus that is not expected in future years) that could significantly distort the pay ratio calculation.
•We then selected the employee with total base pay-related wages closest to the median compensated employee who did not have anomalous pay characteristics and used that employee as our identified median employee for purposes of calculating the CEO pay ratio.
Using the identified median employee, we calculated that employee’s annual total compensation consistent with the disclosure requirements for the Summary Compensation Table.
The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
Anthem, Inc.          67

Audit Committee Matters

PROPOSAL 3

Ratification of the Appointment of Independent Registered Public Accounting Firm

The firm of Ernst & Young LLP (“EY”) served as our independent registered public accounting firm for the year ended December 31, 2021. The Audit Committee is responsible for the appointment, compensation and oversight of the Company’s external auditor, and has reviewed the quality of the services and the sufficiency of the resources provided by EY during their tenure as our independent registered public accounting firm.
In evaluating the performance and considering the engagement of the Company’s external auditor, including whether to rotate audit firms, the Audit Committee considers various factors, including the auditor’s capability and expertise in handling the scope and complexity of the audit of our business operations, auditor independence and the appropriateness of fees, together with EY’s tenure as the Company’s auditor, the current level of service and quality provided by EY and the potential impact of changing auditors. Based on these factors, the Audit Committee believes that the continuance of EY as our independent registered public accounting firm is in the best interests of the Company and our shareholders. As a result, the Audit Committee has selected EY to continue in that capacity for 2022 and is submitting this matter to shareholders for their ratification as a matter of good corporate governance. EY has served as our independent registered public accounting firm since our initial public offering in 2001. In the event this proposal is not approved, the Audit Committee will consider whether to select another independent registered public accounting firm.
A representative of EY is expected to attend the annual meeting, will be given an opportunity to make a statement if he or she desires and is expected to be available to respond to appropriate questions. Notwithstanding ratification by the shareholders, the Audit Committee reserves the right to replace our independent registered public accounting firm at any time.

The Board of Directors unanimously recommends a vote FOR Proposal 3, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2022.

68          2022 Proxy Statement

Audit Committee Matters
The Audit Committee’s Consideration of Independence of Independent Registered Public Accounting Firm
The Audit Committee has reviewed the nature of the non-audit services provided by EY and has concluded that these services are compatible with maintaining the firm’s ability to serve as our independent registered public accounting firm. Additionally, as part of the Audit Committee’s overall review of EY, it is directly involved in the selection of the auditor’s lead engagement partner in conjunction with the periodic, mandated rotation of the lead partner.
Independent Registered Public Accounting Firm’s Fees
The Audit Committee oversees the negotiation of fees associated with our retention of EY. The following table presents fees billed for all professional services provided by EY for the audit of our consolidated financial statements for the years ended December 31, 2021 and 2020, and fees billed for other services rendered by EY during those periods.

	Fiscal Year
Fee Category	2021	2020
Audit fees(1)	$15,576,000	$14,945,000
Audit-related fees(2)	3,125,000	3,780,000
Tax fees(3)	671,000	730,000
All other fees(4)	18,000	13,000
Total:	$19,390,000	$19,468,000
(1)Audit fees consisted principally of fees for audit work performed on our consolidated financial statements, the audit of the effectiveness of our internal control over financial reporting as of each respective year-end, review of the quarterly financial statements, insurance statutory audits, other required audits, comfort letter procedures, review of registration statements and periodic reports filed with the SEC and other accounting and reporting consultation.
(2)Audit-related fees consisted principally of fees for review of service organization controls, regulatory examinations, employee benefit plan audits, due diligence and other audit-related services.
(3)Tax fees consisted principally of fees for tax compliance and tax advice.
(4)All other fees represent fees for advisory services related to certain corporate functions and accounting research tools.
Audit Committee Pre-Approval Policy
The Audit Committee of the Board has adopted a policy concerning the pre-approval of audit and non-audit services. Pursuant to this policy, unless a type of service to be provided by the independent registered public accounting firm was approved in connection with the audit engagement letter, such service must be pre-approved by the Audit Committee. In addition, the Audit Committee has delegated its authority to pre-approve engagements of up to a pre-established threshold to the Chair of the Audit Committee. The Chair reports any pre-approval decisions to the Audit Committee at the next regularly scheduled meeting of the Audit Committee. All services performed by EY were approved by the Audit Committee and/or pursuant to the Audit Committee pre-approval policy.
Anthem, Inc.          69

Audit Committee Matters
Audit Committee Report
The Audit Committee of the Board is composed of the five members set forth below. The Board has determined that each current member of the Audit Committee is an “independent director” and, with the exception of Mr. Dixon, an “audit committee financial expert” as defined by the SEC. The Audit Committee operates under a written charter adopted by the Board, which details the responsibilities of the Audit Committee.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management is responsible for the Company’s financial statements and reporting process, including the system of internal controls, and has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s annual consolidated financial statements and expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, as well as expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.
In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements with the Company’s management and the independent registered public accounting firm. This review included a discussion of the quality and acceptability of the Company’s financial reporting and controls, including the clarity of disclosures in the consolidated financial statements. The Audit Committee also reviewed, and discussed with management and the independent registered public accounting firm, management’s report and the independent registered public accounting firm’s report and audit of the Company’s internal control over financial reporting.
The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable rules of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from the Company and its management.
The Audit Committee further discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets periodically with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their audits, their evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting.
Based on the reviews and discussions referred to above, the Audit Committee recommended, and the Board approved, the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 as filed with the SEC.
Audit Committee
Lewis Hay, III, Chair
R. Kerry Clark
Susan D. DeVore
Robert L. Dixon, Jr.
Antonio F. Neri

70          2022 Proxy Statement

Name Change Proposal

PROPOSAL 4

Approval of an Amendment to our Articles of Incorporation to Change our Name to Elevance Health, Inc.

Our Board has approved, and recommends that our shareholders approve, an amendment to our Amended and Restated Articles of Incorporation (our “Articles of Incorporation”) to change the name of our Company from Anthem, Inc. to Elevance Health, Inc.
This new name reflects our journey from a health benefits organization to a lifetime, trusted health partner and positions us for future growth. The name Elevance Health brings together the concepts of elevate and advance and reflects our work to elevate the importance of whole health and advance health beyond healthcare. Today we are a health leader serving consumers across their entire care journey, not just a single touch point. The name Elevance Health reflects our strategy and our purpose to improve the health of humanity.
While Elevance Health will be our parent company name, our subsidiaries intend to continue to use variations of Anthem Blue Cross Blue Shield in our Blue Cross Blue Shield license service areas. The Board believes that it is in the best interests of the Company and our shareholders to change our name. The name change will not have any effect on the rights of our existing shareholders.
If the proposed amendment is approved, Article I of our Articles of Incorporation will be amended and restated in its entirety to read as follows:
“ARTICLE I
Name
The name of the Corporation is Elevance Health, Inc.”

If approved by our shareholders, the proposed amendment will become effective upon the filing of articles of amendment of our Articles of Incorporation with the Indiana Secretary of State. Upon approval of this proposal and the filing of the articles of amendment with the Indiana Secretary of State, our Board will amend our Bylaws to replace any references to “Anthem, Inc.” with “Elevance Health, Inc.”
Our common stock is currently listed for trading on the NYSE under the symbol “ANTM.” If the amendment is approved and the name change becomes effective, our common stock will continue to be listed on the NYSE. We expect that our common stock will begin trading under a new NYSE symbol, “ELV”, which we have already reserved, at the time we effect our name change.
If the name change becomes effective, the rights of shareholders holding certificated shares under currently outstanding stock certificates and the number of shares represented by those certificates will remain unchanged. The name change will not affect the validity or transferability of any currently outstanding stock certificates nor will shareholders be required to exchange outstanding stock certificates for new stock certificates as a result of the name change. After the name change, all newly issued and transferred shares will be held in direct registration accounts and, together with uncertificated shares currently held in direct registration accounts, will bear the name “Elevance Health, Inc.”
If the name change is not approved, the proposed amendment to our Articles of Incorporation will not be made and the name of the Company and our ticker symbol for trading our common stock on the NYSE will remain unchanged. In making this recommendation, our Board is retaining the ability to, without further vote by our shareholders, delay or abandon the proposed name change at any time if the Board concludes that such action would be in the best interests of the Company and our shareholders.

The Board of Directors unanimously recommends a vote FOR Proposal 4, the amendment to our Articles of Incorporation to change the name of the Company from Anthem, Inc. to Elevance Health, Inc.

Anthem, Inc.          71

Shareholder Proposal

PROPOSAL 5

Shareholder Proposal to Prohibit Political Funding

We have been informed that John Harrington, President and CEO of Harrington Investments, Inc. ("Harrington Investments"), 1001 2nd Street, Suite 325, Napa, California 94559, the beneficial owner of at least $2,000 in market value of our common stock, intends to introduce the resolution below at the annual meeting. The following shareholder proposal will be voted on at the annual meeting only if properly presented by or on behalf of Mr. Harrington and Harrington Investments. In accordance with SEC rules, the proposed shareholder resolution and supporting statement are printed verbatim from his submission.
Shareholder Proposal to Prohibit Political Funding
Whereas, the role of money in politics was elevated and made more controversial through the 2010 Citizens United Supreme Court case that affirmed corporate rights to make unlimited political expenditures to independent groups;
Whereas, recently Anthem Blue Cross and Blue Shield Association (BCBSA) announced the suspension of its donations to lawmakers who opposed the Electoral College count after rioters stormed the Capitol building on January 6, 2021; and
Whereas, the BCBSA President stated that the Association will “. . . continuously evaluate our political contributions to ensure that those we support share our values and goals.” and “We will continue to support lawmakers and candidates in both political parties who will work to build a stronger, healthier nation;” and
Whereas, it has also been reported that our corporation or its PAC financially supported Texas state legislators who voted for Senate Bill 8, the so-called “heart rate bill” prohibiting all abortions in the state if medical professionals could detect a fetal heartbeat, something that can occur after just six weeks when most women do not know they are pregnant; and
Whereas, such political contributions to Texas lawmakers has caused serious reputational harm to our company, but more importantly, it may, in fact, cause great physical and emotional harm to women and other stakeholders; and
Whereas, because elected officials may vote on literally hundreds of issues, it may be impossible for a political office holder that is financially supported by Anthem to not vote in favor of a proposal that may have an adverse impact on our Company; and
Whereas, elected officials or candidates may also funnel personal campaign funds provided by our Company to other political candidates or elected officials for later political advantage; and
Whereas, as more corporate money dominates the political system, there is the possibility that the public may demand political retribution against excessive corporate power and influence.
BE IT RESOLVED: The shareholders request that the board of directors adopt a policy prohibiting the use of corporate or PAC funds for direct or indirect contributions to candidates.

72          2022 Proxy Statement

Shareholder Proposal
Recommendation
The Board recommends that shareholders vote AGAINST this proposal.
A policy prohibiting the Company and our Political Action Committee ("PAC") from contributing to political candidates would hinder our ability to advocate public policy solutions that best serve our consumers, stakeholders, associates and communities. Healthcare is a highly regulated and legislated industry at both the federal and state levels. We believe that participation in the public policy process is critical to our core business because legislative and regulatory healthcare decisions made at the federal and state levels of government have a direct impact on our ability to serve our consumers and compete in the marketplace. Elected officials make decisions that directly affect our ability to make quality healthcare coverage affordable and to improve the health of the communities we serve. Our active participation in the political process is essential to ensure that we have a voice in those decisions.
Our participation in the public policy process, including contributions to political candidates, is overseen by our Board who must have, in accordance with federal and state laws and regulations, the flexibility to exercise their business judgment in a manner that they reasonably believe is in the best interests of the Company and our shareholders. The Governance Committee of the Board annually reviews our Core Principles for Participation in the Public Policy Process and annually reviews and endorses our political contribution criteria, both of which can be found in our annual Political Contributions & Related Activity Report on our website. In addition, the Governance Committee of the Board reviews, at least annually, our political strategy, contributions and activities to promote compliance with our policies and procedures regarding political and lobbying contributions and activities, as well as with federal, state and local laws and regulations governing the public policy process. Further, even though not required to do so by law, we publish semi-annually on our website an itemized report of corporate and PAC contributions made to candidates and political committees.
We believe that our current policies and disclosures, including the robust oversight provided by our Board and management, are important safeguards that allow for effective and responsible participation in the political process, which is critical to our business and enhancing shareholder value. Therefore, we believe that adoption of this shareholder proposal would be contrary to the best interests of the Company and our shareholders and consumers.

For the reasons described above, the Board of Directors unanimously recommends a vote AGAINST this shareholder proposal.

Anthem, Inc.          73

Shareholder Proposal

PROPOSAL 6

Shareholder Proposal Requesting a Racial Impact Audit and Report

We have been informed that Trillium Asset Management, LLC, Two Financial Center, 60 South Street, Suite 1100, Boston, Massachusetts 02111, on behalf of each of Oneida Minors’ Trust Fund (0-14 Yrs), the Oneida Minors’ Trust Fund (15+ Yrs), and the Oneida Elder Trust Fund, each a beneficial owner of at least $25,000 of our common stock; The Daughters of Charity, Province of St. Louise, 4330 Olive Street, St. Louis, Missouri 63108, the beneficial owner of at least $2,000 of our common stock; The Domestic and Foreign Missionary Society of the Protestant Episcopal Church in the United States of America, 815 2nd Avenue, New York, New York 10017, the beneficial owner of 397 shares of our common stock; Mercy Investment Services, Inc., the investment program of the Sisters of Mercy of the Americas, 2039 North Geyer Road, St. Louis, Missouri 63131, the beneficial owner of at least $2,000 of our common stock; and the Benedictine Sisters of Mount St. Scholastica, 801 South 8th St., Atchison, Kansas 66002, the beneficial owner of at least $2,000 of our common stock, intend to introduce the resolution below at the annual meeting. The following shareholder proposal will be voted on at the annual meeting only if properly presented by or on behalf of the proponents. In accordance with SEC rules, the proposed shareholder resolution and supporting statement are printed verbatim from their submission.
Whereas: To combat systemic racism, corporations should recognize and remedy industry- and company-specific barriers to everyone’s full inclusion in societal and economic participation. Racial wealth gaps cost the U.S. economy an estimated $16 trillion over the past twenty years,1 while closing gaps could add 4-6% to U.S. GDP by 2028.2
Business as usual in the healthcare sector results in disparate outcomes according to race. Black and Native Americans have higher death rates than white people across a variety of illnesses.3 One study found “a potential economic gain of $135 billion per year if racial disparities in health are eliminated, including $93 billion in excess medical care costs and $42 billion in untapped productivity.”4
Although data is an invaluable tool, it must be used carefully in regards to race. A widely used health insurance company’s algorithm was found to refer equally sick Black people to care less frequently than white people.5 Opaque data collection practices by health insurance companies raise the possibility of discrimination and pose reputational risk.6
One year after many companies made commitments to racial justice, the practical outcomes remain unclear. A 2021 analysis characterized fifty corporate pledges totaling $49.5 billion as falling short of addressing systemic racism.7 Shareholders lack independent assessments that racial equity strategies are impactful, address appropriate topics, and unlock growth.
Although Anthem has committed $50 million to “combat racial injustice, strengthen communities, and address health inequities”8 among a variety of other initiatives, it has not conducted an outside assessment of its current and potential racial impacts.
Addressing systemic racism and its damaging economic costs demands more than a reliance on internal action and assessment. Audits engage companies in a process that internal actions alone may not replicate, unlocking hidden value and uncovering blind spots that companies may have to their own policies and practices. Company leaders are not diversity, equity, and inclusion experts and lack objectivity. A racial justice audit examines the differentiated external impact a company has on communities of color.
Given the many companies across sectors embroiled in race-related controversies, any company without a comprehensive third-party audit and plan for improvement of its internal and external racial impacts could be at risk.9 Companies such as Facebook, Starbucks, and Blackrock have committed to such audits, and guidelines have been developed by practitioners.10
Resolved: shareholders urge the board of directors to oversee a third-party audit (within a reasonable time and at a reasonable cost) which assesses and produces recommendations for improving the racial impacts of its policies, practices, products and services, above and beyond legal and regulatory matters. Input from stakeholders, including civil rights organizations, employees, and customers, should be considered in determining the specific matters to be assessed. A report on the audit, prepared at reasonable cost and omitting confidential/proprietary information, should be published on the company’s website.
_______________________
(1)https://ir.citi.com/NvIUklHPilz14Hwd3oxqZBLMn1_XPqo5FrxsZD0x6hhil84ZxaxEuJUWmak51UHvYk75VKeHCMI%3D
(2)https://www.mckinsey.com/industries/public-and-social-sector/our-insights/the-economic-impact-of-closing-the-racial-wealth- gap
(3)https://minorityhealth.hhs.gov/omh/browse.aspx?lvl=3&lvlid=61, https://www.kff.org/racial-equity-and-health-policy/issue- brief/disparities-in-health-and-health-care-5-key-question-and-answers/
(4)https://altarum.org/RacialEquity2018
(5)https://www.nature.com/articles/d41586-019-03228-6
(6)https://www.propublica.org/article/health-insurers-are-vacuuming-up-details-about-you-and-it-could-raise-your-rates , https://www.nejm.org/doi/10.1056/NEJMms2004740
(7)https://philanthropynewsdigest.org/news/corporate-pledges-for-racial-justice-fall-short-analysis-finds
(8)https://philanthropynewsdigest.org/news/anthem-commits-50-million-for-racial-justice-health-equity
(9)https://www.nytimes.com/2020/06/06/business/corporate-america-has-failed-black-america.html
(10)https://www.proxypreview.org/2021/contributor-articles-blog/racial-justice-audits-holding-companies-accountable-for-their-role- in-system-racism, http://www.civilrightsdocs.info/pdf/reports/Civil-Rights-Audit-Report-2021.pdf
74          2022 Proxy Statement

Shareholder Proposal
Recommendation
The Board recommends that shareholders vote AGAINST this proposal.
Our Board and management take very seriously the need for real progress on assessing and addressing issues related to diversity, equity and inclusion ("DEI"). As an industry leader, Anthem is dedicated to living our values to improve lives and communities while working to simplify healthcare for those we are privileged to serve. We believe our actions and focus on making progress on the issue of racial equity, and reporting on our progress regularly, render the proposal’s requested audit unnecessary and the requested audit would divert Company resources without providing real value to the Company and our shareholders. Accordingly, after careful consideration, the Board recommends that shareholders vote “AGAINST” this proposal.
We are committed to making certain that our policies, practices and services align to advance our work every day to improve the health and well-being of the communities we serve.
Our purpose is to Improve the Health of Humanity. Our mission is to improve lives and communities and simplify healthcare, and two of our core values are Community and Diversity. We believe that people are only as healthy as the communities they live in, and we recognize our important role in ensuring everyone has the opportunity to be and stay healthy. As we provide customers with solutions that address physical, behavioral, social and pharmacy needs, we are focused on improving health equity and the health-related social needs that drive overall health, including food, housing, transportation and social support.
At Anthem, advancing health equity is a moral, social and business imperative, and we have intentionally positioned health equity at the core of our Whole Health strategy to address the physical, social, behavioral and pharmacy needs of those whom we serve and improve healthcare affordability, quality and access for individuals and communities. Additionally, although we believe health equity is everyone’s business in our enterprise, we do have a Chief Health Equity Officer and a Chief Inclusion and Diversity Officer to ensure deep integration of health equity principles into our culture, all lines of business, how and where we invest and the design of solutions for our associates and customers, as well as our measures of impact. This is a complement to our longstanding efforts in providing training on cultural competence, inclusive care, and implicit bias to our associates and providers and enhancing our human resources processes for recruiting, supporting and retaining a diverse cadre of talent to drive our purpose of improving the health of humanity. Furthermore, across the scope of the aforementioned work, we collaborate with local and national community partners to foster synergy in achieving health equity.
We have many programs and initiatives to advance racial and social justice by promoting health equity.
Anthem and its nearly 100,000 associates have deep roots in the communities where we live and work. Through strategic partnerships and programs, we are addressing health inequities and social injustice in the diverse communities we serve. Our Foundation assists in carrying out several of these initiatives. Through our Foundation's investment of up to $90 million over the next three years and our associates’ volunteer efforts, we are accelerating community health impact across Maternal-child Health, Food as Medicine and Substance Use Disorder.
One of our key focus areas is improving maternal health equity. We are working with other Blue Cross and Blue Shield plans across the country to reduce racial disparities in maternal health by 50% in five years. Beginning in 2021, the Compensation and Talent Committee of our Board added an Improving the Health of Humanity performance metric to our executive compensation program, which includes a maternal health component. A portion of our executives’ annual incentive compensation is based on the reduction of preterm births and improvement in timeliness of prenatal and postpartum care for black communities in Indiana. In addition, our Foundation recently announced an investment of up to $30 million over the next three years to support programs that drive optimal health and well-being of women and their babies. In December 2021, approximately $15 million of this commitment was rewarded to 18 non-profit organizations.
Another DEI initiative we recently launched is a partnership with four WNBA basketball teams to make an impact on key communities, with a focus on food insecurity, mental health, health disparities and racial and social injustice. The overall goal is to address long-standing racial and health inequities facing communities by partnering with leading organizations across the country. A cornerstone of the collaboration is an “Athlete to Advocate” program that equips athletes to be effective advocates, donors, volunteers and community leaders, with a focus on racial justice issues. A critical element of this partnership, and so many others, is the ability to work collaboratively in identifying innovative ways that will have a long-lasting impact on improving community health and equity.
Earlier this year, we launched What’s Driving Our Health, a campaign partnering with track and field star Allyson Felix, to elevate the national discussion on whole health and all the factors that drive it. To lay the groundwork for this discussion, we conducted the Driving Our Health study. Based on a survey of 5,000 nationally representative U.S. adults, the study aims to further our understanding of what people believe about their health.
As part of our focus to address unmet health-related social needs, we committed over $120 million to affordable housing projects in 2021. Our investments over the past year will lead to the construction of more than 500 affordable housing units for families in Tennessee, Florida and Texas. Since 2006, we have invested over $500 million in affordable housing. We also are committed to promoting local community and economic impact through our Supplier Diversity Program, which aims to ensure that businesses with diverse ownership, control and operations become valued partners and grow with the Company. In 2021, we supported over $1 billion in spend with diverse-owned suppliers and small businesses. We also supported organizations including the National Minority Supplier Development Council affiliates, the Women’s Business Enterprise National Council affiliates and the National LGBT Chamber of Commerce, to name a few.
Anthem, Inc.          75

Shareholder Proposal
We also are making an effort to advance inclusive public policy. In 2021, we continued to advocate for policies that address racial health disparities and worked to educate stakeholders on these disparities, with particular focus on maternal health and COVID-19 related inequities. We have actively participated in the Business Roundtable Special Task Force on Racial Equity and Justice, AHIP's Health Equity Workgroup, the Health Care Transformation Task Force’s Health Equity Advisory Group and the Business Equity for Indy Committee.
We are committed to fostering an energized, inclusive workplace where all associates can achieve their full potential and contribute their best work.
Our commitment to a diverse workforce begins with our Board. Our Board is diverse in both gender and race/ethnicity, as 40% of our directors are women and 40% are racially or ethnically diverse, and they hold several key leadership positions. Across our U.S. workforce, 77% of our associates are women and 50% are racially or ethnically diverse, while 65% of our managers are women and 35% are racially or ethnically diverse. Our associates’ diversity provides valuable cultural insights, perspectives and experiences that help us as we seek to ensure access to high-quality, affordable healthcare for those we serve. Our Business Resource Groups engage nearly 20% of our U.S. workforce and are centered on various demographic groups, including African American, Asian American Pacific Islander, Hispanic, LGBTQ+, veterans, generations and gender. Through Business Resource Group insights and participation, we have expanded partnerships with Historically Black Colleges and Universities and Hispanic Serving Institutions, hosted sessions on maternal and infant health and promoted the All of Us Campaign to gather health data from external community groups to improve health outcomes. We drive increased inclusion through our leader-led “Culture Conversations” and “Leading and Listening” sessions that began in 2020 as a way to connect associates on key topics related to our culture and to support associates due to stresses from the COVID-19 pandemic and racial and social injustice.
We are committed to pay equity for all associates. In 2020, we partnered with a third party to conduct a complex gender and race pay equity analysis, which confirmed that the roles our associates play and their performance, experience and geographic location are the main predictors of pay. After accounting for factors such as age, performance rating and level of education, the analysis found that base pay for females and people of color is within one percentage point of their male and white counterparts. Where we identified opportunities, we are working proactively to review and address these areas. To prevent future pay gaps and ensure that we remain a champion of pay equity for all new and existing associates, we no longer ask external candidates their salary expectations and proactively share the salary range. Most recently, we underwent a rigorous external evaluation and, in recognition of our holistic approach, we were one of six organizations to achieve Fair Pay Workplace Certification. As part of our commitment, we will continue to monitor our pay practices and diligently address cases that cannot be explained by objective factors.
We were first certified as a Great Place to Work at the end of 2020, based on feedback and input from a representative sampling of our associates about their work experiences at Anthem. Building on that momentum, we were also recognized by Fortune as a Fortune 100 Best Companies to Work For, as well as one of the 2021 Best Workplaces in Financial Services and Insurance. In 2021, for the second year in a row, we earned our Great Place to Work certification. We have received numerous diversity awards and recognitions, including being listed on the 2021 Bloomberg Gender Equality Index, Seramount’s Best Companies for Multicultural Women and the Hispanic Association for Corporate Equity Inclusion Index.
Our Board and management actively oversee our policies, practices and programs related to DEI and we regularly report on our DEI initiatives.
As part of its strategic oversight, our Board seeks to ensure that our purpose of Improving the Health of Humanity, as well as our mission and values, are embedded in our strategy and business plans. The Board receives regular reports from management on our DEI initiatives, including the focus on whole person care and community health. In addition, the Governance Committee oversees our social responsibility and sustainability initiatives and the Compensation and Talent Committee oversees our DEI initiatives, with regular management reports to both committees on these initiatives.
In early 2021, we launched a Diversity, Equity and Inclusion Council consisting of appointed executive leaders representing all functional areas across the enterprise. The Council meets quarterly and oversees the implementation of DEI efforts, holds leaders accountable for enterprise DEI results and reviews regular updates on DEI progress.
We annually produce a comprehensive Corporate Responsibility Report, which provides information on our ESG practices and performance related to community health, our workplace, governance and the environment. It is prepared in accordance with the GRI Core Reporting Guidelines and includes SASB aspects and is available at https://www.anthemcorporateresponsibility.com/gri-index. In addition, we include in our annual proxy statement a “Corporate Responsibility” section that provides an overview of how we are making a positive difference in the health and well-being of our consumers, the communities we serve, our associates and the environment around us.
This proposal asks the Company to divert resources toward conducting an audit and preparing a report that we believe would fail to yield meaningful enhancements to our practices or the robust public disclosures we already make about our DEI efforts. In light of these considerations, the Board believes that the racial impact audit and report requested by the proposal is unnecessary and not in the best interests of our shareholders.

For the reasons described above, the Board of Directors unanimously recommends a vote AGAINST this shareholder proposal.

76          2022 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
Stock Held by 5% or More Beneficial Owners
The following table and notes provide information about each person known by us to own beneficially more than five percent of our common stock as of December 31, 2021, according to reports filed with the SEC by these beneficial owners.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	21,484,168	8.9%
The Vanguard Group(2) 100 Vanguard Boulevard Malvern, PA 19355	18,912,468	7.8%
(1)Information based solely on a Schedule 13G/A filed with the SEC on February 3, 2022, by BlackRock, Inc. (“BlackRock”), a parent holding company or control person. BlackRock has (a) sole power to dispose or direct the disposition of 21,484,168 shares of our common stock; and (b) sole power to vote or direct the vote of 18,858,833 shares of our common stock.
(2)Information based solely on a Schedule 13G/A filed with the SEC on February 9, 2022 by The Vanguard Group (“Vanguard”), a registered investment advisor. Vanguard has (a) sole power to dispose or direct the disposition of 17,929,762 shares of our common stock; (b) shared power to dispose or direct the disposition of 982,706 shares of our common stock; and (c) shared power to vote or direct the vote of 387,857 shares of our common stock.
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Security Ownership of Certain Beneficial Owners and Management
Stock Held by Directors, Nominees and Executive Officers
The following table sets forth the number of shares of our common stock beneficially owned as of February 1, 2022, by:
•each of our directors or nominees,
•each of our NEOs, and
•all current directors and executive officers as a group.
Except as otherwise indicated below, each individual directly owns the shares indicated and has sole investment and sole voting power. As of February 1, 2022, 253,264,393 shares of our common stock were issued and outstanding. None of the directors or NEOs individually, or current directors and executive officers as a group, beneficially owned more than 1% of the total number of shares of our common stock outstanding as of February 1, 2022.

Name	Common Stock (1)		Shares Deemed Beneficially Owned as a Result of Equity Awards Exercisable or Vesting within 60 Days of February 1, 2022 (2)	Total
R. Kerry Clark	7,754		—	7,754
Susan D. DeVore	416		—	416
Robert L. Dixon, Jr.	9,471		—	9,471
Lewis Hay, III	9,621		—	9,621
Bahija Jallal	2,902		—	2,902
Antonio F. Neri	3,039		—	3,039
Ramiro G. Peru	9,955		—	9,955
Ryan M. Schneider	4,714		—	4,714
Elizabeth E. Tallett	9,006		—	9,006
Gail K. Boudreaux	80,209	(3)	180,621	260,830
John E. Gallina	45,130		38,056	83,186
Peter D. Haytaian	15,855		74,231	90,086
Gloria M. McCarthy	49,935		74,570	124,505
Felicia F. Norwood	13,772		41,951	55,723
Other Executive Officers	9,672		13,903	23,575
All current directors and executive officers as a group (16 persons)	271,451		423,332	694,783
(1)Includes common stock and, for directors other than Ms. Boudreaux, this number includes the number of deferred shares which will be converted into common stock upon the lapse of the deferral period and are considered owned under our stock ownership guidelines for directors: Mr. Clark—7,754; Ms. DeVore—416; Mr. Dixon—3,688; Mr. Hay—9,621; Ms. Jallal—2,902; Mr. Neri—3,039; Mr. Peru—3,688; Mr. Schneider—1,714; and Ms. Tallett—9,006. The directors do not have investment or voting authority over these deferred shares.
(2)Includes shares that may be purchased pursuant to stock options that are currently exercisable or exercisable within 60 days of February 1, 2022 (“exercisable options”) and shares of common stock underlying unvested RSUs and unvested PSUs that will vest within 60 days of February 1, 2022. Includes the following exercisable options to purchase shares of our common stock: Ms. Boudreaux—142,080; Mr. Gallina—26,923; Mr. Haytaian—63,165; Ms. McCarthy—63,504; Ms. Norwood—32,290; and 338,446 for all current directors and executive officers as a group. Includes the following unvested RSUs that vest within 60 days: Ms. Boudreaux—10,238; Mr. Gallina—2,883; Mr. Haytaian—2,816; Ms. McCarthy—2,816; Ms. Norwood—2,680; and 22,821 for all current executive officers as a group; and the following unvested PSUs that vest within 60 days: Ms. Boudreaux—28,303; Mr. Gallina—8,250; Mr. Haytaian—8,250; Ms. McCarthy—8,250; Ms. Norwood—6,981; and 62,065 for all current executive officers as a group. The executive officers do not have investment or voting authority over the shares in this column until, as applicable, the exercisable options have been exercised or the vesting criteria has been met.
(3)Includes 60 shares held in a revocable trust of which Ms. Boudreaux’s spouse is the trustee.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports of ownership and changes in ownership. Based solely on a review of such reports and written information given to us by our directors and executive officers, and except as previously disclosed in one of our prior proxy statements, we believe that all such required reports were filed on a timely basis under Section 16(a) for the year ended December 31, 2021 and prior fiscal years, except for one Form 4 for Mr. Peter Haytaian reporting one sale of shares on October 31, 2018, which was filed late due to an administrative error.
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Information on Voting and the Annual Meeting
Voting and Meeting Information
Record Date and Quorum
At the close of business on March 17, 2022, the record date for the annual meeting, there were 241,235,732 shares of our common stock outstanding and entitled to vote at the annual meeting.
In order for business to be conducted at the annual meeting, 25% of the votes entitled to be cast on a matter, represented in person or by proxy, must be present.
Vote Required
You will have one vote for each share held. Shares of our common stock represented by properly executed proxies will be voted at the annual meeting in accordance with the choices indicated on the proxy. Abstentions on a specific proposal will be considered as present at the annual meeting and will be counted for purposes of determining whether a quorum is present.
If you provide specific voting instructions, your shares will be voted as you instruct. If you sign, date and return your proxy card, but do not provide instructions, your shares will be voted:
•FOR Proposal 1 — election of each director nominee
•FOR Proposal 2 — advisory vote to approve the compensation of our Named Executive Officers
•FOR Proposal 3 — ratification of the appointment of our independent registered public accounting firm for 2022
•FOR Proposal 4 — approval of an amendment to our Articles of Incorporation to change our name to Elevance Health, Inc.
•AGAINST Proposal 5 — shareholder proposal to prohibit political funding
•AGAINST Proposal 6 — shareholder proposal requesting a racial impact audit and report
Each proposal at the annual meeting will be approved if the proposal receives more votes “for” than “against.” For the election of directors, the number of shares voted “for” a director nominee must exceed the number of shares voted “against” such nominee. If any nominee for director is unable or unwilling to accept the nomination or election, then the proxies may nominate such other person as director as they may determine in their discretion, in which event the shares will be voted for such other person. Alternatively, the Board may decide to reduce the number of directors constituting the full Board.
Abstentions will have no effect on the outcome of any proposal. If your shares of our common stock are held in street name, and you do not provide your broker with voting instructions, your broker has the discretion to vote your shares of common stock for or against Proposal 3, the ratification of the appointment of our independent registered public accounting firm for 2022, and Proposal 4, the approval of an amendment to our Articles of Incorporation to change our name, and not any of the other proposals. If your broker does not have discretion to vote your common stock without your instructions, this is referred to as a “broker non-vote.” Broker non-votes will not be considered as votes cast on, and will have no effect on the outcome of, the remaining proposals other than Proposal 3 and Proposal 4.
Shareholders
Shares of our common stock may be held directly in your own name or may be held beneficially through a broker, bank or other nominee in street name.
Shareholder of Record — If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the shareholder of record, and we are providing proxy materials directly to you.
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Information on Voting and the Annual Meeting
Beneficial Owner — If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares (in “street name”), and you have been provided proxy materials from your broker, bank or other nominee who is considered the shareholder of record. As the beneficial owner, you have the right to direct the broker, bank or nominee on how to vote your shares and are also invited to attend the annual meeting. Your broker, bank or nominee is obligated to provide you with a voting instruction form for you to use.
Associate Shareholder — If you participate in the 401(k) Plan and you are invested in our common stock fund (the “Anthem Stock Fund”), you may give voting instructions by mail, telephone, online or by smartphone on or before May 13, 2022 at 11:59 p.m. Eastern Time (the “401(k) Voting Deadline”) as set forth under “Voting” below for the shares of our common stock that are allocated to your account. You will not be able to vote shares held in your 401(k) Plan account at the annual meeting. Fidelity Management Trust Company (the "Trustee"), the 401(k) Plan trustee, will vote such shares in accordance with your instructions received by the 401(k) Voting Deadline. Your voting instructions will be kept confidential by the Trustee. If you do not send voting instructions by the 401(k) Voting Deadline, Newport Trust Company (“Newport Trust”), our appointed independent fiduciary and investment manager for the Anthem Stock Fund, will direct the Trustee to vote the number of shares allocated to your account as recommended by the Board in this proxy statement, subject to the exercise of Newport Trust’s fiduciary duties.
Voting
Whether or not you plan to participate in the annual meeting, we urge you to vote in advance of the meeting. Please refer to the instructions below and in the Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”). If you are an associate participating in the 401(k) Plan, please see the instructions and 401(k) Voting Deadline above under “Shareholders — Associate Shareholder.” If you vote online, by telephone or by smartphone, you do not need to return a proxy card or voting instruction form.

Online
If you are a shareholder of record, you may vote online by going to www.envisionreports.com/antm and following the instructions. You will need to have the E-Proxy Notice or, if you received a printed copy of the proxy materials, your proxy card, available when voting. If you are a beneficial owner, you may vote online by going to www.proxyvote.com and following the instructions.

Telephone
If you are a shareholder of record, you may vote by telephone by calling (800) 652-8683. If you are a beneficial owner, please vote by using the telephone number that is shown on your voting instruction form. You will need to have your E-Proxy Notice or, if you received a printed copy of the proxy materials, your proxy card or voting instruction form, available when voting.

Mail	If you received a printed copy of our proxy materials, you may vote by signing and dating your proxy card or voting instruction form and mailing it in the enclosed postage-prepaid envelope. If you received the E-Proxy Notice and would like to obtain a proxy card or voting instruction form, please follow the instructions on the E-Proxy Notice for requesting a paper or email copy of our proxy materials.
Smartphone	If you are a shareholder of record, you may vote by scanning the QR code that is located on your proxy card, E-Proxy Notice or voting instruction form to vote with your smartphone.
Online during the Annual Meeting
If you are a shareholder of record and have already voted your shares through one of the methods outlined above, there is no need to vote those shares during the meeting. If you are a shareholder of record and have not voted your shares prior to the meeting as outlined above, you may log in to the live audio webcast with your control number located on your proxy card or E-Proxy Notice to vote during the meeting.
If you are a beneficial owner and have not voted your shares prior to the meeting as outlined above, you may log in to the live audio webcast with your control number located on your voting instruction form or E-Proxy Notice to vote during the meeting. Alternatively, you may contact your bank, broker or nominee and request a legal proxy and then register in advance no later than 5:00 p.m., Eastern Time, on May 12, 2022 to vote at the annual meeting. If you choose to request a legal proxy, any previous vote will be revoked, and you will need to revote at the annual meeting.

Changing Your Vote — You may revoke your proxy at any time prior to the annual meeting; provided, however, that any revocation by Anthem Stock Fund participants must be received by the 401(k) Voting Deadline. If you provide more than one proxy, the proxy having the latest date will revoke any earlier proxy.

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Information on Voting and the Annual Meeting
Internet Availability of Proxy Materials
We are using the “e-proxy” rules adopted by the SEC to furnish proxy materials to shareholders through a “notice only” model using the internet. This allows us to reduce costs by delivering to shareholders an E-Proxy Notice and providing online access to the documents.
If you received an E-Proxy Notice by mail, you will not receive a printed copy of our proxy materials unless you specifically request one as set forth below. The E-Proxy Notice instructs you on how to access and review the important information contained in the proxy statement and our 2021 Annual Report on Form 10-K, as well as how to submit your proxy through the internet. On or about April 1, 2022, we mailed a printed copy of our proxy materials to our shareholders who had requested them and mailed the E-Proxy Notice to all of our other shareholders.
This proxy statement, the form of proxy and voting instructions are being made available to shareholders on or about April 1, 2022 at www.envisionreports.com/antm for shareholders of record and www.proxyvote.com for beneficial owners. If you are a shareholder of record and received the E-Proxy Notice and would still like to receive a printed copy of the proxy materials, you may request a printed copy of this proxy statement and the form of proxy by any of the following methods: (a) telephone at (866) 641-4276; (b) internet at www.envisionreports.com/antm; or (c) email at investorvote@computershare.com. If you are a beneficial owner and received the E-Proxy Notice and would still like to receive a printed copy of the proxy materials, you may request a printed copy of this proxy statement and the form of proxy by any of the following methods: (a) telephone at (800) 579-1639; (b) internet at www.proxyvote.com; or (c) email at sendmaterial@proxyvote.com.

Voluntary Electronic Delivery of Proxy Materials
We encourage shareholders to voluntarily elect to receive all proxy materials, including the E-Proxy Notice, electronically. This gives you fast and convenient access to your proxy materials, reduces our impact on the environment and reduces printing and mailing costs.
•If you are a shareholder of record, please visit www.envisionreports.com/antm to enroll in e-delivery. You may also log in to your Computershare Investor Center account at any time to enroll in e-delivery.
•If you are a beneficial owner, please visit www.proxyvote.com to enroll in e-delivery or contact your broker, bank or other nominee to determine if e-delivery is available.
Inspector of Election
Computershare Trust Company, N.A. has been appointed Inspector of Election for the annual meeting. The Inspector of Election will determine the number of shares outstanding, the shares represented at the annual meeting, the existence of a quorum, and the validity of proxies and ballots, and will count all votes and ballots.
Confidentiality of Votes
The vote of each shareholder is held in confidence, except (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (b) if there is a contested proxy solicitation; (c) if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or (d) as necessary to allow the Inspector of Election to resolve any dispute about the authenticity or accuracy of a proxy card, consent, ballot, authorization or vote and to allow the Inspector of Election to certify the results of the vote.
Householding
Shareholders who share the same address may receive only one copy of the E-Proxy Notice or other proxy materials unless we receive other instructions. This is referred to as “householding.” If you are a shareholder of record and would prefer to receive multiple copies of the E-Proxy Notice or other proxy materials at the same address, or otherwise make a change in your delivery preferences, you may contact our transfer agent at Computershare Investor Services, P.O. Box 505005, Louisville, Kentucky 40233-5005; toll-free (866)299-9628; or https://www.computershare.com. You may also contact our Secretary, Anthem, Inc., 220 Virginia Avenue, Mail No. IN0204-A381, Indianapolis, Indiana 46204 or telephone (800) 985-0999 for additional copies. If you are a beneficial owner, please contact your broker, bank or other nominee for assistance.
Additional Information
Our Board has not received notice of any, and knows of no, matters other than those described in the attached Notice of Annual Meeting of Shareholders, which are to be brought before the annual meeting. If other matters properly come before the annual meeting, it is the intention of the persons named as proxies to vote such proxy in accordance with their judgment on such matters.
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Information on Voting and the Annual Meeting
Shareholders may receive, without charge, a copy of our 2021 Annual Report on Form 10-K, including consolidated financial statements, as filed with the SEC (which is our Annual Report to Shareholders). Please address requests for a copy of our 2021 Annual Report on Form 10-K to our Corporate Secretary, Anthem, Inc., 220 Virginia Avenue, Mail No. IN0204-A381, Indianapolis, Indiana 46204. Our 2021 Annual Report on Form 10-K is also available on our website at https://ir.antheminc.com/financial-information/sec-filings.
Attending the Annual Meeting
Due to the ongoing public health impact of the COVID-19 pandemic, and to provide a safe experience for our shareholders, associates and the community, the annual meeting will be held in a virtual format only, via live audio webcast. You will not be able to physically attend the annual meeting.

VIRTUAL ANNUAL MEETING VIA LIVE AUDIO WEBCAST
Meeting Date and Time: Wednesday, May 18, 2022 at 8:30 a.m. Eastern Time
Meeting Access: https://meetnow.global/MN46ALF
The audio webcast is compatible with all common web browsers and may be viewed on mobile devices. Online access to the audio webcast will open 15 minutes prior to the start of the annual meeting to allow time to log in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time. After log in, click on the Broadcast Bar to listen to the webcast.

HOW TO PARTICIPATE IN THE ANNUAL MEETING AS A SHAREHOLDER
To log in to the webcast as a shareholder of record or an associate shareholder, visit the meeting access link, click “Join Meeting Now” and provide your control number from your E-Proxy Notice or proxy card as your login. You will be asked to accept Computershare's Terms and Conditions.
If you are a beneficial owner and you would like to participate as a shareholder, you have two options. First, you may log in to the live audio webcast with your control number located on your voting instruction form or E-Proxy notice provided by your broker, bank or nominee. Alternatively, you may register in advance, which will require you to contact your bank, broker, or other nominee and request a legal proxy, and you must submit the legal proxy along with your name and email address to Computershare at legalproxy@computershare.com. Requests for registration must be labeled “Legal Proxy” in the subject line and be received no later than 5:00 p.m., Eastern Time, on May 12, 2022. You will receive a confirmation email from Computershare of your registration with a control number that may be used with the meeting access link above to join the annual meeting as a shareholder.

HOW TO PARTICIPATE IN THE ANNUAL MEETING AS A GUEST WITHOUT A CONTROL NUMBER	To log in to the webcast as a guest, visit the meeting access link, click “Join Meeting Now” and select "Guest". After you provide your first and last name, email address and company name, if applicable, you will be asked to accept Computershare's Terms and Conditions. If you attend as a guest, you will not have the option to vote your shares or submit questions during the meeting.
HOW TO PARTICIPATE WITHOUT INTERNET ACCESS
If you do not have internet access and want to listen to the annual meeting, please contact Anthem Shareholder Services at shareholder.services@anthem.com or call (800) 985-0999 by no later than 5:00 p.m., Eastern Time, on May 13, 2022 for alternative access instructions. You will not be able to vote your shares during the meeting.

AGENDA AND RULES OF CONDUCT	The meeting agenda and rules of conduct and procedures will be posted to the webcast portal and available to shareholders and guests.
TECHNICAL DIFFICULTIES AND GENERAL QUESTIONS ABOUT THE ANNUAL MEETING
For technical difficulties logging into the webcast, please see the information that is located at the bottom of the page after clicking on "Join Meeting Now", which will provide a phone number for assistance: (888) 724-2416 and International: (781) 575-2748. If we experience technical difficulties during the virtual meeting (e.g., a temporary or prolonged power outage), our Chair will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify shareholders of the decision via https://ir.antheminc.com/.
For general questions about the annual meeting, email Anthem Shareholder Services at shareholder.services@anthem.com or call (800) 985-0999.

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Information on Voting and the Annual Meeting
Submitting Questions during the Annual Meeting
If a shareholder wishes to address the annual meeting with respect to one of the matters in the agenda to be voted on at the meeting, such comment or question can be submitted during the meeting, at or before the time the matter is before the meeting for consideration. Only shareholders, or their proxy holders, who provide a valid control number are permitted to submit questions while participating in the annual meeting. After logging into the live webcast as a shareholder, click on the "Q & A" messages icon to submit a question or comment and click “Submit”. The Chair of the Board, or her designee, will address appropriate comments or questions related to agenda matters.
If a shareholder wishes to ask a question after the formal business portion of the annual meeting during the question and answer session, such question can be submitted at any time during the meeting. To allow us to answer questions from as many shareholders as possible, we will limit each shareholder to two questions. Please ensure questions are concise and cover only one topic per question. We do not intend to address questions with inappropriate language, which are derogatory, or those regarding topics which are not pertinent to the meeting or the conduct of the Company’s operations. Questions from multiple shareholders on the same topic or that are otherwise related may be grouped, summarized and answered together.
Cost of Solicitation
We will bear the cost of the solicitation of proxies and have engaged Alliance Advisors to assist in the solicitation of proxies. Alliance Advisors will receive a fee of approximately $11,000 plus reasonable out-of-pocket expenses for this work. We also will reimburse banks, brokers or other custodians, nominees and fiduciaries for their expenses in forwarding the proxy materials to beneficial owners and seeking instruction with respect thereto. In addition, our directors, officers or other associates, without additional compensation, may solicit proxies from shareholders in person, or by telephone, facsimile transmission or other electronic means of communication.
Shareholder Proposals and Nominations for Next Year’s Annual Meeting
Shareholder Proposals and Nominations for Inclusion in Our Proxy Materials — Pursuant to SEC Rule 14a-8, shareholder proposals for inclusion in our proxy materials for the 2023 annual meeting of shareholders must be received by our Secretary at Anthem, Inc., 220 Virginia Avenue, Mail No. IN0204-A381, Indianapolis, Indiana 46204, no later than December 2, 2022. Such proposals need to comply with SEC regulations regarding the inclusion of shareholder proposals in our sponsored proxy materials.
Our Bylaws provide that a shareholder, or group of up to 20 shareholders, owning continuously for at least three years shares of our common stock representing an aggregate of at least 3% of our outstanding shares, can nominate and include in our proxy materials director nominees constituting up to the greater of 20% of our Board or two individuals, provided that the shareholder(s) and nominee(s) satisfy the requirements in our Bylaws. Any proxy access nominees serving on the Board and who will continue serving on the Board after the applicable annual meeting count toward the maximum number of nominees. To be timely, notice of proxy access director nominees must be delivered by the close of business to our Secretary at Anthem, Inc., 220 Virginia Avenue, Mail No. IN0204-A381, Indianapolis, Indiana 46204, not less than 90 nor more than 150 days prior to the first anniversary of the date the definitive proxy statement was first sent to shareholders in connection with the preceding year’s annual meeting of shareholders. For the 2023 annual meeting of shareholders, notice of proxy access director nominees must be received no earlier than November 2, 2022 and no later than January 1, 2023. In the event the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the previous year’s annual meeting of shareholders, or if no annual meeting was held in the preceding year, notice of proxy access director nominees must be delivered no earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.
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Information on Voting and the Annual Meeting
Other Shareholder Proposals and Nominations — Our Bylaws also establish an advance notice procedure relating to director nominations and shareholder proposals that are not submitted for inclusion in the proxy statement, but that the shareholder instead wishes to present directly at the annual meeting. To be properly brought before the 2023 annual meeting of shareholders, the shareholder must give timely written notice of the nomination or proposal to our Secretary along with the information required by our Bylaws. To be timely, a shareholder’s notice must be delivered to our Secretary at the address listed above not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. For the 2023 annual meeting of shareholders, such notice must be delivered no earlier than January 18, 2023 and no later than February 17, 2023. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 20, 2023.
Copy of Bylaw Provisions — The specific requirements of these advance notice and eligibility provisions are set forth in Sections 1.5, 1.6 and 1.16 of our Bylaws. Our Bylaws are available on our website at https://ir.antheminc.com/governance-corporate-documents.
Incorporation by Reference
Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that may incorporate future filings (including this proxy statement, in whole or in part), the sections of this proxy statement entitled “Audit Committee Report” and “Compensation and Talent Committee Report” do not constitute soliciting material and should not be deemed filed with the SEC or incorporated by reference in any such filings.
The information on, or accessible through, our websites, www.anthem.com, www.antheminc.com, www.anthemcorporateresponsibility.com, or @AnthemInc on Twitter, is not, and should not be deemed to be, a part of this proxy statement.
By Order of the Board of Directors,
Kathleen S. Kiefer
Corporate Secretary

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Annex A — Anthem, Inc.
GAAP Reconciliation
(Unaudited)
We have referenced “Adjusted Net Income,” “Adjusted Net Income Per Share,” and “Operating Gain”, which are non-GAAP measures, in this document. These non-GAAP measures are not intended to be alternatives to any measure calculated in accordance with GAAP; rather, they are intended to aid investors in understanding and analyzing our core operating results and comparing our financial results. The table below reconciles these measures, as reported, to the most directly comparable measure calculated in accordance with GAAP.

(In millions, except per share data)	Year Ended December 31, 2021	Year Ended December 31, 2020	Year Ended December 31, 2019
Shareholders' net income	$6,104	$4,572	$4,807
Add / (Subtract):
Net realized gains on financial instruments	(318)	(182)	(67)
Amortization of other intangible assets	441	361	338
Loss on extinguishment of debt	21	36	2
Business optimization charges	187	653	—
BCBSA litigation settlement	—	548	—
Transaction and integration related costs	54	49	11
Litigation expenses	42	40	52
Tax impact of non-GAAP adjustments	(120)	(360)	(84)
Net adjustment items	307	1,145	252
Adjusted shareholders' net income	$6,411	$5,717	$5,059
Shareholders' net income per diluted share	$24.73	$17.98	$18.47
Add / (Subtract):
Net realized gains on financial instruments	(1.29)	(0.72)	(0.26)
Amortization of other intangible assets	1.79	1.42	1.30
Loss on extinguishment of debt	0.09	0.14	0.01
Business optimization charges	0.76	2.57	—
BCBSA litigation settlement	—	2.15	—
Transaction and integration related costs	0.22	0.19	0.04
Litigation expenses	0.17	0.16	0.20
Tax impact of non-GAAP adjustments	(0.49)	(1.42)	(0.32)
Rounding impact	—	0.01	—
Net adjustment items	1.25	4.50	0.97
Adjusted shareholders' net income per diluted share	$25.98	$22.48	$19.44
Income before income tax expense	$7,925	$6,238	$5,985
Add / (Subtract):
Net investment income	(1,378)	(877)	(1,005)
Net realized gains on financial instruments	(318)	(182)	(67)
Interest expense	798	784	746
Amortization of other intangible assets	441	361	338
Loss on extinguishment of debt	21	36	2
Net adjustment items	(436)	122	14
Reportable segments operating gain	$7,489	$6,360	$5,999
Anthem, Inc.          85

Corporate Responsibility Recognitions & Ratings

Anthem was named to the 2021 Dow Jones Sustainability North America and World Indices (DJSI). This marks the fourth consecutive year Anthem has been recognized by the DJSI for leadership in sustainability.	Anthem is committed to supporting gender equality and was included in the 2022 Bloomberg Gender-Equality Index for the third consecutive year.

Anthem was included in the JUST 100 list for a third consecutive year, continuing to rank first in the health care providers category.	Anthem was included in the FTSE4Good Index (FTSE Russell), 2018 – 2021.

Great Place To Work®

Certified

AUG 2021-AUG 2022

USA

™

Anthem was recognized in 2021 as a Great Place to Work with 85% of associates saying that Anthem is a great place to work.	Anthem was recognized as one of the World's Most Admired Companies by Fortune Magazine, 2018 – 2022.

HUMAN RIGHTS CAMPAIGN FOUNDATION™

2022

BEST

PLACES TO WORK

for LGBTQ+ Equality

100% CORPORATE EQUALITY INDEX

Anthem was recognized as a Military Friendly Employer, 2010 – 2021.	Anthem was included in the Best Places to Work for LGBTQ Equality by the Corporate Equality Index Human Rights Campaign, 2015 – 2022.

Anthem has a perfect 1/1/1 QualityScore from Institutional Shareholder Services (ISS), ranking first in the managed healthcare sector (as of February 2022).	Anthem has been named a 2022 ESG Industry Top-Rated Company by Sustainalytics. In addition, Anthem is ranked first in the managed healthcare subindustry for lowest ESG risk and third out of over 600 global companies in the healthcare industry (as of February 2022).

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Anthem®

VOTE

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

If you hold Anthem 401(k) Plan shares, votes submitted must be received by 11:59 p.m., Eastern Time, on May 13, 2022

Online
Go to **www.envisionreports.com/antm** or scan the QR code — login details are located in the shaded bar below

Phone
Call toll-free 1-800-652-VOTE (8683)

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/antm

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2022 Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A The Board of Directors recommends a vote FOR each of the nominees.

1. Election of Directors:

Nominee	For	Against	Abstain
01 - Susan D. DeVore	☐	☐	☐
02 - Bahija Jallal	☐	☐	☐
03 - Ryan M. Schneider	☐	☐	☐
04 - Elizabeth E. Tallett	☐	☐	☐

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B Management Proposals — The Board of Directors recommends a vote FOR Proposals 2, 3 and 4.

Proposal	For	Against	Abstain
2. Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐
3. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2022.	☐	☐	☐
4. To approve an amendment to our Articles of Incorporation to change our name to Elevance Health, Inc.	☐	☐	☐

C Shareholder Proposals — The Board of Directors recommends a vote AGAINST Proposals 5 and 6.

Proposal	For	Against	Abstain
5. Shareholder proposal to prohibit political funding.	☐	☐	☐
6. Shareholder proposal requesting a racial impact audit and report.	☐	☐	☐

D Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Anthem®

2022 Annual Meeting of Anthem, Inc. Shareholders

Meeting Access: https://meetnow.global/MN46ALF

To log in to the audio webcast as a shareholder, visit the meeting access link and click "Join Meeting Now" and provide your 15-digit control number from the reverse side of this Proxy Card. You will be asked to accept Computershare's terms and conditions.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/antm

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Anthem, Inc. Proxy Voting Instructions for Annual Meeting of Shareholders

Proxy Solicited by the Board of Directors for the Annual Meeting of Shareholders on May 18, 2022

Your shares of stock will be voted as you specify. If you sign and date your proxy card, but do not provide instructions, your shares of stock will be voted FOR each of the nominees set forth in Proposal 1, FOR Proposals 2, 3 and 4, and AGAINST Proposals 5 and 6.

By signing this PROXY, you revoke all prior proxies and appoint Blair W. Todt, John E. Gallina and Kathleen S. Kiefer, or any of them, as proxies, with the power to appoint substitutes, to vote your shares of stock of Anthem, Inc. that you would be entitled to cast if personally present at the Annual Meeting of Shareholders, and all adjournments or postponements of the meeting, on the matters shown on the reverse side of this card and, in their judgment and discretion, on such other business as may properly come before the meeting.

Your voice is important. You are strongly encouraged to vote your proxy online, by smartphone or by telephone in accordance with the instructions on the reverse side. However, if you wish to vote by mail, just complete, sign and date the reverse side of this card, and return in the enclosed envelope. If you wish to vote in accordance with the Board of Directors' recommendations, you need not mark the voting boxes, only return a signed card. If you do not sign and return a proxy, submit a proxy by telephone, through the internet or by smartphone, or participate in the meeting and vote by ballot, shares that you own directly cannot be voted.

Electronic distribution of proxy materials saves time, postage and printing costs, and is environmentally friendly. For electronic distribution of proxy materials in the future, log on to **www.envisionreports.com/antm.**

(Items to be voted appear on reverse side)

E Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.